<pre>

As filed with the
Securities and Exchange Commission On June 25, 2004
                                     Registration No.333-

           U. S. SECURITIES AND EXCHANGE COMMISSION
                   Washington, D.C. 20549
                 _________________________

                        FORM SB-2
                   REGISTRATION STATEMENT
                         UNDER THE
                   SECURITIES ACT OF 1933

                   CONECTISYS CORPORATION
           (Name of small business issuer in its charter

         Colorado                      3663              84-1017107
(State or other jurisdiction of  (Primary Standard )       (I.R.S.
incorporation or organization)  Industrial Classification Employer
                                    Code Number)          Identification)

               24730 Ave. Tibbitts, Suite 130,
                 Valencia, California 91355
   (Address and telephone number of Registrant's principal executive offices and principal place of business)
                  _________________________

                      Robert A. Spigno
                  Chief Executive Officer
                  ConectiSys Corporation
              24730 Avenue Tibbitts, Suite 130
                Valencia, California 91355
                      (661) 295-6763
      (Address and telephone number of principal executive offices and principal place of business)
                   _________________________

                        Copies to:
                  Larry A. Cerutti, Esq.
                   John T. Bradley, Esq.
                   Rutan & Tucker, LLP
             611 Anton Boulevard, 14th Floor
              Costa Mesa, California  92626
                      (714) 641-5100

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after this registration becomes effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. |X|

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. |__|

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |__|

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |__|

If the delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. |__|

                                          CALCULATION OF REGISTRATION FEE

TITLE OF EACH CLASS                               PROPOSED           PROPOSED
OF SECURITIES TO       AMOUNT OF SECURITIES   MAXIMUM OFFERING    MAXIMUM AGGERGATE         AMOUNT OF
BE REGISTERED          TO BE REGISTERED(1)(2)  PRICE PER UNIT(3)   OFFERING PRICE        REGISTRATION FEE(4)
------------------     ---------------------   ----------------   -----------------       ----------------
Common stock,          3,387,500,00              $0.0016          $5,420,000              $684.18
no par value
______________________________________________________________________________________________________________

        (1) The amount to be registered includes an indeterminate number of shares issuable upon conversion of or in respect of the debentures and the warrants, as such number may be adjusted as a result of stock splits, stock dividends and similar transactions in accordance with Rule 416 of the Securities Act of 1933. Pursuant to Rule 429, includes 7,500,000 shares being carried forward from the Registrant's Registration Statement No. 333-87062 and includes 5,000,000 shares being carried forward from the Registrant's Registration Statement No. 333-102781. Also includes 3,375,000,000 shares covered by this Registration Statement that are not presently covered by any other registration statement.

        (2) Represents shares of common stock being offered by selling security holders, which shares of common stock are issuable upon conversion of secured convertible debentures and upon exercise of warrants. The number of shares of common stock registered hereunder is based on the price of our common stock on the OTC Bulletin Board(R) on June 17, 2004 and represents a good faith estimate by the Company of the number of shares of common stock issuable upon conversion of the debentures and upon exercise of the warrants, multiplied by 200%, which amount we are obligated to register for resale under our agreements with the holders of our debentures.

        (3) The proposed maximum offering price per share has been estimated solely for the purpose of calculating the registration fee for the 3,375,000,000 shares covered by this Registration Statement that are not covered by any other registration statement and has been calculated pursuant to Rule 457(c) of the Securities Act of 1933 and is based upon the average of the high and low reported prices of the Registrant's common stock on the OTC Bulletin Board(R) on June 22, 2004.

        (4) Aggregate filing fees of at least $769.18 were previously paid by the Registrant under Registration Statements No. 333-87062 and 333- 102781 covering the 12,500,000 shares of common stock that are being carried forward onto this Registration Statement and such shares were registered for the first time thereunder. A filing fee of $684.18 was paid in connection with the filing of this Registration Statement to cover the 3,375,000,000 shares covered by this Registration Statement that are not presently covered by any other registration statement.
                                 ________________________

Pursuant to Rule 429, this Registration Statement contains a combined prospectus that covers 7,500,000 shares being carried forward from the Registrant's Registration Statement No. 333-87062 and covers 5,000,000 shares being carried forward from the Registrant's Registration Statement No. 333-102781, in addition to the 3,375,000,000 shares being registered for the first time hereunder.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement becomes effective on such date as the Commission, acting under Section 8(a), may determine.
_______________________________________________________________________________

                           DEREGISTRATION OF SECURITIES

        Pursuant to Rule 429, this Registration Statement contains a combined prospectus that covers 7,500,000 shares being carried forward from the Registrant's Registration Statement No. 333-87062 and covers 5,000,000 shares being carried forward from the Registrant's Registration Statement No. 333-102781, in addition to the 3,375,000,000 shares being registered for the first time hereunder.

        When declared effective, Registration Statement No. 333-87062 covered 55,500,000 shares of the Registrant's common stock and Registration Statement No. 333-102781 covered 229,000,000 shares of the Registrant's common stock. In accordance with the undertakings of the Registrant set forth in Registration Statements No. 333-87062 and 333- 102781, effective as of the date and time this Registration Statement is declared effective, the Registrant hereby deregisters such shares of its common stock that were registered on Registration Statements No. 333-87062 and 333-102781 but were not sold under such Registration Statements and that are not being carried forward onto this Registration Statement.

                   Subject To Completion, Dated June 25, 2004
PROSPECTUS
                               3,387,500,000 SHARES

                               CONECTISYS CORPORATION

                                    Common Stock

        The shares of our common stock being offered under this prospectus are being offered by some of our security holders identified in this prospectus for their own accounts. Our common stock trades on the OTC Bulletin Board(R) under the symbol "CNES." On June 22, 2004, the high and low sale prices for a share of our common stock were $.0018 and $.0014, respectively.

        The mailing address and the telephone number of our principal executive office is 24730 Avenue Tibbitts, Suite 130, Valencia, California 91355, (661) 295-6763.

                                 ____________________

                        Investing in our common stock involves risks. Please see "Risk Factors" beginning on page 5.
                                  ___________________

        The information in this prospectus is not complete and may be changed. The selling security holders identified in this prospectus may not sell these securities until the registration statement filed with the Securities and Exchange Commission, of which this prospectus is a part, is declared effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

        You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus.

                                 ____________________

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

                The date of this prospectus is                         , 2004.

                                 TABLE OF CONTENTS

Description                                                           Page No.
-----------                                                           --------

Prospectus Summary........................................................3
Risk Factors..............................................................5
Special Note Regarding Forward-Looking Statements........................13
Use of Proceeds..........................................................13
Price Range of Common Stock..............................................14
Dividend Policy..........................................................14
Capitalization...........................................................15
Management's Discussion and Analysis of Financial
Condition and Results of Operations......................................16
Business.................................................................23
Management...............................................................35
Certain Relationships and Related Transactions...........................44
Principal and Selling Security Holders...................................47
Plan of Distribution.....................................................52
Description of Capital Stock.............................................54
Legal Matters............................................................55
Experts..................................................................55
Where You Can Find More Information......................................55
Index to Financial Statements...........................................F-1

                            PROSPECTUS SUMMARY

        This summary highlights some information from this prospectus. Because it is a summary, it necessarily does not contain all of the information necessary to your investment decision. To understand this offering fully, you should read carefully the entire prospectus.

                            ConectiSys Corporation

        Since 1995, we have been engaged in the development of a low-cost automatic meter reading, or AMR, solution. We have developed a low- cost AMR solution that includes a proprietary system employing specialized hardware and software that will allow for residential and commercial applications. Our proprietary system is called H-Net(TM), which is a trademark of ConectiSys.

        We are currently developing our H-Net(TM) 5.0 wireless meter reading product which is designed to increase the data transmission range of our H-Net(TM) system over the data transmission range of our existing H- Net(TM) 4.0 product. The development of our H-Net(TM) 5.0 product is also directed at curing certain radio frequency interference experienced in our H-Net(TM) 4.0 product. We expect to submit to the United States Federal Communications Commission, or the FCC, by the end of our current fiscal year in September 2004, our H-Net(TM)
5.0 wireless meter reading product for approval for commercialization and sale. We expect that this approval by the FCC will occur within approximately 60 days following submission to the FCC of our H-Net(TM) 5.0 wireless meter reading product, but no assurances can be made that this approval will be obtained or that it will not be delayed. Once FCC approval is obtained, we expect that our H-Net(TM) 5.0 wireless meter reading product will be ready for full-scale commercial production.

        We have not yet sold any H-Net(TM) systems and we do not expect any significant sales of our H-Net(TM) systems until after FCC approval is obtained. Accordingly, we have not earned any significant revenues from the sale of our H-Net(TM) system. We have no history of revenues and have incurred significant losses since the beginning of the development of our H-Net(TM) system. We have a significant accumulated deficit and negative working capital. As a result of our financial condition, our independent auditors have issued a report questioning our ability to continue as a going concern.

        Our H-Net(TM) system has been developed as an AMR solution predominantly for application by utility companies and energy service providers to assist in the comprehensive, low-cost remote reading of electric energy meters in residential structures and the transmission of that data on a frequent basis to a centralized location where the data can be archived and further supplied to utility companies and energy service providers for billing purposes, energy usage tracking, energy consumption management and other uses.

        Our H-Net(TM) system is comprised of the following three principal components: H-Net(TM)-equipped meters, base stations and a network operating center. H-Net(TM)-equipped meters are designed to communicate with one another, relaying energy usage data back and forth, and ultimately communicate with a base station where energy usage data is then transmitted to a network operating center. Each base station is designed to service up to 20,000 H-Net(TM)-equipped meters and to transmit energy usage data to the network operating center in fifteen minute intervals, 24 hours per day. The network operating center is designed to collect and archive energy usage data and then distribute the data over the Internet to customers such as utility companies and energy service providers.

        We believe that our AMR solution in the form of our H-Net(TM) system is a cost-effective and useful AMR solution for meter reading applications and that its adoption will allow for new information regarding energy usage. We plan to provide a variety of additional services to our customers including remote meter reading, complete billing solutions and remote access and control of energy meters. We anticipate that our customers will include energy meter manufacturers, energy service providers, utility companies and end-users of energy

                                 The Offering

Common stock offered by selling security holders        3,387,500,000 (1)

Common stock outstanding prior to this offering         986,190,156 (2)

Common stock outstanding following this offering
if all shares are sold                                4,373,690,156 (1) (2)

Use of Proceeds                                       All proceeds of this
                                                      offering will be
                                                      received by selling
                                                      security holders for
                                                      their own accounts.

Risk Factors                                          You should read the
                                                      "Risk Factors" section
                                                      beginning on page 5, as
                                                      well as other cautionary
                                                      statements throughout
                                                      this prospectus, before
                                                      investing in shares of
                                                      our common stock.
_____________

        (1) Based on the price of our common stock on the OTC Bulletin Board(R) on June 17, 2004, the principal portions of the secured convertible debentures and the related warrants, and the other warrants, whose underlying shares of common stock are covered by this prospectus were, or upon their issuance would be, convertible into approximately 1,500,000,000 shares of common stock. The purchasers of our secured convertible debentures have committed to purchase, in two separate tranches, additional secured convertible debentures and related warrants, the underlying shares of which are included in such amount. We have agreed to register for resale by the selling security holders 200% of the shares of common stock underlying all convertible debentures and related warrants that the selling security holders have purchased and that they are obligated to purchase. Accordingly, the common stock offering by the selling security holders assumes exercise of all of the warrants whose underlying shares of common stock are covered by this prospectus in exchange for 13,750,000 shares of common stock and conversion of the principal amount of all of the debentures plus accrued interest into 1,680,000,000 shares of common stock, and the immediate resale of all of those shares of common stock.

        (2) The number of shares of common stock that will be outstanding after this offering is based on the 4,373,690,156 shares outstanding as of June 22, 2004, and excludes the following:

                o 13,807,154 shares of common stock issuable upon exercise of outstanding stock options, at a weighted average exercise price of $.167;

                o shares of common stock issuable upon exercise of warrants or conversion of debentures whose underlying shares of common stock are covered by this prospectus;

                o approximately 2,510,000 shares of common stock issuable or to become issuable upon exercise or conversion of outstanding warrants and other convertible securities, other than the stock options identified above and the warrants and other convertible securities whose underlying shares of common stock are covered by this prospectus; and

                o any additional shares of common stock we may issue from time to time after June 22, 2004.

                                  RISK FACTORS

        An investment in our common stock involves a high degree of risk. In addition to the other information in this prospectus, you should carefully consider the following risk factors before deciding to invest in shares of our common stock. If any of the following risks actually occurs, it is likely that our business, financial condition and operating results would be harmed. As a result, the trading price of our common stock could decline, and you could lose part or all of your investment.

                            Risks Related to Our Business

        We have no history of revenues, have incurred significant losses, expect continued losses and may never achieve profitably. If we continue to incur losses, we may have to curtail our operations, which may prevent us from successfully deploying our H-Net(TM) wireless meter reading system.

        We have no history of revenues, have not been profitable and expect continued losses. Historically, we have relied upon cash from financing activities to fund all of the cash requirements of our activities and have incurred significant losses and experienced negative cash flow. As of September 30, 2003, we had an accumulated deficit of approximately $2,962,000. For our fiscal year ended September 30, 2003, we incurred a net loss of approximately $2,387,000 and for our fiscal year ended September 30, 2002, we incurred a net loss of approximately $2,347,000. We cannot predict when we will become profitable or if we ever will become profitable, and we may continue to incur losses for an indeterminate period of time and may never achieve or sustain profitability. An extended period of losses and negative cash flow may prevent us from successfully deploying our H-Net(TM) wireless meter reading system, or our H-Net(TM) system, and operating or expanding our business. As a result of our financial condition, our independent auditors have issued a report questioning our ability to continue as a going concern.

        Our significant losses have resulted principally from costs incurred in connection with the development of our H-Net(TM) system and from costs associated with our administrative activities. We expect our operating expenses to dramatically increase as a result of our planned deployment of our H-Net(TM) system. Since we have only recently completed the development of our H-Net(TM) system, have no operating history and no existing sources of revenues, we cannot assure you that our business will ever become profitable or that we will ever generate sufficient revenues to meet our expenses and support our planned activities. Even if we are able to achieve profitability, we may be unable to sustain or increase our profitability on a quarterly or annual basis.

        Our independent auditors have issued a report questioning our ability to continue as a going concern. This report may impair our ability to raise additional financing and adversely affect the price of our common stock.

        The report of our independent auditors contained in our financial statements for the years ended September 30, 2003 and 2002 includes a paragraph that explains that we have incurred substantial losses and have a working capital deficit. This report raises substantial doubt about our ability to continue as a going concern. Reports of independent auditors questioning a company's ability to continue as a going concern are generally viewed unfavorably by analysts and investors. This report may make it difficult for us to raise additional debt or equity financing necessary to continue the development and deployment of our H-Net(TM) system. We urge potential investors to review this report before making a decision to invest in ConectiSys.

        Without substantial additional financing, we may be unable to achieve the objectives of our current business strategy, which could force us to delay, curtail or eliminate our product and service development programs.

        We require additional financing to produce cost-reduced hardware for our H-Net(TM) system capable of large-scale manufacturing and to complete the development of our H-Net(TM) 5.0 wireless meter reading product. We also require additional funding to obtain and implement contracts and joint venture agreements with meter manufacturers. If we are unable to obtain this financing, we could be forced to delay, curtail or eliminate certain product and service development programs or entirely abandon our planned deployment of our H-Net(TM) system. In addition, our inability to obtain financing could have such a material adverse effect on our business, prospects, results of operations or financial condition, that we may be forced to restructure, file for bankruptcy, sell assets or cease operations entirely, any of which could jeopardize an investment in our common stock.

        We need and may be unable to obtain additional financing on satisfactory terms, which may require us to accept financing on burdensome terms that may cause substantial dilution to our shareholders and impose onerous financial restrictions on our business.

        We require additional financing. Deteriorating global economic conditions may cause prolonged declines in investor confidence in and accessibility to capital markets. Future financing may not be available on a timely basis, in sufficient amounts or on terms acceptable to us. This financing may also dilute existing shareholders' equity. Any debt financing or other financing of securities senior to our common stock will likely include financial and other covenants that will restrict our flexibility. At a minimum, we expect these covenants to include restrictions on our ability to pay dividends on our common stock. Any failure to comply with these covenants would have a material adverse effect on our business, prospects, financial condition and results of operations because we could lose any then-existing sources of financing and our ability to secure new sources of financing may be impaired.

        We are subject to an injunction imposed by a federal court for violating the federal securities laws, which may make it more difficult to raise financing.

        In 1997, the Securities and Exchange Commission filed suit in the United States District Court in the Central District of California against ConectiSys and another individual seeking permanent injunctions and civil penalties based on alleged violations of Sections 5(a), 5(c) and 17(a)(1)-(3) of the Securities Act of 1933, Section 10(b) of the Securities Exchange Act of 1934 and Rule 10b-5 thereunder in connection with the sale of common stock of ConectiSys in 1996. In March 1999, we agreed with the Securities and Exchange Commission to the terms of a settlement of its litigation against us. Under the terms of that settlement, we dismissed our then-pending appeal of a judgment against us in favor of the Securities and Exchange Commission and accepted a permanent injunction against us prohibiting actions that would violate federal securities laws in connection with the offer, purchase or sale of securities. The Securities and Exchange Commission agreed to waive a requirement of the judgment under appeal that we disgorge $175,000 of proceeds from the sale of our common stock due to our inability to pay this amount. On March 9, 1999, an amended final judgment of permanent injunction and other relief memorializing these agreements was entered in connection with the execution by us of a consent to entry of injunction. An injunction of this nature is viewed unfavorably by analysts and investors and may make it more difficult for us to raise additional debt or equity financing necessary to run our business.

        Our default on the repayment of the convertible debentures held by certain security holders could have a material and adverse effect on our business, prospects, results of operations or financial condition.

        Unpaid principal and accrued and unpaid interest on our convertible debentures becomes immediately due and payable from one to two years from their date of issuance, depending on the debenture, or earlier in the event of a default. The events of default under the convertible debentures are similar to those customary for convertible debt securities, including breaches of material terms, failure to pay amounts owed, delisting of our common stock from the OTC Bulletin Board(R) or failure to comply with the conditions of listing on the OTC Bulletin Board(R). If we default on our obligations under the convertible debentures, we may be required to immediately repay the outstanding principal amounts of the debentures and any accrued and unpaid interest. The cash required to repay such amounts would likely have to be taken from our working capital. Since we rely on our working capital to sustain our day to day operations and the development of our H-Net(TM) system, a default on the convertible debentures could have a material and adverse effect on our business, prospects, results of operations or financial condition.

        We rely heavily on our management, and the loss of their services could materially and adversely affect our business.

        Our success is highly dependent upon the continued services of key members of our management, including our Chairman of the Board and Chief Executive Officer, Robert A. Spigno, and our Chief Technology Officer, Lawrence Muirhead. The loss of Messrs. Spigno or Muirhead or one or more other key members of management could have a material adverse effect on us because each of these individuals has experience and skills upon which we draw heavily in our day-to-day operations, strategic planning or research and development activities. The development and operation of our H-Net(TM) system is largely dependent upon the skills and efforts of Mr. Muirhead. Although we have entered into employment agreements with Messrs. Spigno and Muirhead, we cannot assure the continued services of these key members of our management team. We do not maintain key-man life insurance policies on any member of management.

        We have a limited operating history of approximately eight years and very limited operating experience; therefore, regardless of the viability or market acceptance of our H-Net(TM) system, we may be unable to achieve profitability or realize our other business goals.

        Our H-Net(TM) system is the result of a new venture. We have been engaged in research and development of automatic meter reading technologies since 1995, and we have only recently completed limited pilot programs for our first and only product, our H-Net(TM) automatic meter reading system. We have generated no operating revenues from our H-Net(TM) system and have not commenced any of the widespread marketing and other functions that we anticipate will be required for successful deployment of our H-Net(TM) system. Deployment of our H- Net(TM) system will involve large-scale cost-reduction manufacturing runs for the production of the components employed in our H-Net(TM) system. Our success will depend in large part on our ability to deal with the problems, expenses and delays frequently associated with bringing a new product to market. Because we have little experience in the deployment and operational aspects of automatic meter reading technologies, we may be unable to successfully deploy and operate our H-Net(TM) system even if our H-Net(TM) system proves to be a viable automatic meter reading solution and achieves market acceptance. Consequently, we may be unable to achieve profitability or realize our other business goals.

        Many companies with greater resources and operating experience are developing technology similar to that employed in our H-Net(TM) system. These companies could successfully compete with us and negatively affect the deployment of our H-Net(TM) system and our opportunity to achieve profitability.

        We anticipate significant competition with our H-Net(TM) system from many companies. Our H-Net(TM) system is designed to compete with companies such as those that offer meter reading services utilizing modem and telephone line communications or drive-by data collection capabilities. Our H-Net(TM) system may compete with numerous companies, including Schlumberger Ltd., Itron, Inc., CellNet Data Systems, Hunt Technologies and Metricom Corporation, each of which has significantly more resources and operational and product development experience than we do. Some of our potential customers, namely, meter manufacturers and utility companies, may decide to develop their own products or service offerings that directly compete with our H-Net(TM) system. Although we believe that our H-Net(TM) system will be competitive in the marketplace, we cannot assure you that these or other companies with greater experience and greater resources than ConectiSys will not negatively affect our business prospects and impair our ability to achieve profitability.

        We are targeting a new and evolving market and we cannot be certain that our business strategy will be successful.

        The automation of utility meter reading and data distribution is a relatively new and rapidly changing market. We cannot accurately predict the size of this market or its potential growth. Our system is one possible solution for AMR and data distribution. It has not been adopted as an industry standard and it may not be adopted on a broad scale. Competing systems have been and likely will continue to be selected by utilities and other potential clients. Participants in the utility industry have historically been cautious and deliberate in making decisions concerning the adoption of new technology. This process, which can take up to several years to complete, may include the formation of evaluation committees, a review of different technical options, technology trials, equipment testing and certification, performance and cost justifications, regulatory review, one or more requests for vendor quotes and proposals, budgetary approvals and other steps. Only a limited number of utilities have made a commitment to purchase our products to date. Consequently, if our H-Net(TM) system as an AMR solution is unsuccessful and we are unable to enter into AMR or data distribution contracts on terms favorable to us, our business, results of operations and financial condition could be materially and adversely affected.

        The new and evolving nature of the market that we intend to target makes an accurate evaluation of our business prospects and the formulation of a viable business strategy very difficult. Accordingly, our business strategy may be faulty or even obsolete and as a result, we may not properly plan for or address many obstacles to success, including the following:

        o the timing and necessity of substantial expenditures for the development and deployment of our H-Net(TM) system;

        o the failure to strategically position ourselves in relation to joint venture or strategic partners, and potential and actual competitors;
        o the failure of our H-Net(TM) system to satisfy the needs of the market that we intend to target and the resulting lack of widespread or adequate acceptance of our H-Net(TM) system; and
        o the difficulties in managing rapid growth of operations and personnel.

        Our failure to manage growth effectively could impair our business.

        We do not currently have revenue-generating operations but our strategy envisions a period of rapid growth that may impose a significant burden on our administrative and operational resources. Our ability to effectively manage growth will require us to substantially expand the capabilities of our administrative and operational resources and to attract, train, manage and retain qualified engineers, technicians, salespersons and other personnel. There can be no assurance that we will be able to do so. If we are unable to successfully manage our growth, our business, prospects, results of operations and financial condition could be materially and adversely affected.

        Because we believe that proprietary rights are material to our success, misappropriation of those rights or claims of infringement or legal actions related to intellectual property could adversely impact our financial condition.

        We currently rely on a combination of contractual rights, copyrights, trademarks and trade secrets to protect our proprietary rights. However, although our H-Net(TM) system and its constituent components could benefit from patent protection, we have chosen to retain the proprietary rights associated with our H-Net(TM) system predominantly as trade secrets. Although we currently rely to a great extent on trade secret protection for much of our technology, we cannot assure you that our means of protecting our proprietary rights will be adequate or that our competitors will not independently develop comparable or superior technologies or obtain unauthorized access to our proprietary technology.

        We own, license or have otherwise obtained the right to use certain technologies incorporated in our H-Net(TM) system. We may receive infringement claims from third parties relating to our products and technologies. In those cases, we intend to investigate the validity of the claims and, if we believe the claims have merit, to respond through licensing or other appropriate actions. To the extent claims relate to technology included in components purchased from third-party vendors for incorporation into our products, we would forward those claims to the appropriate vendor. If we or our component manufacturers are unable to license or otherwise provide any necessary technology on a cost-effective basis, we could be prohibited from marketing products containing that technology, incur substantial costs in redesigning products incorporating that technology, or incur substantial costs defending any legal action taken against us.

                     Risks Related To This Offering

        Shares of our common stock eligible or to become eligible for public sale could adversely affect our stock price and make it difficult for us to raise additional capital through sales of equity securities.

	As of June 22, 2004, we had outstanding 986,190,156 shares of common stock, of which approximately 365,000,000 shares were unrestricted under the Securities Act of 1933. As of June 22, 2004, we also had outstanding options, warrants, promissory notes, convertible debentures and preferred stock that were exercisable for or convertible into approximately 2,950,000,000 shares of common stock, approximately 2,917,000,000 of which are covered by registration rights. Sales of a substantial number of shares of our common stock in the public market, or the perception that sales could occur, could adversely affect the market price of our common stock. Any adverse effect on the market price of our common stock could make it difficult for us to raise additional capital through sales of equity securities at a time and at a price that we deem appropriate.

        Conversion or exercise of our outstanding derivative securities could substantially dilute your investment because the conversion and exercise prices of those securities and/or the number of shares of common stock issuable upon conversion or exercise of those securities are subject to adjustment.

	We have issued various notes, debentures and warrants that are convertible or exercisable at prices that are subject to adjustment due to a variety of factors, including fluctuations in the market price of our common stock and the issuance of securities at an exercise or conversion price less than the then-current exercise or conversion price of those notes, debentures or warrants. As of June 22, 2004, the closing price of a share of our common stock on the OTC Bulletin Board(R) was $.0014. On that date, our notes, debentures and warrants outstanding with adjustable conversion and/or exercise prices were convertible or exercisable into approximately 2,923,000,000 shares of our common stock. The number of shares of common stock that these adjustable securities ultimately may be converted into or exercised for could prove to be greater than this amount if the market price of our common stock declines. You could, therefore, experience substantial dilution of your investment as a result of the conversion or exercise of our outstanding derivative securities.

        The applicable conversion price of our debentures and a convertible promissory note issued to certain security holders is variable and does not have a lower-limit, therefore the dilutive effect to our existing security holders is theoretically limitless. However, because the variable conversion price of these debentures and convertible promissory note has an upper limit, an increase in the trading price of a share of our common stock will result in a limited benefit to existing security holders with respect to the conversion of these debentures and the convertible promissory note. The following table sets forth the number of shares issuable upon conversion of the aggregate principal portion of our convertible debentures issued to certain security holders and outstanding as of June 22, 2004, which amount was $1,536,757, and is based upon the indicated hypothetical trading prices:


                                            Approximate
                                             Number of        Percentage of
Hypothetical                                  Shares            Company's
Trading Price     Conversion Price (1)      Issuable (2)     Common Stock (3)
-------------    ---------------------     ------------     -----------------
   $.006              $.0024               640,000,000           39.4%
   $.004              $.0016               960,000,000           49.3%
   $.002              $.0008             1,921,000,000           66.1%
   $.001              $.0004             3,842,000,000           79.6%
______________________

  (1)   The conversion price of our debentures and the convertible promissory note is the lower of 40% of the average of the three lowest intraday trading prices of a share of our common stock on the OTC Bulletin Board(R) during the twenty trading days immediately preceding the conversion date, and either (a) $.06 for the March, May and June 2002 convertible debentures, (b) $.01 for the November 2002, March and May 2003 convertible debentures, or (c) $.005 for the November and December 2003 and the February, March and April 2004 convertible debentures. As of June 22, 2004, the applicable conversion price was approximately $.0006.
  (2) Our current authorized capital allows us to issue a maximum of 1,000,000,000 shares of common stock; however, we have filed a proxy statement with the Securities and Exchange Commission covering, among other things, a proposal to be voted on by our shareholders to increase our authorized shares of common stock from 1,000,000,000 shares to 7,500,000,000 shares.

  (3) Amounts are based on 986,190,156 shares of our common stock outstanding as of June 22, 2004 plus the corresponding number of shares issuable. Each of the holders of our convertible debentures may not convert our debentures into more than 4.9% of our then-outstanding common stock; however, the holders may waive the 4.9% limitation, thus allowing the conversion of their debentures into a number of shares of common stock in excess of 4.9% of our then-outstanding common stock.

        The holders of certain of our convertible debentures may elect to receive payment for accrued and unpaid interest on our convertible debentures in shares of our common stock based on the conversion price and on the same terms described above with respect to conversions of the principal portion of these debentures. As a result of conversions of the principal or interest portion of our convertible debentures and related sales of our common stock by the holders of our convertible debentures, the market price of our common stock could be depressed, thereby resulting in a significant increase in the number of shares issuable upon conversion of the principal and interest portions of these debentures. You could, therefore, experience substantial dilution of your investment as a result of the conversion of the principal or interest portions of our convertible debentures.

        If our security holders engage in short sales of our common stock, including sales of shares to be issued upon conversion or exercise of derivative securities, the price of our common stock may decline.

        Selling short is a technique used by a shareholder to take advantage of an anticipated decline in the price of a security. A significant number of short sales or a large volume of other sales within a relatively short period of time can create downward pressure on the market price of a security. The decrease in market price would allow holders of our derivative securities that have conversion or exercise prices based upon a discount on the market price of our common stock to convert or exercise their derivative securities into or for an increased number of shares of our common stock. Further sales of common stock issued upon conversion or exercise of our derivative securities could cause even greater declines in the price of our common stock due to the number of additional shares available in the market, which could encourage short sales that could further undermine the value of our common stock. You could, therefore, experience a decline in the value of your investment as a result of short sales of our common stock.

        Our current financing arrangements could prevent our common stock from being listed on Nasdaq or other principal markets.

        Nasdaq and other principal markets require that, to be eligible for inclusion in the stock market, a company's common stock have a specified minimum bid price per share. Convertible debenture financings, especially those with variable conversion prices with low or no low-price limits, characteristically exert downward pressure on the market for a company's common stock. This pressure, if applied against the market for our common stock, may prevent our common stock from being listed on Nasdaq or other principal markets.

        Our common stock price is subject to significant volatility, which could result in substantial losses for investors and in litigation against us.

        The stock market as a whole and individual stocks historically have experienced extreme price and volume fluctuations, which often have been unrelated to the performance of the related corporations. During the three months ended December 31, 2003, the high and low closing bid prices of our common stock were $.0069 and $.0022, respectively. The market price of our common stock may exhibit significant fluctuations in the future response to various factors, many of which are beyond our control and which include:

        o variations in our quarterly operating results, which variations could result from, among other things, changes in the needs of one or more of our customers;
        o changes in market valuations of similar companies and stock market price and volume fluctuations generally;
        o economic conditions specific to the industries in which we operate;
        o announcements by us or our competitors of new or enhanced products, technologies or services or significant contracts, acquisitions, strategic relationships, joint ventures or capital commitments;
        o       regulatory developments;
        o       additions or departures of key personnel; and
        o future sales of our common stock or other debt or equity securities.

        If our operating results in future quarters fall below the expectations of market makers, securities analysts and investors, the price of our common stock likely will decline, perhaps substantially. In the past, securities class action litigation often has been brought against a company following periods of volatility in the market price of its securities. We may in the future be the target of similar litigation. Securities litigation could result in substantial costs and liabilities and could divert management's attention and resources. Consequently, the price at which you purchase shares of our common stock may not be indicative of the price that will prevail in the trading market. You may be unable to sell your shares of common stock at or above your purchase price, which may result in substantial losses to you.

        Because we are subject to the "Penny Stock" rules, the level of trading activity in our stock may be reduced.

        Broker-dealer practices in connection with transactions in "penny stocks" are regulated by penny stock rules adopted by the Securities and Exchange Commission. Penny stocks, like shares of our common stock, generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on Nasdaq). The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and, if the broker-dealer is the sole market maker, the broker-dealer must disclose this fact and the broker-dealer's presumed control over the market, and monthly account statements showing the market value of each penny stock held in the customer's account. In addition, broker-dealers who sell these securities to persons other than established customers and "accredited investors" must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. Consequently, these requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a security subject to the penny stock rules, and investors in our common stock may find it difficult to sell their shares.

        Because our stock is not listed on a national securities exchange, you may find it difficult to dispose of or obtain quotations for our common stock.

        Our common stock trades under the symbol "CNES" on the OTC Bulletin Board(R). Because our stock trades on the OTC Bulletin Board(R) rather than on a national securities exchange, you may find it difficult to either dispose of, or to obtain quotations as to the price of, our common stock.

        Our preferred stock may delay or prevent a takeover of ConectiSys, possibly preventing you from obtaining higher stock prices for your shares.

        Our board of directors has the authority to issue up to 50,000,000 shares of preferred stock and to fix the rights, preferences, privileges and restrictions, including voting rights of those shares, without any further vote or action by our shareholders. Of these shares, 1,000,000 shares have been designated as Class A Preferred Stock and 1,000,000 shares have been designated as Class B Preferred Stock. The rights of the holders of our common stock are subject to the rights of the holders of our outstanding preferred stock and will be subject to, and may be adversely affected by, the rights of the holders of any preferred stock that we may issue in the future. The issuance of preferred stock, while providing desired flexibility in connection with possible acquisitions and other corporate purposes, could have the effect of making it more difficult for a third party to acquire a majority of our outstanding voting stock, which would delay, defer or prevent a change in control of ConectiSys. Furthermore, preferred stock may have other rights, including economic rights senior to the common stock, and, as a result, the issuance of preferred stock could adversely affect the market value of our common stock.

               SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus contains forward-looking statements, including among others:

        o       our product development activities;
        o our business strategy for establishing a presence in the AMR market;
        o anticipated trends in our financial condition and results of operations; and
        o our ability to distinguish ourselves from our current and future competitors.

        We use words like "believe," "expect," "may," "will," "could," "seek," "estimate," "continue," "anticipate," "intend," "future," "plan" or variations of those terms and other similar expressions, including their use in the negative, to identify forward-looking statements. You should not place undue reliance on these forward-looking statements, which speak only as to our expectations as of the date of this prospectus. These forward-looking statements are subject to a number of risks and uncertainties, including those identified under "Risk Factors" and elsewhere in this prospectus. Although we believe that the expectations reflected in these forward-looking statements are reasonable, actual conditions in the data storage and digital entertainment industries, and actual conditions and results in our business, could differ materially from those expressed in these forward-looking statements. In addition, none of the events anticipated in the forward-looking statements may actually occur. Any of these different outcomes could cause the price of our common stock to decline substantially. Except as required by law, we undertake no duty to update any forward-looking statement after the date of this prospectus, either to conform any statement to reflect actual results or to reflect the occurrence of unanticipated events.

                               USE OF PROCEEDS

        We will not receive any of the proceeds from the sale of the shares of common stock offered under this prospectus by the selling security holders. Rather, the selling security holders will receive those proceeds directly.

                          PRICE RANGE OF COMMON STOCK

        The following table shows the high and low closing bid prices of our common stock for the periods presented, as obtained from Pink Sheets LLC, a research service that compiles quote information reported on the National Association of Securities Dealers composite feed or other qualified interdealer quotation medium. The quotations listed below reflect interdealer prices, without retail mark-up, mark-down or commissions, and may not represent actual transactions. Our common stock trades on the OTC Bulletin Board(R) under the symbol "CNES."


                                                        Price Range
                                                       -------------
                                                        High    Low
                                                        ----    ---
Year Ended September 30, 2002:
        First Quarter (October 1 - December 31).... $   0.19   $ 0.095
        Second Quarter (January 1 - March 30)......     0.105    0.07
        Third Quarter (April 1 - June 30)..........     0.10     0.016
        Fourth Quarter (July 1 - September 30).....     0.036    0.007

Year Ended September 30, 2003
        First Quarter..............................  $  0.018   $0.008
        Second Quarter.............................     0.012    0.003
        Third Quarter..............................     0.007    0.0025
        Fourth Quarter.............................     0.0075   0.0025

Year Ending September 30, 2004
        First Quarter..............................  $  0.0069  $0.0022

        As of June 22, 2004, we had 986,190,156 shares of common stock outstanding and held of record by approximately 790 shareholders, and the high and low sale prices of a share of our common stock on the OTC Bulletin Board(R) on that date were $.0018 and $.0014, respectively. Within the holders of record of our common stock are depositories such as Cede & Co. that hold shares of stock for brokerage firms which, in turn, hold shares of stock for beneficial owners.

                                  DIVIDEND POLICY

        We have never paid cash dividends on our common stock and do not currently intend to pay cash dividends on our common stock in the foreseeable future. We are restricted from paying dividends on our common stock under state law, and the terms of our secured convertible debentures. We currently anticipate that we will retain any earnings for use in the continued development of our business.

                                  CAPITALIZATION

        The following table sets forth our capitalization as of March 31,
2004. You should read this information together with our consolidated financial statements and the notes relating to those statements appearing elsewhere in this prospectus. The table excludes an aggregate of approximately 1,578,000,000 shares of common stock that were issuable upon conversion or exercise of outstanding convertible notes, debentures, options and warrants as of March 31, 2004.
                                                                March 31, 2004
                                                             ------------------
Cash.........................................................$           43,269
                                                             ==================
Long-term debt, less current portion.........................$           48,500
                                                             ==================
Shareholders' equity:
 Preferred stock, $1.00 par value. Authorized 50,000,000 shares.
 Class A Preferred Stock, $1.00 par value, 1,000,000 shares
 authorized, 215,865 shares issued and outstanding............          215,865

Common stock, no par value. Authorized 1,000,000,000 shares;
 issued and outstanding, 726,799,714 shares...................       20,208,640

Additional paid in capital:
 Class B B Convertible Preferred Stock, $1.00 par value,
 1,000,000 shares authorized, no shares issued and outstanding
 1,000,000 stock options exercisable..........................          100,000

 Common stock, no par value. 13,807,154 stock options and
  warrants exercisable........................................        1,355,873

Accumulated deficit.............................................    (27,147,072)
                                                                 ---------------
   Total shareholders' equity (deficit)......................... $   (5,266,694)
                                                                 ---------------
   Total capitalization......................................... $   (5,266,694)
                                                                 ---------------

               MANAGEMENT'S DISCUSSION AND ANALYSIS OF             FINANCIAL
               CONDITION AND RESULTS OF OPERATIONS

        The following discussion and analysis should be read in conjunction with our consolidated financial statements and notes and the information included under the caption "Risk Factors" included elsewhere in this prospectus. Except for historical information, the following discussion contains forward-looking statements that involve risks and uncertainties, such as statements of our plans, objectives, expectations and intentions and our current beliefs regarding revenues we might earn if we are successful in implementing our business strategies. See "Special Note Regarding Forward-Looking Statements" for further information regarding forward-looking statements. Our actual results may differ materially from the results discussed in the forward-looking statements as a result of a number of factors, many of which are beyond our control, including those factors discussed under "Risk Factors" and other headings in this prospectus, which could, among other things, cause the price of our common stock to fluctuate substantially.

Overview

        Since 1995, we have been engaged in the development of a low-cost automatic meter reading, or AMR, solution. We have developed a low- cost AMR solution that includes a proprietary system employing specialized hardware and software that will allow for residential and commercial applications. Our proprietary system is called H-Net(TM), which is a trademark of ConectiSys.

        We are currently developing our H-Net(TM) 5.0 wireless meter reading product which is designed to increase the data transmission range of our H-Net(TM) system over the data transmission range of our existing H-Net(TM) 4.0 product. The development of our H-Net(TM) 5.0 product is also directed at curing certain radio frequency interference experienced in our H-Net(TM) 4.0 product. We expect to submit to the FCC, by the end of our current fiscal year in September 2004, our H- Net(TM) 5.0 wireless meter reading product for approval for commercialization and sale. We expect that this approval by the FCC will occur within approximately 60 days following submission to the FCC of our H-Net(TM) 5.0 wireless meter reading product, but no assurances can be made that this approval will be obtained or that it will not be delayed. Once FCC approval is obtained, we expect that our H-Net(TM) 5.0 wireless meter reading product will be ready for full- scale commercial production.

        We have not yet sold any H-Net(TM) systems and we do not expect any significant sales of our H-Net(TM) systems until after FCC approval is obtained. Accordingly, we have not earned any significant revenues from the sale of our H-Net(TM) system. We have no history of revenues and have incurred significant losses since the beginning of the development of our H-Net(TM) system. We have a significant accumulated deficit and negative working capital. As a result of our financial condition, our independent auditors have issued a report questioning our ability to continue as a going concern.

Critical Accounting Policies and Estimates

        The following discussion and analysis is based upon our financial statements, which have been prepared using accounting principles generally accepted in the United States of America. The preparation of our financial statements requires management to make estimates and assumptions that affect the reported amounts of revenue and expenses, and assets and liabilities, during the periods reported. Estimates are used when accounting for certain items such as depreciation, likelihood of realization of certain assets, employee compensation programs and valuation of intangible assets. We base our estimates on historical experience and other assumptions that we believe are reasonable under the circumstances. Actual results may differ from our estimates.

        We believe the following critical accounting policies affect our more significant judgments and estimates used in the preparation of our financial statements. We have based our financial statements on the assumption of our operations continuing as a going concern. As a result, we continue to depreciate fixed assets and show certain debts as long-term. We have written-off the value of technology in prior periods because the realization of that value was doubtful. Our compensation of consultants and employees with our capital stock is recorded at estimated market value. The volatile nature of the price of our common stock causes wide disparities in certain valuations.

Results of Operations

        Comparison of Results of Operations for the Six Months Ended March 31, 2004 and 2003

        We did not generate any revenues for the six months ended March 31, 2004 and March 31, 2003. Cost of sales for the six months ended March 31, 2004 was $22,195 as compared to $35,014 for the six months ended March 31, 2003, a decrease of $12,819 or 36.6%. This decrease in cost of sales primarily was due to a decrease in production of models and prototypes of our H-Net(TM) products that are used for sales and marketing purposes.

        General and administrative expenses decreased by $254,766 or 28.7% to $632,350 for the six months ended March 31, 2004 as compared to $887,116 for the six months ended March 31, 2003. This decrease was primarily due to decreased expenses associated with legal and consulting services.

	Interest expense increased by $510,051 or 49.2% to $1,037,489 for the six months ended March 31, 2004 as compared to $527,438 for the six months ended March 31, 2003. This increase was primarily due to an expense in the amount of $563,258 resulting from the reduction in October 2003 of the variable conversion price of our outstanding convertible debentures from 50% to 40% of the average of the lowest three intra-day trading prices of a share of our common stock during the twenty trading days immediately preceding conversion.

        Net loss for the six months ended March 31, 2004 increased by $392,466 or 27.1% to $1,842,034 as compared to a net loss of $1,449,568 for the six months ended March 31, 2003.

        Comparison of Results of Operations for the Fiscal Years Ended September 30, 2003 and 2002

        We did not generate any revenues for the fiscal years ended September 30, 2003 and September 30, 2002. Cost of sales for fiscal 2003 was $148,675 as compared to $73,667 for fiscal 2002, an increase of $75,008 or 102%. This increase in cost of sales primarily was due to an increase in production of models and prototypes of our H-Net(TM) products that are used for sales and marketing purposes.

        General and administrative expenses decreased by $436,002 or 24% to $1,372,655 for fiscal 2003 as compared to $1,808,657 for fiscal 2002. This decrease in general and administrative expenses primarily was due to a substantial decrease in fees paid to outside consultants.

        Interest expense increased by $401,136 or 86% to $865,546 during fiscal 2003 as compared to $464,410 for fiscal 2002. This increase in interest expense primarily was due to an increase in borrowings under our convertible debentures and other promissory notes during fiscal 2003.

        Net loss for fiscal 2003 increased by $40,143 or 2% to $2,386,875 as compared to a net loss of $2,346,732 for fiscal 2002. The decrease in general and administrative expenses described above were substantially offset by the significant increase in interest expense also described above.

Liquidity and Capital Resources

        During the twelve months ended September 30, 2003 and the three and six months ended March 31, 2004 we financed our operations solely through private placements of securities. We are currently developing our H-Net(TM)
5.0 wireless meter reading product. We expect to submit to the FCC by the end of our current fiscal year in September 2004, our H-Net(TM) 5.0 wireless meter reading product for approval for commercialization and sale. We expect that this approval by the FCC will occur within approximately 60 days following submission to the FCC of our H-Net(TM) 5.0 wireless meter reading product, but no assurances can be made that this approval will be obtained or that it will not be delayed.

        We have not yet sold any H-Net(TM) systems and we do not expect any significant sales of our H-Net(TM) systems until after FCC approval is obtained. Accordingly, we have not earned any significant revenues from the sale of our H-Net(TM) systems. We have no history of revenues and have incurred significant losses since the beginning of the development of our H-Net(TM) system. We have a significant accumulated deficit and negative working capital. As a result of our financial condition, our independent auditors have issued a report questioning our ability to continue as a going concern. Our consolidated financial statements as of and for the years ended September 30, 2003 and 2002 have been prepared on a going concern basis, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business.

        As of March 31, 2004, we had negative working capital of approximately $5,270,000 and an accumulated deficit of approximately $27,147,000. As of that date, we had approximately $43,000 in cash and cash equivalents. We had accounts payable and accrued compensation expenses of approximately $1,613,000. We had other liabilities, including amounts due to officers, accrued interest, notes payable and current portion of long term debt of approximately $3,910,000, including those issued prior to the beginning of fiscal year 2004. To the extent convertible debentures or promissory notes that we have issued are converted into shares of common stock, we will not be obligated to repay the converted amounts.

        Cash used in our operating activities totaled approximately $450,000 for the six months ended March 31, 2004 as compared to approximately $536,000 for the six months ended March 31, 2003. No cash was provided by our investing activities for the six months ended March 31, 2004 and March 31, 2003.

        Cash provided by our financing activities totaled $491,000 for the six months ended March 31, 2004 as compared to $548,000 for the six months ended March 31, 2003. We raised all of the cash provided by financing activities during the six months ended March 31, 2004 from the issuance of common stock, convertible debentures and/or promissory notes.

        As of March 29, 2003, we were in default in the repayment of principal of approximately $114,000 plus related interest on our secured convertible debentures due March 29, 2003; as of May 10, 2003, we were in default in the repayment of principal of approximately $150,000 plus related interest on our secured convertible debentures due May 10, 2003; as of June 17, 2003, we were in default in the repayment of principal of approximately $300,000 plus related interest on our secured convertible debentures due June 17, 2003; as of November 27, 2003 we were in default in the repayment of principal of approximately $200,000 plus related interest on our secured convertible debentures due November 27, 2003; as of March 3, 2004, we were in default in the repayment of principal of approximately $123,000 plus related interest on our secured convertible debentures due March 3, 2004; and as of May 12, 2004, we were in default in the repayment of principal of approximately $150,000 plus related interest on our secured convertible debentures due May 12, 2004. As of June 22, 2004, each of these defaults was continuing and we were in payment default under convertible debentures in the aggregate principal amount of approximately $787,000 plus related interest on those debentures. As of June 22, 2004, we also were in default under our obligations to register for resale shares of our common stock underlying certain of our outstanding convertible debentures. In addition, as of June 22, 2004, we also were in default under our obligations to make quarterly interest payments under all of our outstanding convertible debentures issued prior to March 31, 2004. As of June 22, 2004, as a result of the above defaults, the holders of our secured convertible debentures were entitled to pursue their rights to foreclose upon their security interest in all of our assets. However, as of that date, we were not aware of any action taken by the holders of our secured convertible debentures to pursue such rights, and as of that date we also were not aware of any other legal or similar action taken by those holders to enforce their rights or as a result of our defaults under those secured convertible debentures.

        We plan to register for resale with the Securities and Exchange Commission a portion of the shares of common stock underlying the convertible debentures under which we are in default and expect that the convertible debentures ultimately will be converted into shares of our common stock and that we therefore will not be obligated to repay the outstanding principal and accrued and unpaid interest amounts on those debentures.

        In April 2001, we issued an 8% Convertible Note to Laurus Master Fund, Ltd., or Laurus, in the principal amount of $300,000. We have been unable to repay the amounts owed under this note and we have failed to satisfy our obligation to register for resale the shares of common stock underlying this note. On February 15, 2002, and as amended on April 2, 2002, we agreed to terms with Laurus regarding our obligations under this note. Under the terms of this agreement, we paid to Laurus $100,000 in cash on February 19, 2002 and $50,000 in cash on April 5, 2002. However, we have not met all the terms of the February 15, 2002 agreement, as well as, the original terms under the April 2001 Convertible Note. We are currently working with Laurus to pay down the remaining balance of the original April 2001 Convertible Note. As of September 30, 2003, approximately $6,850 of principal and accrued and unpaid interest under the original note remained outstanding. As of June 22, 2004, approximately $7,270 of principal and accrued and unpaid interest under this note remained outstanding.

        In March 2002, we issued $300,000 of our secured convertible debentures to four accredited investors in the first stage of a three- stage offering. The secured convertible debentures were due March 29, 2003 and provide for interest at the rate of 12% per annum. The secured convertible debentures were accompanied by warrants to purchase up to an aggregate of 1,500,000 shares of common stock. The net proceeds of that offering, after payment of related expenses, were approximately $225,000. As of June 22, 2004, an aggregate of $71,257 of principal plus related accrued and unpaid interest relating to the debentures issued in March 2002 remained outstanding.

        In May 2002, we issued $150,000 of our secured convertible debentures to four accredited investors in the second stage of a three-stage offering. The secured convertible debentures were due May 10, 2003 and provide for interest at the rate of 12% per annum. The secured convertible debentures were accompanied by warrants to purchase up to an aggregate of 750,000 shares of common stock. The net proceeds of that offering, after payment of related expenses, were approximately $140,000. As of June 22, 2004, an aggregate of $150,000 of principal plus related accrued and unpaid interest relating to the debentures issued in May 2002 remained outstanding.

        In June 2002, we issued $300,000 of our secured convertible debentures to four accredited investors in the third stage of a three-stage offering. The secured convertible debentures were due June 17, 2003 and provide for interest at the rate of 12% per annum. The secured convertible debentures were accompanied by warrants to purchase up to an aggregate of 1,500,000 shares of common stock. The net proceeds of that offering, after payment of related expenses, were approximately $237,500. As of June 22, 2004, an aggregate of $300,000 of principal plus related accrued and unpaid interest relating to the debentures issued in June 2002 remained outstanding.

        In November 2002, we issued $200,000 of our secured convertible debentures to three accredited investors in the first stage of a three-stage offering. The secured convertible debentures were due November 27, 2003 and provide for interest at the rate of 12% per annum. The secured convertible debentures were accompanied by warrants to purchase up to an aggregate of 1,000,000 shares of common stock. The net proceeds of that offering, after payment of related expenses, were approximately $145,000. As of June 22, 2004, an aggregate of $0 of principal plus related accrued and unpaid interest relating to the debentures issued in November 2002 remained outstanding.

        In March 2003, we issued $150,000 of our secured convertible debentures to three accredited investors in the second stage of a three-stage offering. The secured convertible debentures are due March 3, 2004 and provide for interest at the rate of 12% per annum. The secured convertible debentures were accompanied by warrants to purchase up to an aggregate of 750,000 shares of common stock. The net proceeds of that offering, after payment of related expenses, were approximately $100,000. As of June 22, 2004, an aggregate of $115,500 of principal plus related accrued and unpaid interest relating to the debentures issued in March 2003 remained outstanding.

        In May 2003, we issued $150,000 of our secured convertible debentures to three accredited investors in the second stage of a three-stage offering. The secured convertible debentures are due May 12, 2004 and provide for interest at the rate of 12% per annum. The secured convertible debentures were accompanied by warrants to purchase up to an aggregate of 750,000 shares of common stock. The net proceeds of that offering, after payment of related expenses, were approximately $100,000. As of June 22, 2004, an aggregate of $150,000 of principal plus related accrued and unpaid interest relating to the debentures issued in May 2003 remained outstanding.

        In October 2003, in consideration for certain bridge financing which later was incorporated into the November 2003 convertible debenture offering described below, the variable conversion price of our outstanding 12% convertible debentures issued from March 2002 through June 2002 and from November 2002 through May 2003 was reduced from 50% to 40% of the average of the lowest three intra-day trading prices of a share of common stock during the 20 trading days immediately preceding conversion.

        In November 2003, we issued $100,000 of our secured convertible debentures to three accredited investors in the first stage of a five- stage offering. The secured convertible debentures are due November 25, 2004 and provide for interest at the rate of 12% per annum. The secured convertible debentures were accompanied by warrants to purchase up to an aggregate of 500,000 shares of common stock. The net proceeds of that offering, after payment of related expenses, were approximately $75,000. As of June 22, 2004, an aggregate of approximately $100,000 of principal plus related accrued and unpaid interest relating to the debentures issued in November 2003 remained outstanding.

        On December 3, 2003, we issued $50,000 of our secured convertible debentures to three accredited investors in the second stage of a five-stage offering. The secured convertible debentures are due December 3, 2004 and provide for interest at the rate of 12% per annum. The secured convertible debentures were accompanied by warrants to purchase up to an aggregate of 250,000 shares of common stock. The net proceeds of that offering, after payment of related expenses, were approximately $31,000. As of June 22, 2004, an aggregate of $50,000 of principal plus related accrued and unpaid interest relating to the debentures issued on December 3, 2003 remained outstanding.

        On December 31, 2003, we issued $50,000 of our secured convertible debentures to three accredited investors in the third stage of a five- stage offering. The secured convertible debentures are due December 31, 2004 and provide for interest at the rate of 12% per annum. The secured convertible debentures were accompanied by warrants to purchase up to an aggregate of 250,000 shares of common stock. The net proceeds of that offering, after payment of related expenses, were approximately $39,000. As of June 22, 2004, an aggregate of $50,000 of principal plus related accrued and unpaid interest relating to the debentures issued on December 31, 2003 remained outstanding.

        In February 2004, we issued $50,000 of our secured convertible debentures to three accredited investors in the fourth stage of a five-stage offering. The secured convertible debentures are due February 18, 2005 and provide for interest at the rate of 12% per annum. The secured convertible debentures were accompanied by warrants to purchase up to an aggregate of 250,000 shares of common stock. The net proceeds of that offering, after payment of related expenses, were approximately $35,000. As of June 22, 2004, an aggregate of $50,000 of principal plus related accrued and unpaid interest relating to the debentures issued on February 18, 2004 remained outstanding.

        In March 2004, we issued $250,000 of our secured convertible debentures to three accredited investors in the fifth stage of a five- stage offering. The secured convertible debentures are due March 4, 2005 and provide for interest at the rate of 12% per annum. The secured convertible debentures were accompanied by warrants to purchase up to an aggregate of 1,250,000 shares of common stock. The net proceeds of that offering, after payment of related expenses, were approximately $203,000. As of June 22, 2004, an aggregate of $250,000 of principal plus related accrued and unpaid interest relating to the debentures issued on March 4, 2004 remained outstanding.

        In April 2004, we issued $250,000 of our secured convertible debentures to four accredited investors in the first stage of a three- stage offering. The secured convertible debentures are due April 19, 2004 and provide for interest at the rate of 12% per annum. The secured convertible debentures were accompanied by warrants to purchase up to an aggregate of 750,000 shares of common stock. The net proceeds of that offering, after payment of related expenses, including prepayment of interest, were approximately $165,000. As of June 22, 2004 an aggregate of $250,000 of principal plus related accrued and unpaid interest relating to the debentures issued in April 2004 remained outstanding.

        As of June 22, 2004, we had a loan outstanding and due on demand in an amount equal to approximately $35,100. This loan accrues interest at an annual rate of 18% and was made by Robert Spigno, our President and Chief Executive Officer and a member of our board of directors. As of that date we also had a loan outstanding and due on demand in an amount equal to approximately $41,200. This loan accrues interest at an annual rate of 18% and was made by Patricia Spigno, our Chief Financial Officer and Secretary.

        As of June 22, 2004, we had a promissory note outstanding and due September 1, 2004, payable in the approximate amount of $285,800. This note bears interest at an annual rate of 18%.

        Our continued operations are dependent on securing additional sources of liquidity through debt and/or equity financing.

        As indicated above, our consolidated financial statements as of and for the years ended September 30, 2003 and 2002 have been prepared on a going concern basis, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business. As discussed in this document and in Note 1 to our consolidated financial statements for the years ended September 30, 2003 and 2002, we have suffered recurring losses from operations and at September 30, 2003 had net capital and working capital deficiencies. These factors, among others, raised substantial doubt about our ability to continue as a going concern and led our independent certified public accountants to modify their unqualified report to include an explanatory paragraph related to our ability to continue as a going concern. The consolidated financial statements included in this document do not include any adjustments that might result from the outcome of this uncertainty.

        We have been, and currently are, working toward identifying and obtaining new sources of financing. Our current convertible debenture investors have provided us with an aggregate of $2,000,000 in financing to date. No assurances can be given that they will provide any additional financing in the future. Our current secured convertible debenture financing documents contain notice and right of first refusal provisions and the grant of a security interest in substantially all of our assets in favor of the convertible debenture investors, all of which provisions will restrict our ability to obtain debt and/or equity financing from any investor other than our current investors.

        Any future financing that we may obtain may cause significant dilution to existing stockholders. Any debt financing or other financing of securities senior to common stock that we are able to obtain will likely include financial and other covenants that will restrict our flexibility. At a minimum, we expect these covenants to include restrictions on our ability to pay dividends on our common stock. Any failure to comply with these covenants would have a material adverse effect on our business, prospects, financial condition, results of operations and cash flows.

        If adequate funds are not available, we may be required to delay, scale back or eliminate portions of our operations and product and service development efforts or to obtain funds through arrangements with strategic partners or others that may require us to relinquish rights to certain of our technologies or potential products or other assets. Accordingly, the inability to obtain such financing could result in a significant loss of ownership and/or control of our proprietary technology and other important assets and could also adversely affect our ability to fund our continued operations and our product and service development efforts that historically have contributed significantly to our competitiveness.

        We have not yet sold any H-Net(TM) systems and we do not expect any significant sales of our H-Net(TM) systems until after FCC approval of our H-Net(TM) 5.0 wireless meter reading product is obtained. We expect that this approval will be obtained prior to the end of 2004, but no assurances can be made that this approval will be obtained or that it will not be delayed. Once FCC approval is obtained, we expect that our H-Net(TM) 5.0 wireless meter reading product will be ready for full-scale commercial production. We believe that if we are successful in deploying our H-Net(TM) system, we will begin to generate revenues from our business activities.

Effect of Inflation

        Inflation did not have any significant effect on the operations of the Company during the twelve months ended September 30, 2003 or the three or six months ended March 31, 2004. Further, inflation is not expected to have any significant effect on future operations of the Company.

Impact of New Accounting Pronouncements

        Statement of Financial Accounting Standards No. 107, "Disclosures about Fair Value of Financial Instruments", requires that we disclose estimated fair values for our financial instruments. The following summary presents a description of the methodologies and assumptions used to determine such amounts. Fair value estimates are made at a specific point in time and are based on relevant market information and information about the financial instrument; they are subjective in nature and involve uncertainties, matters of judgment and, therefore, cannot be determined with precision. These estimates do not reflect any premium or discount that could result from offering for sale at one time our entire holdings of a particular instrument. Changes in assumptions could significantly affect the estimates.

        Since the fair value is estimated as of the effective date of the relevant financial statements, the amounts that will actually be realized or paid at settlement of the instruments could be significantly different. The carrying amount of cash and cash equivalents is assumed to be the fair value because of the liquidity of these instruments. Accounts payable, accrued compensation, due to officer, other current liabilities, and notes payable approximate fair value because of the short maturity of these instruments. Long-term debt is recorded at face value because the principal amount is convertible into common stock.

                                  BUSINESS

Overview

        We were incorporated in Colorado on February 2, 1986 under the name Coastal Financial Corp. On December 5, 1994, Coastal Financial Corp. changed its name to BDR Industries, Inc. which changed its name on October 16, 1995, to ConectiSys Corporation.

        Since 1995, we have been engaged in the development of a low-cost automatic meter reading, or AMR, solution. We have developed a low- cost AMR solution that includes a proprietary system employing specialized hardware and software that will allow for residential and commercial applications. Our proprietary system is called H-Net(TM), which is a trademark of ConectiSys.

        We are currently developing our H-Net(TM) 5.0 wireless meter reading product which is designed to increase the data transmission range of our H-Net(TM) system over the data transmission range of our existing H-Net(TM) 4.0 product. The development of our H-Net(TM) 5.0 product is also directed at curing certain radio frequency interference experienced in our H-Net(TM) 4.0 product. We expect to submit to the FCC, by the end of our current fiscal year in September 2004, our H- Net(TM) 5.0 wireless meter reading product for approval for commercialization and sale. We expect that this approval by the FCC will occur within approximately 60 days following submission to the FCC of our H-Net(TM) 5.0 wireless meter reading product, but no assurances can be made that this approval will be obtained or that it will not be delayed. Once FCC approval is obtained, we expect that our H-Net(TM) 5.0 wireless meter reading product will be ready for full- scale commercial production.

        We have not yet sold any H-Net(TM) systems and we do not expect any significant sales of our H-Net(TM) systems until after FCC approval is obtained. Accordingly, we have not earned any significant revenues from the sale of our H-Net(TM) system. We have no history of revenues and have incurred significant losses since the beginning of the development of our H-Net(TM) system. We have a significant accumulated deficit and negative working capital. As a result of our financial condition, our independent auditors have issued a report questioning our ability to continue as a going concern.

Industry Overview

        Over the past several years, the AMR industry has undergone tremendous growth. Many factors have contributed to this growth, including:

        o a surge in demand for wireless data transmission services that increase the efficiency of meter reading service companies;

        o mandates by federal and state regulators requiring that the energy industry utilize automatic meter reading technologies and read meters with increased frequency;

        o an apparent nation-wide trend toward deregulation of the energy industry, which may enable a large number of new energy service providers to enter the market who will require easily obtainable, accurate and comprehensive data regarding their customers' energy usage; and

        o a growing preference among commercial, industrial and governmental enterprises for automation of remote data acquisition and collection activities through wired and wireless communications technologies.

        Although the need for a comprehensive, low-cost AMR solution has become widespread, a viable solution remains unmet for many reasons, including the following:

        o the high cost of hardware and installation of traditional wireless data collection processes employing technologies similar to cellular or other wireless data transmission towers;

        o the failure of existing AMR systems to satisfy the mandates imposed by government regulations concerning the collection and transmission of data; and

        o the failure of existing AMR systems to provide true two-way data communications, a result of which those systems are less accurate and do not provide increases in efficiency allowed by two-way data communications systems.

        Responding to the growing demand for communications services and increased competitive pressures, businesses and government organizations that rely heavily on information technology are devoting significant resources to the evaluation and purchase of data transmission products.

        According to the Annual Electricity Utility Report for 2000 of the Energy Information Administration, which compiles official energy statistics from the United States government, there are approximately 125 million energy meters in the United States, approximately 12.5 million of which are located in California. Our goal is to achieve sufficient proliferation of our H-Net(TM) system so that it is installed in one percent of the energy meters in the United States or ten percent of the energy meters in the State of California. Initially, we intend our principal efforts to be focused on the deployment of our H-Net(TM) system in the State of California.

Our Strategy

        We have strived to develop expertise relating to AMR systems and products. Our goal is to become a leading provider of products and services relating to data acquisition from remote locations and data collection at centralized locations. Our business strategy to achieve this goal includes the following elements:

        o Develop strategic relationships. We have explored and intend to continue to explore the possibility of entering into strategic relationships with manufacturers of energy meters, utility companies, energy providers and others in order to promote the adoption of our H- Net(TM) system within the energy and AMR industries.

        o Establish outsource manufacturing for full-scale commercial production. We have the means of outsourcing small-scale production of the products employed in our H-Net(TM) system. We intend to continue the cost-reduction phase of our H-Net(TM) system's development and in doing so, we intend to examine various manufacturing alternatives, including strategic relationships with manufacturers of energy meters and third-party manufacturing of the products employed in our H-Net(TM) system for use in energy meters.

        o Build market share for our products. We intend to establish ourselves as the source for comprehensive, low-cost AMR solutions and plan to focus on building our own market share for our H-Net(TM) system and further develop our H-Net(TM) system where market demand is identified. We also plan to develop new products and enhancements to meet or exceed the evolving requirements of both centralized and remote applications of our technologies.

        o Intensify our marketing activities. As funds become available, we intend to invest in a comprehensive targeted, product- specific marketing program to raise awareness of ConectiSys and our H- Net(TM) system and in order to attract customers.

        o Continue to develop wireless products. We intend to continue to invest in research and development of wireless products to meet the needs of the AMR industry. We believe that the expertise that we have developed in creating our existing H-Net(TM) system will enable us to enhance our products, develop new products and services and respond to emerging technologies in a cost-effective and timely manner.

Our H-Net(TM) System

        Our H-Net(TM) system is designed to enable users to remotely read electronic energy usage meters without the necessity of someone traveling to and physically reading the meter. The predominant method of reading electronic meters is for an individual to travel to the site of the meter and make a record of the data compiled by that meter, either manually as a notation in a log book or electronically by inputting the data into a handheld or other electronic data retention device. In the case of a log book, the information is then typically recorded manually into a centralized database for energy usage tracking and billing purposes. In the case of a electronic data retention device, the information is typically downloaded to a centralized database for these purposes. Residential meters are customarily read on a monthly basis, allowing only a limited ability to track energy usage fluctuations over periods of less than one month. In addition, physical reading of meters is accompanied by the problem of reader error, causing inefficiencies resulting from necessary corrective procedures. Our H-Net(TM) system is designed to provide continuous meter-reading capabilities, address the inefficiencies that accompany physical meter reading and provide additional benefits to its users.

        We believe that the anticipated deployment costs of our H-Net(TM) system are small compared to other AMR products because there are no cellular or other telecommunications or wireless towers to erect or expensive hardware infrastructure to install. We anticipate that all field installations and deployment programs of our H-Net(TM) system will be administered by United Telemetry Company, one of our two wholly-owned subsidiaries. The data collected by H-Net(TM)-equipped meters will be transmitted over the unlicensed ISM 900 MHz radio frequency band. Our H-Net(TM) system allows for high-density data transmissions, which we believe makes it ideal for metropolitan and other crowded areas where a large amount of data would normally be collected.

        H-Net(TM)-Equipped Meters

        Our H-Net(TM) system is comprised of the following three principal components that operate together to provide what we believe to be a comprehensive, low-cost AMR solution: H-Net(TM)-equipped meters, base stations and a network operating center. The first component of our H- Net(TM) system is an electronic meter put into service at a residence that is equipped with a circuit board that contains a memory module, microprocessor and a two-way radio transmission and receiver device that operates in the ISM 900 MHz radio frequency band. This circuit board may also be retrofitted to some existing meters. We refer to each energy meter equipped with this circuit board and that is connected to our AMR network as an H-Net(TM)-equipped meter or a "node." With the installation of each H-Net(TM)-equipped meter, the existing installed H-Net(TM)-equipped meters self-configure by transmitting configuration data to other H-Net(TM)-equipped meters and receiving configuration data from other H-Net(TM)-equipped meters.

        Base Stations

        Our AMR network, when it is operational, will be partially comprised of these H-Net(TM)-equipped meters, each communicating to another with the final communication of data in a given communication cycle being transmitted to the second component of our H-Net(TM) system, a base station. We anticipate that a base station will be housed in a small metal box, no larger than the size of a shoe box, that contains a memory module, microprocessor, radio transmission and receiver device and a modem. The node and base station configuration is similar to a hub and spoke configuration, but rather than direct communication among each of the nodes and the base station, numerous nodes will communicate with one another in a web configuration with some nodes sending final transmission to the base station of the data collected by many other nodes. The base station is designed to receive data transmissions from various nodes in its local network and use its modem to place a local telephone call and transmit the data it has collected to the third component of our H-Net(TM) system, our network operating center. We anticipate that the base stations will deliver energy meter data four times an hour, twenty-four hours a day to our network operating center.

        Network Operating Center

        We plan to use a computer center located at our main office facility to store the information gathered from the H-Net(TM)-equipped meters. We call this computer center our network operating center. We have designed our network operating center to support up to one million H- Net(TM)-equipped meters. We anticipate that our network operating center will be the central control center for our entire AMR network and will operate in a large geographic area. We plan to use the network operating center to archive all data for future use and as a protective measure against data loss or corruption. After the data archival process, we expect that the network operating center will handle uploading of the data to the Internet where it can be accessed by users directly and also downloaded through an interpreter software program into a utility company's or energy service provider's database. We anticipate that our network operating center will be administered by our wholly-owned subsidiary, eEnergyServices.com, Inc.

        The H-Net(TM) Network

        The H-Net(TM) network, once deployed, will be comprised of our network operating center and local networks, which in turn are each comprised of a base station and H-Net(TM)-equipped meters. Each H-Net(TM)- equipped meter can communicate with other H-Net(TM)-equipped meters that are up to a distance of approximately one-quarter mile away. We plan to install a base station for every H-Net(TM)-equipped meter area. Our base stations are designed to receive data transmissions from up to 20,000 H-Net(TM)-equipped meters. We have designed our system so that a base station can transmit the accumulated data it has received from the H-Net(TM)-equipped meters in its local network by telephone every fifteen minutes by using its modem to communicate with our network operating center. Once the data from the H-Net(TM)- equipped meters arrives from the base stations at the network operating center, the data can be assembled into various formats for billing customers as well as for management of energy purchasing and energy conservation programs.

        Our H-Net(TM) system has certain limitations inherent in each local network, each of which is comprised of H-Net(TM)-equipped meters and a base station. Each local network has the following principal limitations:

        o it can consist of a maximum of 20,000 H-Net(TM)-equipped meters;
      26>

        o each H-Net(TM)-equipped meter must be within approximately one-quarter mile of another H-Net(TM)-equipped meter in the same local network; and

        o       the maximum radius of a local network is five miles.

        In addition to the limitations described above, our H-Net(TM)-equipped meters transmit data using the ISM 900 MHz radio frequency band, which is an unlicensed frequency band. Because this frequency band is regulated, the H-Net(TM) system will require FCC approval for compliance and sales. We expect to submit to the FCC, by the end of our current fiscal year in September 2004, our H-Net(TM) 5.0 wireless meter reading product for approval for commercialization and sale. We expect that this approval by the FCC will occur within approximately 60 days following submission to the FCC of our H-Net(TM)
5.0 wireless meter reading product, but no assurances can be made that this approval will be obtained or that it will not be delayed. Once FCC approval is obtained, we expect that our H-Net(TM) 5.0 wireless meter reading product will be ready for full-scale commercial production.

        H-Net(TM) Services

        We plan to offer a wide variety of services to utility companies and energy service providers in addition to reading their customers' energy meters. We anticipate that these services will include energy management, data storage and archiving, and the provision of near real-time energy usage data in order to evaluate energy consumption and determine cost savings procedures. We plan to provide complete billing and accounting transaction services to utility companies and energy providers as well as to end-users of energy.

        Our H-Net(TM) system employs new technology developed to allow utility companies and energy service providers to have a wireless network of intelligent meters, with each meter communicating with another and passing data back and forth, allowing near real-time energy consumption data to be collected. We believe that energy service providers will have an opportunity to save money by efficiently collecting accurate energy usage profiles and using this near real- time energy usage data to competitively bid for energy in the newly deregulated energy markets.

        Our H-Net(TM) system has been designed so that an energy service provider can determine exactly how much electric power a metropolitan area, a neighborhood, or even an individual residence is using. Energy users who have H-Net(TM)-equipped meters will have the ability to check their energy consumption and billing rates in near real-time by obtaining this information over the Internet, which we believe will promote energy conservation.

H-Net(TM) Product Development and Pilot Programs

        Our product development efforts are directed toward developing an AMR solution in the form of our H-Net(TM) system. We believe that our existing expertise in data transmission devices provides us with a strong technology base to pursue this objective. Our product development efforts focus on the following principles:

        o Development of New Products and Technology. We plan to assess domestic and international market trends, with the focus of developing new products designed to meet emerging market demands. In developing new products, we plan to attempt to combine our existing technology base with new technologies to provide a broader range of automation and data communications and data acquisition solutions to end users.

        o Improvement of Existing Technology. We seek to expand the features and functionality of our existing H-Net(TM) system technology through modifications and enhancements to meet the changing needs of the marketplace. We are reviewing the design of our products to determine areas of potential cost savings or enhanced product quality and reliability.

        We believe our future success will depend, in part, upon our ability to expand and enhance the features of our H-Net(TM) system and to develop and introduce new products designed to meet changing customer needs on a cost-effective and timely basis. Consequently, failure by us to respond on a timely basis to technological developments, changes in industry standards or customer requirements, or any significant delay in product development or introduction, could have a material adverse effect on our business and results of operations. We cannot assure you that we will respond effectively to technological changes or new product announcements by others or that we will be able to successfully develop and market new products or product enhancements.

        On February 15, 2000, we successfully launched our H-Net(TM) pilot test program in Los Angeles, California. Although this initial pilot program was small, it was a working model of our first-generation H- Net(TM) system that demonstrated the capabilities of our H-Net(TM) system as an AMR solution. This initial pilot program demonstrated the technology of our H-Net(TM) system, which remotely acquires near real- time data from an energy meter, processes this data to show energy usage and cost, and can display this information on the Internet.

        In September 2000, we successfully launched a second pilot test program for which we developed a portable wireless network capable of demonstrating our H-Net(TM) system anywhere in the country.

        Based upon the success of our early-generation H-Net(TM) systems in our first two pilot test programs in demonstrating our H-Net(TM) system as a viable means of remotely reading energy meters and collecting the resulting data, we successfully launched a third pilot test program in September 2001.

        We are currently running a small residential pilot program of five meters in Orange County, California with the cooperation of Southern California Edison. Our H-Net(TM) meters were installed by Southern California Edison in July 2003 and the pilot program has been recording real-time meter data seamlessly and error-free for the past eleven months. We are also running a pilot program in Los Angeles County, California with the cooperation of Southern California Edison. Our H-Net(TM) meters for this program were installed by Southern California Edison in May 2004 and the pilot program has been recording real-time meter data seamlessly and error-free since commencement. These working meters can be viewed on our website at http://www.conectisys.com. In addition, we are still actively pursuing and planning other field testing programs with various other utility companies and energy service providers across the country.

        We are in the process of evaluating with Lyndis & Gyr, a meter manufacture, a potential business partnership regarding the implementation of the H-Net(TM) system into its meters. We have used Lyndis & Gyr meters in all of our pilot programs and continue to do so in our existing pilot programs.

        We are actively pursuing and planning other field testing programs with various utility companies and energy service providers across the country. However, we expect that future field testing programs will be in conjunction with the first stages of sales or licensing of our H- Net(TM) system to utility companies, energy service providers and other parties.

The H-Net(TM) Wireless Network Vision

        We have designed and will continue to design our H-Net(TM) system to deliver a comprehensive and robust AMR solution that enables the realization of substantial efficiencies in the remote meter reading and centralized data collection contexts and that provides numerous features and services. In addition to its many other planned features and services, we are designing our H-Net(TM) system to:

        o constantly monitor an end-user's energy meter and gather meter data and display it on the Internet in fifteen-minute intervals, twenty-four hours a day;

        o allow the end-user to access an information link on the Internet taking them directly to the energy usage data transmitted by their H-Net(TM)-equipped meter;

        o provide utility companies, and energy service providers with reliable and accurate electricity usage records;

        o enable a utility company or energy service providers to supply to end-users over the Internet information and special incentive offers regarding the use of energy at off-peak times, thereby improving energy conservation during critical peak periods. Other innovative offers may also be implemented such as pre-payment plans and direct purchases of additional energy over the Internet;

        o allow an end-user to pay his or her energy bills over the Internet, at a very low administrative cost to the utility company and reduce billing delays;

        o allow the monitoring of energy usage levels to ensure that utility companies and energy service providers are aware of any delivery problems, including power outages and energy thefts;

        o provide utility companies with the ability to determine which of its customers does not have power without the aid of customer service phone calls, thereby allowing service crews to be dispatched more efficiently. By using our H-Net(TM) system, we believe that a utility company will be in a position to know precisely when each end- user's service is restored and the exact duration of a power outage;

        o enhance safety and convenience by allowing the remote delivery and termination of electricity, with all billing transactions completely automated. We plan to design our H-Net(TM) system to allow end-users to request over the Internet the delivery of electricity;

        o allow the distribution of electricity more efficiently and inexpensively with energy usage and other vital data informing each decision through the entire energy supply channel. We believe that by using our H-Net(TM) system, energy purchasers can make precise forecasts of purchasing requirements, eliminating much of the over- and under-purchasing of energy that contributes to volatile wholesale energy prices;

        o allow end-users who are preparing to terminate or switch energy service providers to use the Internet to inform the current energy service provider of the change. At a precise time, selected by the end-user, our H-Net(TM) system has the ability to read the end- user's H-Net(TM)-equipped meter, pass the information to the current energy service provider's system to produce a final bill, and disconnect the end-user's electricity. In the case of a change in an energy service provider, the data from an H-Net(TM)-equipped meter can automatically be routed to a new energy service provider; and

        o enable lower energy costs as a result of its efficiencies, quicker transactions with less paperwork and reduced potential for error. Lower energy and transaction costs will assist the transition to an open, competitive market for energy.

Government Regulation

        Our H-Net(TM) system is designed to comply with a significant number of industry standards and regulations, some of which are evolving as new technologies are deployed. In the United States, our H-Net(TM) system must comply with various regulations defined by the FCC, and Underwriters Laboratories, or other nationally-recognized test laboratories, as well as industry standards.

        The regulatory approval process can be time-consuming and can require the expenditure of substantial resources.

        We expect to submit to the FCC, by the end of our current fiscal year in September 2004, our H-Net(TM) 5.0 wireless meter reading product for approval for commercialization and sale. We expect that this approval by the FCC will occur within approximately 60 days following submission to the FCC of our H-Net(TM) 5.0 wireless meter reading product. We cannot assure you that the FCC will grant the requisite approvals for our H-Net(TM) system on a timely basis, or at all. The failure of our H-Net(TM) system to comply, or delays in compliance, with the various existing and evolving standards could negatively impact our ability to sell or license our H-Net(TM) system. Government regulations regarding the manufacture, sale and implementation of products and systems similar to our H-Net(TM) system and other data communications devices are subject to future change. We cannot predict what impact, if any, such changes may have upon our business.

        We do not anticipate that any government regulations will hamper our efforts to deploy our H-Net(TM) system. Rather, the restructuring of the energy market in the United States has required the reading of energy meters much more frequently than the current practice of once a month, thus making the physical meter reading techniques currently in use inadequate. Our H-Net(TM) system is designed to meet various government regulations mandating frequent meter readings and we are attempting to position ourselves so that we will be a beneficiary of these mandates. We have conducted pilot programs of our H-Net(TM) system with the University of California, Irvine through its Advanced Power and Energy Program. We believe that if we are able to preserve our relationship with the University of California, Irvine, as a result of its Advanced Power and Energy Program which we believe is a high-profile program, we may have a significant opportunity to secure government recognition of our H-Net(TM) system, and we hope that we can position our H-Net(TM) system to be referred to in government regulations, or informally, as the standard in the AMR industry.

Operations

        During the initial design and engineering phases for our H-Net(TM) system, we maintained low overhead costs and we plan to continue to do so until manufacturing and sales of our H-Net(TM) system are underway. We plan to hire additional personnel as needed during the coming year, including managerial, clerical, administration, sales, marketing, and customer service personnel.

        We plan to lease suitable office facilities for our operations within the Southern California area. We plan to initially utilize existing manufacturers to produce our products and will therefore likely not have a short-term need to lease or build manufacturing facilities. We intend to operate not principally as a manufacturer of products, but as a provider of comprehensive, cost-effective AMR solutions, and we plan to outsource manufacturing of the hardware employed in our H- Net(TM) system in order to achieve the highest cost-efficiencies.

Anticipated Revenues and Marketing

        Our H-Net(TM) system is designed to be a comprehensive, cost-effective AMR solution and an alternative to other AMR technologies and physical reading of meters. Our H-Net(TM) system is capable of providing meter data every fifteen minutes, twenty-four hours a day and nearly 3,000 times per month. Physical readings of a meter cost approximately $1.00 per reading. Our H-Net(TM) system is designed to meet the relatively low cost of physical meter reading while providing nearly 3,000 times more readings per month. We believe that our base cost to operate a fully-deployed H-Net(TM) system is approximately $.20 per meter per month, or approximately $.0000667 per reading.

        We plan to license our H-Net(TM) system technology to meter manufacturers so that they may incorporate it into their meters. We plan on deriving a small royalty per meter sold for every H-Net(TM)- equipped meter. We anticipate that the predominant source of any future revenues will be through recurring monthly service charges for reading, archiving and supplying data from H-Net(TM)-equipped meters and from providing other services described in more detail above. However, despite our belief of the cost-effectiveness and significant advantages of our H-Net(TM) system over physical meter reading practices and other AMR technologies, there can be no assurances that the market we intent to target will adopt or accept our H-Net(TM) system or that we will earn any significant revenues.

        We have developed a marketing plan that was formulated to help us achieve the following objectives:

        o acquisition and retention of strategic beta test placement locations for H-Net(TM)-equipped meters;

        o formation of synergistic partnerships with energy service providers, utilities companies and internet service providers, including joint ventures, license arrangements and strategic alliances;

        o participation in H-Net(TM)-equipped meter manufacturing partnerships and acquisition of Internet commerce sponsorship;

        o promotion of unique features and specialized services of our H-Net(TM) system; and

        o creation of industry awareness by implementing a public relations and marketing campaign along with establishing a relationship with the State of California and other states in an attempt to facilitate a long-term solution for the nation's energy needs.

        The current principal target of our marketing and sales efforts is the utility and energy service provider industries. These industries consist of a wide variety of organizations that use data communications in an automated process application, such as utilities and energy management companies. Responding to deregulation and other major changes taking place within the industry, electric power utility companies have become leading advocates in promoting the implementation of automation and technological advancement as a means of achieving cost savings as they enter the competitive arena. Utility companies are automating numerous distinct processes within their operating systems. Our H-Net(TM) system is designed for and sold for use in:

        o the AMR context, which is intended primarily to eliminate the expense and inefficiencies of human meter readers and also is intended to provide data archival and delivery services as well as additional value-added services for the end-user; and

        o distribution automation, which is the remote monitoring and control of power distribution networks. These control systems are often referred to as SCADA systems. SCADA is an acronym for Supervisory Control and Data Acquisition.

        If sufficient funds are not available for full deployment of our H-Net(TM) system, it is our intention to license our H-Net(TM) technology to various sectors of the energy industry, including meter manufacturers for integration into their meters. We also may license our software and software systems for archival of the data transmitted by H-Net(TM)-equipped meters to various utility companies and energy service providers. Under this scenario, we would also supply support and technical assistance to these various sectors of the energy industry while collecting revenues solely in the form of fees for licensing and support and technical assistance. We expect any revenue from this alternate strategy to be far less than our active participation in the collecting and archiving of meter data and the ancillary services described in greater detail above.

Competition

        Many companies have developed data transmission products designed to meet the growing demand for AMR solutions. We anticipate that our H- Net(TM) system will compete on the basis of features, price, quality, reliability, name recognition, product breadth and technical support and service. We believe that we generally will be competitive in each of these areas. However, many of our existing and potential competitors have significantly more financial, engineering, product development, manufacturing and marketing resources than we have. We cannot assure you that our competitors will not introduce comparable or superior products incorporating more advanced technology at lower prices, or that other changes in market conditions or technology will not adversely affect our ability to compete successfully in the future. We perceive the following companies as being the principal competition to our AMR solution in the form of our H-Net(TM) system:

        Itron Inc.      Itron provides and has installed AMR systems
                        worldwide. Itron provides "drive-by" automated meter reading equipment.

        CellNet
        Data Systems    CellNet provides fixed-network wireless AMR
                        systems and has installed systems in Kansas City, Minneapolis, San Francisco, Indianapolis, and through
                        Puget Sound Power. CellNet has technology alliances with the major energy meter manufacturers and was recently acquired by Schlumberger.

        Schlumberger
        Ltd. Schlumberger's Resource Management Systems Division has deployed meter reading systems that include hand-held meter reading devices. Schlumberger recently acquired CellNet and Metricom.

        Hunt
        Technologies,
        Inc. Hunt provides power line carrier AMR systems with capabilities including substation switching. The market niche for Hunt's AMR systems is rural electric cooperatives.

        Metricom
        Corporation     Metricom provides wireless communication
                        networks with fixed-wireless networks installed in the San Francisco Bay Area, Seattle, Washington, D.C., and at universities. Metricom and Whisper Communications, Inc. have formed an alliance to provide AMR systems.
                        Their AMR systems are installed at KN Energy and Pacific Gas & Electric Company. Metricom recently was acquired by Schlumberger.

        We believe that we will be the only company able to collect data transmitted from H-Net(TM)-equipped meters, thereby ensuring our competitive advantage once we are able to achieve sufficient proliferation of our H-Net(TM)-equipped meters.

Customers

        We do not currently have revenue-generating customers. We have not yet sold any H-Net(TM) systems and we do not expect any significant sales of our H-Net(TM) systems until after FCC approval of our H-Net(TM) 5.0 wireless meter reading product is obtained. Accordingly, we have not earned any significant revenues from the sale of our H-Net(TM) system. We anticipate that once we commercially produce and install our H- Net(TM) system, our customers will include energy meter manufacturers, energy service providers, utility companies and end-users of energy.

Intellectual Property

        We currently rely on a combination of contractual rights, copyrights, trademarks and trade secrets to protect our proprietary rights. However, although our H-Net(TM) system and its constituent components could benefit from patent protection, we have chosen to retain the proprietary rights associated with our H-Net(TM) system predominantly as trade secrets. Although we currently rely to a great extent on trade secret protection for much of our technology, we cannot assure you that our means of protecting our proprietary rights will be adequate or that our competitors will not independently develop comparable or superior technologies or obtain unauthorized access to our proprietary technology.

        We own, license or have otherwise obtained the right to use certain technologies incorporated in our H-Net(TM) system. We may receive infringement claims from third parties relating to our products and technologies. In those cases, we intend to investigate the validity of the claims and, if we believe the claims have merit, to respond through licensing or other appropriate actions. To the extent claims relate to technology included in components purchased from third-party vendors for incorporation into our products, we would forward those claims to the appropriate vendor. If we or our component manufacturers are unable to license or otherwise provide any necessary technology on a cost-effective basis, we could be prohibited from marketing products containing that technology, incur substantial costs in redesigning products incorporating that technology, or incur substantial costs defending any legal action taken against us.

Employees

        We have four full time employees and a six person advisory board. Our employees are involved in executive, corporate administration, operations, and sales and marketing functions. We also use the services of outside consultants and experts on many of our projects to help reduce costs. We consider our relations with our employees to be good. None of our employees is represented by a labor union.

Property

        Our principal center of operations is located at 24730 Avenue Tibbitts, Suite 130, Valencia, California 91355. This 1,000 square foot space is leased for approximately $1,260 per month. We believe that our facilities are adequate for our needs for the near future.

Legal Proceedings

        We are not a party to any material pending legal proceedings. We are subject to legal proceedings, claims and litigation arising in the ordinary course of business. While the amounts claimed may be substantial, the ultimate liability cannot presently be determined because of considerable uncertainties that exist. Therefore, it is possible the outcome of such legal proceedings, claims and litigation could have a material effect on quarterly or annual operating results or cash flows when resolved in a future period. However, based on facts currently available, management believes such matters will not have a material adverse effect on our financial position, results of operations or cash flows.

                                MANAGEMENT

Directors and Executive Officers

        The directors and executive officers of ConectiSys and their ages, positions, business experience and education as of June 22, 2004 are as follows:



       Name                    Age                       Position
       ----                    ---                       --------
Robert A. Spigno (1)(2)         50      Chairman of the Board, Chief Executive
                                        Officer and Director

Lawrence Muirhead (1)(2)        44      Chief Technology Officer and
Director

Patricia A. Spigno              46      Chief Financial Officer, Treasurer and
                                        Secretary

Melissa McGough (1)             27      Corporate Administrator and Director
_______________

        (1)     Member of Stock Option Committee.

        (2)     Member of Nominating Committee.

        All directors hold office until the next annual meeting of shareholders and until their respective successors are elected or until their earlier death, resignation or removal. Each officer of ConectiSys serves at the discretion of the board of directors. Robert A. Spigno and Patricia A. Spigno were formerly husband and wife. There are no other family relationships between or among any other directors, director nominees or executive officers of ConectiSys.

Business Experience

        Directors

        Robert A. Spigno has served as our Chief Executive Officer, Chairman of the Board and as a member of our board of directors since August 1995. Prior to that time, Mr. Spigno was President, for more than a decade, of S.W. Carver Corp., a company founded by he and his former wife, Patricia A. Spigno, that was a commercial builder of residential homes. Mr. Spigno has over 25 years of experience in executive management and majority ownership of several privately held companies.

        Lawrence Muirhead has served as our Chief Technical Officer and as a member of our board of directors since October 1997. Prior to that time, Mr. Muirhead worked for TRW. Mr. Muirhead has over 18 years of engineering and research and development experience in the aerospace industry, including over 13 years of experience with TRW, where helped lead new product development and deployment. Mr. Muirhead holds a B.S. degree in physics and a B.A. degree in mathematics from the University of California, Santa Barbara, and holds an M.S. degree in physics from the California Institute of Technology.

        Melissa McGough has served as a member of our board of directors since November 1999. Ms. McGough has also been an employee since December 1998 and whose current responsibilities include public relations and management of our daily office activities. Prior to that time, Ms McGough was a student.

        Executive Officer

        Patricia A. Spigno has served as our Chief Financial Officer and Secretary since August 1995 and as a member of our board of directors from August 1995 until October 1997. Prior to that time, Ms. Spigno was Chief Financial Officer and the head of administration of S.W. Carver Corp., a company founded by her and her former husband, Robert A. Spigno. Ms. Spigno has over 22 years of experience in accounting and asset management.

        Advisors to Our Board of Directors

        Rodney W. Lighthipe has served as an advisor to our board of directors since April 2001. Mr. Lighthipe also served as our President from September 2000 until his resignation in September 2001. Prior to that time, Mr. Lighthipe served as Director of Research for San Diego Gas & Electric from 1992 until 1996 and was responsible for the development and deployment of new technologies. Mr. Lighthipe was Research Manager for Southern California Edison from 1980 to 1987 and organized an international consortium of companies for the design, construction and operation of the world's largest coal gasification plant. Mr. Lighthipe was also Power Contracts Manager for Southern California Edison from 1974 until 1980 during which he opened new transmission paths throughout the Western United States and Canada for the purchase and sale of bulk electric power. Some of Mr. Lighthipe's Major projects included the installation of photovoltaics in remote areas and the launch of a "smart card" project employing residential telephone systems. Mr. Lighthipe has also acted as a consulting engineer in the energy and telecommunications industries and served two tours of duty in Vietnam as a Lieutenant in the United States Navy.

        Dr. Hugo Pomrehn has served as an advisor to our board of directors since April 2001. On June 28, 1992, Dr. Pomrehn was nominated by former President George Bush to serve as the Under Secretary of Energy, and was confirmed by the United States Senate for that position on September 29, 1992. As Under Secretary to Admiral James Watkins, Dr. Pomrehn was the third-ranking official at the U.S. Department of Energy, which employed approximately 170,000 personnel and had an annual budget of $20 billion. Dr. Pomrehn's professional career covers a broad spectrum of involvement with energy and environmental technologies. He has been engaged in engineering and management consulting in the energy and nuclear fields for more than 30 years and was a Vice President of the Bechtel Corporation.

        Aaron R. Sokol has served as an advisor to our board of directors since April 2001. Mr. Sokol is a Vice President at Deutsche Bank Alex Brown where his responsibilities include providing innovative and customized solutions to clients in order to preserve and enhance their wealth. He is also responsible for new business development as well as global financial advisory services for existing and prospective clients. Mr. Sokol joined Deutsche Bank Alex Brown from Los Angeles- based Scudder Kemper Investments, Inc. Mr. Sokol has also served as an Assistant Vice President at First Chicago Capital Markets, Inc., and prior to that, worked in the corporate finance department at Nations Bank Capital Markets, Inc. Mr. Sokol holds a J.D. degree from Boston University School of Law and a M.B.A. in Finance and New Venture Management from the University of Southern California.

        Larry W. Siler has served as an advisor to our board of directors since April 2001. Mr. Siler is currently Manager of Fuel Transportation for Edison Mission Energy in Chicago, Illinois. Mr. Siler was the Coal Supply Superintendent for Commonwealth Edison Company in Chicago from 1988 until 1999. From 1986 until 1988 Mr. Siler was a management and engineering consultant in Austin, Texas. He also held positions as the Fuels Manager, Engineering Supervisor, Staff Engineer and Fuels Engineer for the Lower Colorado River Authority from 1973 until 1986.

        Tod O'Connor has served as an advisor to our board of directors since April 2001. Mr. O'Connor was Director of Government Relations for two Edison International Inc. subsidiaries, Southern California Edison RD&D Department and Edison Technology Solutions from 1993 until 1999. Mr. O'Connor also was employed by Pacific Enterprises and its subsidiary, Southern California Gas Co. from 1989 until 1993, and MARC Associates' Status Group in Washington, D.C. from 1988 until 1989. Mr. O'Connor was a Legislative Aide in the United States House of Representatives where he advised House Speaker Thomas P. (Tip) O'Neill on pending legislation and proposed federal regulations, as well as the Democratic Steering and Policy Committee from 1980 until 1981. Mr. O'Connor is currently President of O'Connor Consulting Services, Inc. in Woodland Hills, California. Mr. O'Connor holds a L.L.M. degree in labor law from Georgetown University Law Center, Washington, D.C., and a J.D. degree from Suffolk University Law School.

        Dr. Fredric Brauner was appointed to serve as an advisor to our board of directors in October 2003. Dr. Brauner is a doctor of medicine, specializing in dermatology. He graduated from the University of Vienna and became a doctor in 1977. Dr. Brauner, took over his father's practice in 1983 at the University Clinic of Dermatology in Vienna. Dr. Brauner is a key investor in ConectiSys and is leading our efforts to expand our H-Net(TM) system to fit the European marketplace.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers and directors, and persons who beneficially own more than 10% of a registered class of our common stock to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission. These officers, directors and stockholders are required by the Securities and Exchange Commission regulations to furnish us with copies of all such reports that they file.

        Based solely upon a review of copies of these reports furnished to us during 2003 and thereafter, or written representations received by us from reporting persons that no other reports were required, we believe that all
Section 16(a) filing requirements applicable to our reporting persons during 2003 were complied with, except as described below.

        The following individuals did not timely file the following numbers of Forms 4 to report the following numbers of transactions: Mr. Robert Spigno - 2 reports, 2 transactions; Mr. Lawrence Muirhead - 1 report, 1 transaction; and Melissa McGough - 1 report, 1 transaction.

Codes of Ethics

        Our board of directors has adopted a Code of Business Conduct and Ethics that applies to all of our directors, officers and employees and an additional Code of Business Ethics that applies to our Chief Executive Officer and our Senior Financial Officers.

        We intend to satisfy the disclosure requirement under Item 10 of Form 8-K relating to amendments to or waivers from provision of these codes that relate to one or more of the items set forth in Item 406(b) of Regulation S-K, by describing on our Internet website, within five business days following the date of a waiver or a substantive amendment, the date of the waiver or amendment, the nature of the amendment or waiver, and the name of the person to whom the waiver was granted.

        Information on our Internet website is not, and shall not be deemed to be, a part of this prospectus or incorporated into any other filings we make with the Securities and Exchange Commission.

Compensation of Executive Officers

        The Summary Compensation Table below provides information concerning the annual and long-term compensation for services in all capacities as an employee of ConectiSys of our Chief Executive Officer, our Chief Technology Officer and our Chief Financial Officer, or the named executives, during the years ended September 30, 2003, 2002 and 2001. There were no other executive officers whose annual salary and bonus compensation exceeded $100,000 during the year ended September 30, 2003.

                          Summary Compensation Table

                                                             Long-Term
                                                            Compensation
                                                            ------------
                                                              Awards
                                                            ------------
                                Annual Compensation          Securities
Name and                                                Underlying      All Other
Principal Position       Year     Salary($) Bonus($)(1)  Options(#)   Compensation ($)
-------------------      -------  --------- ----------- ------------  ----------------
Robert A. Spigno,        2003     $160,000  $80,000        --               --
Chief Executive Officer  2002     $160,000  $80,000        --               --
                         2001     $160,000  $80,000      6,453,654          --

Lawrence Muirhead,       2003     $150,000    --           --               --
Chief Technology Officer 2002     $150,000    --           --               --
                         2001     $150,000    --         2,000,000          --

Patricia A. Spigno,      2003     $ 80,000  $40,000        --               --
Chief Financial Officer  2002     $ 80,000  $40,000        --               --
and Secretary            2001     $ 80,000  $40,000       500,000           --
_______________

        (1) Amounts represent bonus earned, but deferred and recorded on the books and records of ConectiSys as accrued compensation. Amounts are payable in common stock of ConectiSys based on a conversion price equivalent to 50% of the average of the closing bid and asked prices of a share of ConectiSys common stock for the 30 days prior to the end of the year in which such bonus was earned.

Stock Option Grants in 2003

        In fiscal 2003, no options or stock appreciation rights were granted to the named executives.

        Option Exercises and Fiscal Year-End Values

        The following table sets forth the number of shares acquired and value realized upon exercise of options during the fiscal year ended September 30, 2003 and the number of exercisable and unexercisable in- the-money stock options and their values at September 30, 2003 for the named executives. An option is "in-the-money" if the fair market value for the underlying securities exceeds the exercise price of the option.

              Option Table
                                    Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

                                                              Number of Securities Underlying      Value ($)of Unexercised
                                Shares                               Unexercised Options           In-the-Money Options at
                                Acquired on     Value                September 30, 2003             September 30, 2003 (1)
     Name                       Exercise       Realized ($)   Exercisable(#) Unexercisable(#)    Exercisable    Unexercisable
     ---------------------      ------------    ------------   -------------- ----------------  --------------  ----------------
     Robert A. Spigno              ---             ---          6,453,654          ---               ---             ---
     Lawrence Muirhead             ---             ---             ---          2,000,000            ---             ---
     Patricia Spigno               ---             ---           500,000           ---               ---             ---
        _______________
        (1)     The closing sale price of our common stock on the OTC Bulletin Board(R) as of September 30, 2003 was $.0044.


        Long-Term Incentive Plan Awards

        In fiscal 2003, no awards were given to named executives under long-term incentive plans.

        Compensation of Directors

        Our directors do not receive any compensation in their capacity as members of the board of directors, but may be reimbursed for reasonable expenses incurred in connection with attendance of meetings of the board of directors.

        Repricing of Options and SARs

        Except as specified below, no adjustments to or repricing of stock options or stock appreciation rights previously awarded to the named executives occurred in fiscal 2003.

        On December 30, 2003, we repriced Robert Spigno's fully-vested option to purchase up to 500,000 shares of Class B Preferred Stock from $.50 per share to $.05 per share.

Equity Compensation Plan Information

        The following table gives information about our common stock that may be issued upon the exercise of options, warrants and rights under our Amended Non-Qualified Stock Option and Stock Bonus Plan as well as stock options, warrants and rights issued outside of any formal plan as of September 30, 2003.

                    Number of Securities     Weighted Average    Number of
                  to be Issued Upon Exercise Exercise Price of   Securities
                  of Outstanding Options,    Outstanding         Remaining
                        Warrants           Options, Warrants    Available for
Plan Category         and Rights(1)            and Rights      Future Issuance
------------------- --------------------   ------------------ -----------------
Equity compensation
plans approved by
security holders         N/A                     N/A                   N/A

Equity compensation
plans not approved
by security holders  8,807,154(2)               $0.28                  N/A

Total                8,807,154                  $0.28                  N/A
        _______________
        (1) Number of shares is subject to adjustment for changes in capitalization for stock splits, stock dividends and similar events.

        (2) Represents 5,000,000 shares of common stock underlying stock options, warrants and rights issued under our Amended Non-Qualified Stock Option and Stock Bonus Plan and 3,807,154 shares of common stock underlying stock options, warrants and rights issued outside of any formal plan.

        Our Amended Non-Qualified Stock Option and Stock Bonus Plan permits grants of stock bonuses and non-qualified stock options. Vesting periods under our Amended Non-Qualified Stock Option and Stock Bonus Plan vary from person to person, and options under the plan are exercisable subject to certain standard conditions.

Stock Option Plans

        General

        Our Amended Non-Qualified Stock Option and Stock Bonus Plan, including the Non-Qualified Stock Option and Stock Bonus Plans it amends, or the Plan, was adopted and approved by our board of directors effective as of September 11, 2001. The Plan, is designed to enable us to grant compensation and offer an incentive-based compensation system to consultants who do business with ConectiSys. The Plan provides for the grant of nonqualified stock options. As of June 22, 2004, options to purchase a total of 5,000,000 shares of common stock were outstanding under the Plan, and no options to purchase shares of common stock were available for issuance under the Plan.

        We filed a registration statement on Form S-8 on September 21, 2001 covering the shares of common stock subject to the Plan.

        Shares Subject to the Plan

        A total of 5,000,000 shares of common stock are authorized for issuance under the Plan. Any shares of common stock that are subject to an award but are not used because the terms and conditions of the award are not met, or any shares that are used by participants to pay all or part of the purchase price of any option, may again be used for awards under the Plan.

        Administration

        The Plan is administered by a committee of not less than three persons appointed by the board of directors, each of whom must be a director of ConectiSys. The board of directors also may act as the committee at any time or from time to time.

        The committee is empowered to select those eligible persons to whom stock and options shall be granted under the Plan, to determine the time or times at which each option shall be granted and the number of shares to be subject to each option, and to fix the time and manner in which each such option may be exercised, including the exercise price and option period, and other terms and conditions of such options, all subject to the terms and conditions of the Plan. The committee has sole discretion to interpret and administer the Plan, and its decisions regarding the Plan are final.

        The Plan may be wholly or partially amended or otherwise modified, suspended or terminated at any time and from time to time by the board of directors. The board of directors may not materially impair any outstanding options without the express consent of the optionee. No option may be granted under the Plan after January 31, 2006.

        Option Terms

        Options granted under the Plan must have an exercise price of not less than 85% of the fair market value of the common stock on the date the option is granted.

        Options may be exercised during a period of time fixed by the committee except that no option may be exercised more than five years after the date of grant. In the discretion of the committee, payment of the purchase price for the shares of stock acquired through the exercise of an option may be made in cash, shares of our common stock or a combination of cash and shares of our common stock.

        Federal Income Tax Consequences

        Holders of non-qualified options do not realize income as a result of a grant of the option, but normally realize compensation income upon exercise of a non-qualified option to the extent that the fair market value of the shares of common stock on the date of exercise of the non-qualified option exceeds the exercise price paid. ConectiSys will be required to withhold taxes on ordinary income realized by an optionee upon the exercise of an option under the Plan.

        In the case of an optionee subject to the "short-swing" profit recapture provisions of Section 16(b) of the Exchange Act, the optionee realizes income only upon the lapse of the six-month period under Section 16(b), unless the optionee elects to recognize income immediately upon exercise of his or her option.

Indemnification of Directors and Officers

        The Colorado Business Corporation Act, or CBCA, requires that each director discharge his duties to ConectiSys in good faith, with the care an ordinarily prudent person in a like position would exercise under similar circumstances, and in a manner that he reasonably believes to be in the best interests of ConectiSys. Generally, a director will not be liable to ConectiSys or its shareholders, for any action he takes or omits to take as a director if, in connection with such action or omission, he performed the duties of his position in compliance with the standards described above.

        Our Articles of Incorporation provide that ConectiSys may indemnify any director or officer of ConectiSys to the full extent permitted by Colorado law. Under the CBCA, except for the situation described below, a corporation may indemnify a person made a party to a proceeding because the person is or was a director against liability incurred in the proceeding if:

        o       the person conducted himself in good faith;

        o the person reasonably believed, in the case of conduct in an official capacity with ConectiSys, that his conduct was in the best interests of ConectiSys and, in all other cases, that his conduct was at least not opposed to the best interests of ConectiSys; and

        o in the case of any criminal proceeding, the person had no reasonable cause to believe his conduct was unlawful.

        Under the CBCA, ConectiSys may not indemnify a director as described above:

        o in connection with a proceeding by or in the right of ConectiSys, in which the director was adjudged liable to ConectiSys; or

        o in connection with any other proceeding charging that the director derived an improper personal benefit, whether or not involving action in an official capacity, in which proceeding the director was adjudged liable on the basis that he derived an improper personal benefit.

        Under the CBCA, ConectiSys is required to indemnify any director who is wholly successful on the merits or otherwise, in the defense of any proceeding to which the director was a party because the person is or was a director, against reasonable expenses incurred by him in connection with the proceeding.

        Section 2115 of the California General Corporation Law, or the California Corporations Code, provides that corporations such as ConectiSys that are incorporated in jurisdictions other than California and that meet various tests are subject to several provisions of the California Corporations Code, to the exclusion of the law of the jurisdiction in which the corporation is incorporated. We believe that as of September 30, 2003, we met the tests contained in Section 2115. Consequently, we are subject to, among other provisions of the California Corporations Code, Section 317 which governs indemnification of directors, officers and others. Section 317 generally eliminates the personal liability of a director for monetary damages in an action brought by or in the right of ConectiSys for breach of a director's duties to ConectiSys or our shareholders except for liability:

        o for acts or omissions that involve intentional misconduct or a knowing and culpable violation of law;

        o for acts or omissions that a director believes to be contrary to the best interests of ConectiSys or our shareholders or that involve the absence of good faith on the part of the director;

        o for any transaction for which a director derived an improper personal benefit;

        o for acts or omissions that show a reckless disregard for the director's duty to ConectiSys or our shareholders in circumstances in which the director was aware, or should have been aware, in the ordinary course of performing a director's duties, of a risk of serious injury to ConectiSys or our shareholders;

        o for acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director's duty to ConectiSys or our shareholders; and

        o for engaging in transactions described in the California Corporations Code or California case law which result in liability, or approving the same kinds of transactions.

        To the extent indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of ConectiSys under the above provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

        Board Committees

        Our board of directors has a Stock Option Committee and a Nominating Committee. Our board of directors does not have an Audit Committee. In the absence of an Audit Committee, the entire board of directors intends to satisfy the duties of that committee.

        Stock Option Committee. Our Stock Option Committee makes recommendations to our board of directors concerning incentive compensation for employees and consultants of ConectiSys and selects the persons entitled to receive options under our stock option plans and establishes the number of shares, exercise price, vesting period and other terms of the options granted under those plans. The Stock Option Committee currently consists of Robert A. Spigno, Lawrence Muirhead and Melissa McGough. During 2003, the Stock Option Committee held four meetings and did not take action by written consent on any occasion. No executive officer of ConectiSys has served as a director or member of the compensation committee of any other entity whose executive officers served as a director of ConectiSys.

        Audit Committee. We do not currently have an Audit Committee. Because we do not have an Audit Committee, we are not in compliance with the Sarbanes-Oxley Act of 2002 and the rules and regulations of the Securities and Exchange Commission mandating that public companies have an Audit Committee consisting solely of independent members of the board of directors. In addition, having no Audit Committee, we do not have an Audit Committee financial expert as required by the rules and regulations of the Securities and Exchange Commission. As a small, development-stage company, it has been exceedingly difficult for us to attract and retain an independent member of our board of directors, who would qualify as an Audit Committee financial expert, to serve as the sole member of the Audit Committee of our board of directors. We plan to form an Audit Committee consisting solely of one or more independent members of our board of directors, at least one of whom will qualify as an Audit Committee financial expert under the rules and regulations of the Securities and Exchange Commission prior to the time that the registration statement of which this prospectus forms a part is declared effective by the Securities and Exchange Commission, and in any event we plan to form an Audit Committee as provided above no later than the end of our current fiscal year in September 2004.

        Nominating Committee. Our Nominating Committee currently consists of two directors, Mr. Robert A. Spigno, who serves as Chairman, and Mr. Lawrence Muirhead, neither of whom is "independent" under the rules and regulations of the Securities and Exchange Commission or under the current Nasdaq listing standards. We intend to reconstitute our Nominating Committee with one or more independent members of our board of directors prior to the end of our current fiscal year in September 2004. Our Nominating Committee assists our board of directors in the selection of nominees for election to the board. The committee determines the required selection criteria and qualifications of director nominees based upon the needs of ConectiSys at the time nominees are considered and recommends candidates to be nominated for election to the board.

        Compensation Committee Interlocks and Insider Participation

        No member of our board of directors has a relationship that would constitute an interlocking relationship with executive officers and directors of another entity.

        Employment Contracts and Termination of Employment and Change-in-Control Arrangements

        In October 1995, our board of directors set the compensation for Robert A. Spigno, our Chairman of the Board and Chief Executive Officer. Mr. Spigno has executed an employment agreement with ConectiSys effective October 2, 1995, as amended by employment agreement amendments effective July 24, 1996, August 11, 1997, September 1, 1999 and March 27, 2000 that provide for annual salary of $160,000 and a bonus of 50% of Mr. Spigno's annual salary, with the bonus payable in common stock of ConectiSys.

        In August 1998, our board of directors set the compensation for Lawrence Muirhead, our Chief Technology Officer. Mr. Muirhead has executed an employment agreement with ConectiSys effective August 1, 1998, that provides for annual salary compensation of $150,000. On November 22, 1999, Mr. Muirhead was granted an option initially expiring December 31, 2002 to purchase up to 2,000,000 shares of common stock at an exercise price of $.50 per share, which was the closing price of a share of our common stock on that date. This option vests upon the achievement of certain specified performance criteria. On January 6, 2003, we extended the expiration date of this option to December 31, 2004.

        In October 1995, our board of directors set the compensation for Patricia A. Spigno, our Chief Financial Officer and Secretary. Ms. Spigno has executed an employment agreement with ConectiSys effective October 2, 1996, as amended by employment agreement amendments effective July 24, 1996, September 1, 1999 and March 27, 2000 that provide for annual salary of $80,000 and a bonus of 50% of Ms. Spigno's annual salary, with the bonus payable in common stock of ConectiSys.

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        In October 1995, our board of directors set the compensation for Robert A. Spigno, our Chairman of the Board and Chief Executive Officer. Mr. Spigno has executed an employment agreement with ConectiSys effective October 2, 1995, as amended by employment agreement amendments effective July 24, 1996, August 11, 1997, September 1, 1999 and March 27, 2000 that provide for annual salary of $160,000 and a bonus of 50% of Mr. Spigno's annual salary, with the bonus payable in common stock of ConectiSys.

        In August 1998, our board of directors set the compensation for Lawrence Muirhead, our Chief Technology Officer. Mr. Muirhead has executed an employment agreement with ConectiSys effective August 1, 1998, that provides for annual salary compensation of $150,000. On November 22, 1999, Mr. Muirhead was granted an option initially expiring December 31, 2002 to purchase up to 2,000,000 shares of common stock at an exercise price of $.50 per share, which was the closing price of a share of our common stock on that date. This option vests upon the achievement of certain specified performance criteria. On January 6, 2003, we extended the expiration date of this option to December 31, 2004.

        In October 1995, our board of directors set the compensation for Patricia A. Spigno, our Chief Financial Officer and Secretary. Ms. Spigno has executed an employment agreement with ConectiSys effective October 2, 1996, as amended by employment agreement amendments effective July 24, 1996, September 1, 1999 and March 27, 2000 that provide for annual salary of $80,000 and a bonus of 50% of Ms. Spigno's annual salary, with the bonus payable in common stock of ConectiSys.

	On September 1, 2002, we executed a promissory note due September 1, 2003 in favor of Robert Spigno in the principal amount of $87,100 representing amounts borrowed from Mr. Spigno prior to that date. On September 1, 2003 we executed a replacement promissory note in favor of Mr. Spigno in the amount of $36,000. As of September 30, 2003, approximately $36,920 of principal and accrued and unpaid interest under this note remained outstanding. As of June 22, 2004, approximately $35,100 of principal and accrued and unpaid interest under this note remained outstanding. The loan balance is currently due on demand and accrues interest at an annual rate of 18%.

	On October 1, 2002, we owed Patricia A. Spigno approximately $8,140 resulting from cash advances, other borrowings and related accrued interest. On September 1, 2003 we executed a replacement promissory note in favor of Ms. Spigno in the amount of $50,000. We borrowed additional funds from Ms. Spigno resulting in approximately $52,170 owed to Ms. Spigno as of September 30, 2003. As of June 22, 2004, approximately $41,200 was owed to Ms. Spigno. The loan balance is currently due on demand and accrues interest at an annual rate of 18%.

        In October 2002, Laurus Master Fund transferred into its name 279,539 shares of our common stock pledged by Robert Spigno as security for a loan made by Laurus to us in April 2001 in the original principal amount of $300,000.

        In October 2002, Laurus Master Fund transferred into its name 1,458,059 shares of our common stock pledged by Patricia Spigno as security for a loan made by Laurus to us in April 2001 in the original principal amount of $300,000.

        In November 2002, Laurus Master Fund transferred into its name 1,556,346 shares of our common stock pledged by Robert Spigno as security for a loan made by Laurus to us in April 2001 in the original principal amount of $300,000.

        In November 2002, we issued 636,886 shares of common stock to Lawrence Muirhead to reimburse him for 636,886 shares pledged by him as security for a loan made by Laurus Master Fund to us in April 2001 in the original principal amount of $300,000, which pledged shares were transferred by Laurus into its name in connection with a default on that loan.

        In November 2002, we issued 2,630,742 shares of common stock to Robert Spigno to reimburse him for 2,630,742 shares pledged by him as security for a loan made by Laurus Master Fund to us in April 2001 in the original principal amount of $300,000, which pledged shares were transferred by Laurus into its name in connection with a default on that loan.

        In November 2002, we issued 1,458,059 shares of common stock to Patricia Spigno to reimburse her for 1,458,059 shares pledged by her as security for a loan made by Laurus Master Fund to us in April 2001 in the original principal amount of $300,000, which pledged shares were transferred by Laurus into its name in connection with a default on that loan.

        On December 12, 2002, we issued 250,000 shares of common stock valued at $1,250 to Melissa McGough as bonus compensation.

        Effective December 31, 2002, Robert Spigno earned bonus compensation under his employment arrangement with ConectiSys in the amount of $80,000 payable in common stock of ConectiSys based on a conversion price equal to 50% of the average of the closing bid and asked prices of a share of our common stock for the 30 days prior to December 31, 2002. The number of shares of common stock of ConectiSys issuable in connection with this bonus was 8,000,000.

        Effective December 31, 2002, Patricia Spigno earned bonus compensation under her employment arrangement with ConectiSys in the amount of $40,000 payable in common stock of ConectiSys based on a conversion price equal to 50% of the average of the closing bid and asked prices of a share of our common stock for the 30 days prior to December 31, 2002. The number of shares of common stock of ConectiSys issuable in connection with this bonus was 4,000,000.

        In January 2003, we issued 2,361,814 shares of common stock to Robert Spigno to reimburse him for 2,361,814 shares pledged by him as security for a loan made by Mercator Momentum Fund to us in February 2002 in the original principal amount of $340,000, which pledged shares were transferred by Mercator into its name in connection with a default on that loan.

        In January 2003, we issued 47,521 shares of common stock to Lawrence Muirhead to reimburse him for 47,521 shares pledged by him as security for a loan made by Laurus Master Fund to us in April 2001 in the original principal amount of $300,000, which pledged shares were transferred by Laurus into its name in connection with a default on that loan.

        On January 6, 2003, we extended to December 31, 2004, the expiration date of an option granted to Mr. Muirhead on November 22, 1999 that initially expired December 31, 2002, to purchase up to 2,000,000 shares of common stock at an exercise price of $.50 per share, which was the closing price of a share of our common stock on the date of grant. This option vests upon the achievement of certain specified performance criteria.

        On January 6, 2003, we extended to December 31, 2004, the expiration date of an option granted to Mr. Spigno on November 22, 1999 that initially expired December 31, 2002, to purchase up to 500,000 shares of common stock at an exercise price of $.15 per share, which was 50% of the closing price of a share of our common stock on the date of grant. This option vested immediately.

        On January 6, 2003, we extended to December 31, 2004, the expiration date of an option granted to Ms. McGough on September 1, 1999 that initially expired December 31, 2002, to purchase up to 100,000 shares of common stock at an exercise price of $.38 per share, which was 50% of the closing price of a share of our common stock on the date of grant. This option vested immediately.

        On December 10, 2003, Mr. Spigno exercised a portion of an option to purchase 15,845 shares of Class A Preferred Stock for $1.00 per share, which was the estimated value on that date.

        Effective December 31, 2003, Robert Spigno earned bonus compensation under his employment arrangement with ConectiSys in the amount of $80,000 payable in common stock of ConectiSys based on a conversion price equal to 50% of the average of the closing bid and asked prices of a share of our common stock for the 30 days prior to December 31, 2003. The number of shares of common stock of ConectiSys issuable in connection with this bonus was 8,000,000.

        Effective December 31, 2003, Patricia Spigno earned bonus compensation under her employment arrangement with ConectiSys in the amount of $40,000 payable in common stock of ConectiSys based on a conversion price equal to 50% of the average of the closing bid and asked prices of a share of our common stock for the 30 days prior to December 31, 2003. The number of shares of common stock of ConectiSys issuable in connection with this bonus was 4,000,000.

        On January 6, 2004, we repriced Robert Spigno's fully-vested option to purchase up to 500,000 shares of Class B Preferred Stock from an exercise price of $0.50 per share to an exercise price of $.05 per share. The exercise price of $.05 per share equates to $.005 per share of common stock if the Class B Preferred Stock were converted, which was in excess of the price of our common stock on that date. This option was granted on September 11, 2001 and vested immediately with an initial exercise price of $2.50 per share which equaled $.25 per share of common stock if the Class B Preferred Stock were converted, which was the price of our common stock on that date. On June 28, 2002 this option was repriced from an exercise price of $2.50 per share to an exercise price of $.50 per share, which was in excess of the price of our common stock on that date.

        We are or have been a party to various employment, consulting and compensation arrangements with related parties, as more particularly described above under the headings "Employment Contracts and Termination of Employment and Change-in-Control Arrangements," "Compensation of Executive Officers" and "Compensation of Directors."

                   PRINCIPAL AND SELLING SECURITY HOLDERS

        As of June 22, 2004, a total of 986,190,156 shares of our common stock were outstanding. The following table sets forth information as of that date regarding the beneficial ownership of our common stock both before and immediately after the offering by:

        o each person known by us to own beneficially more than five percent, in the aggregate, of the outstanding shares of our common stock as of the date of the table;

        o       each selling security holder;

        o       each of our directors;

        o each executive officer named in the Summary Compensation Table contained elsewhere in this prospectus; and

        o       all of our directors and executive officers as a group.

        Beneficial ownership is determined in accordance with Rule 13d-3 promulgated by the Securities and Exchange Commission, and generally includes voting or investment power with respect to securities. Except as indicated in the footnotes to the table, we believe each holder possesses sole voting and investment power with respect to all of the shares of common stock owned by that holder, subject to community property laws where applicable. In computing the number of shares beneficially owned by a holder and the percentage ownership of that holder, shares of common stock subject to options or warrants or underlying notes or preferred stock held by that holder that are currently exercisable or convertible or are exercisable or convertible within 60 days after the date of the table are deemed outstanding. Those shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other person or group.

        Other than certain shares of common stock issuable in connection with the exercise of certain warrants, which shares have previously been registered on Registration Statements No. 333-87062 and 333-102781, all of the shares of common stock being offered under this prospectus are issuable upon conversion of debentures or upon exercise of warrants that were acquired by the selling security holders from us in connection with a private placement that we made effective as of April 19, 2004 or in connection with additional funding tranches, as described below, that the debenture investors have committed to make. In the private placement effective April 19, 2004, we issued $250,000 in principal amount of secured convertible debentures due April 19, 2005 to four accredited investors, or the debenture investors, in exchange for gross proceeds of $250,000 in cash. In connection with that private placement, we also issued warrants to purchase up to an aggregate of 1,250,000 shares of our common stock to the debenture investors. Upon filing of the registration statement of which this prospectus is a part, the debenture investors have committed to purchase an additional $625,000 of our secured convertible debentures and related warrants to purchase up to an aggregate of 3,125,000 shares of our common stock. Upon declaration of the effectiveness by the Securities and Exchange Commission of the registration statement of which this prospectus is a part, the debenture investors have committed to purchase an additional $625,000 of our secured convertible debentures and related warrants to purchase up to an aggregate of 3,125,000 shares of our common stock.

        The secured convertible debentures bear interest at an initial rate of 12% per year. The initial conversion price of the debentures is equal to the lesser of (i) 40% of the average of the three lowest intraday trading prices of a share of our common stock for the twenty trading days immediately preceding a conversion date, and (ii) $.005. The conversion price also is subject to customary anti-dilution adjustments in connection with mergers, acquisitions, stock splits, dividends and the like.

        We agreed to register for resale a total of 200% of the shares of common stock that may be issuable upon conversion of the convertible debentures and related warrants. The shares of common stock being offered under this prospectus include shares of common stock issuable upon conversion of the secured convertible debentures and upon exercise of the related warrants without regard to the exercise limitations described below.

        The terms of the secured convertible debentures and the warrants prohibit conversion of the secured convertible debentures or exercise of the warrants to the extent that conversion of the debentures would result in the debenture investor, together with its affiliates, beneficially owning in excess of 4.9% of our outstanding shares of common stock, and to the extent that exercise of the warrants would result in the debenture investor, together with its affiliates, beneficially owning in excess of 4.9% of our outstanding shares of common stock. A debenture investor may waive the 4.9% limitation upon 60 days' prior written notice to us. Also, these limitations do not preclude a debenture investor from converting or exercising a secured convertible debenture or warrant and selling shares underlying the secured convertible debenture or warrant in stages over time where each stage does not cause the investor and its affiliates to beneficially own shares in excess of the limitation amounts. Despite the limitations contained in the secured convertible debentures and warrants, the number of shares shown in the table as beneficially owned by each debenture investor prior to this offering is in excess of 4.9% of the shares of our common stock outstanding based on the date of the table. The number of shares being offered by each debenture investor under this prospectus is in excess of the amount of shares issuable to that investor without such investor's waiver of the conversion and exercise limitations discussed above.

        We have agreed to pay expenses, other than broker discounts and commissions, if any, in connection with this prospectus. We have agreed with some of the selling security holders to prepare and file all amendments and supplements to the registration statement of which this prospectus is a part as may be necessary under the rules and regulations of the Securities Act of 1933 to keep it effective until the earlier of:

        o the date that all shares of common stock offered under this prospectus may be resold by those holders in a public transaction without volume limitations or other material restrictions without registration under the Securities Act, including without limitation, under Rule 144 under the Securities Act; and

        o the date that all shares of common stock offered by those holders under this prospectus have been resold.

        We will not receive any of the proceeds from the sale of the shares of common stock offered by the selling security holders.

        The shares of common stock being offered under this prospectus may be offered for sale from time to time during the period the registration statement of which this prospectus is a part remains effective, by or for the accounts of the selling security holders listed in the table below.



Name and Address of              Title of        Shares Beneficially Owned       Shares        Shares Beneficially
of Beneficial Owner (1)(2)        Class          Prior to the Offering       Being Offered  Owned After the Offering(3)
                                                        Number                                 Number     % of Class
__________________________      ________        _________________________    _____________   __________________________
Robert A. Spigno..........      Common                31,123,164(4)                 --         31,123,164       *

                            Class A Preferred            450,020(5)                 --            450,020  100.00%

                            Class B Preferred            500,000(6)                 --            500,000  100.00%

Patricia A. Spigno........      Common                12,267,340(7)                 --         12,267,340       *

Lawrence Muirhead.........      Common                   971,393                    --            971,393       *

Melissa McGough...........      Common                   454,138(8)                 --            454,138       *

AJW Qualified Partners, LLC.    Common             1,368,104,180(9)       1,368,104,180(9)     225,353,120(9) 4.9%

New Millennium Capital
Partners II, LLC                Common             1,199,450,000(9)       1,199,450,000(9)     225,353,120(9) 4.9%

AJW Partners, LLC               Common               678,666,660(9)         678,666,660(9)     225,353,120(9) 4.9%

AJW Offshore, Ltd.              Common               141,279,160(9)         141,279,160(9)     225,353,120(9) 4.9%

All directors and executive
officers
as a group (4 persons)          Common                44,816,035(10)                 --           44,816,035     *
                            Class A Preferred            450,020(5)                  --             450,020 100.00%
                            Class B Preferred            500,000(6)                  --             500,000 100.00%

        _______________
        *       Less than 1.00%

        (1) The address of each director and executive officer named in this table is c/o ConectiSys Corporation, 24730 Avenue Tibbitts, Suite 130, Valencia, California 91355. Mr. Spigno and Mr. Muirhead are directors and executive officers of ConectiSys. Ms. McGough is a director of ConectiSys. Ms. Spigno is an executive officer of ConectiSys.

        (2) The address of each of AJW Partners, LLC, New Millennium Capital Partners II, LLC and AJW Qualified Partners, LLC and AJW Offshore, Ltd. is 1044 Northern Boulevard, Suite 302, Roslyn, New York 11576. AJW Offshore, Ltd. was formerly known as AJW/New Millennium Offshore, Ltd. and AJW Qualified Partners, LLC was formerly known as Pegasus Capital Partners, LLC.

        (3) Assumes all shares of class being offered are sold and is based on 986,190,156 shares outstanding plus the 3,387,500,000 shares offerred and assumed sold under this propsectus

        (4) Includes 1,443,654 shares underlying options and 5,000,000 shares issuable upon conversion of Class B Preferred Stock. Mr. Spigno holds an option to purchase Class B Preferred Stock. Also includes 19,686,954 shares issuable in connection with payment of annual bonuses for fiscal years 2000 through 2003.

        (5) Includes an option to purchase up to 234,155 shares of Class A Preferred Stock.

        (6) Represents an option to purchase up to 500,000 shares of Class B Preferred Stock.

        (7) Includes 500,000 shares underlying options. Also includes 9,843,477 shares issuable in connection with payment of annual bonuses for fiscal years 2000 through 2003.

        (8)     Includes 100,000 shares underlying options.

        (9) The number of shares set forth in the table for the selling security holders represents an estimate of the number of shares of common stock to be offered by the selling security holders. The actual number of shares of common stock issuable upon conversion of the debentures and exercise of the related warrants is indeterminate, is subject to adjustment and could be materially less or more than such estimated number depending on factors which cannot be predicted by us at this time including, among other factors, the future market price of the common stock. The actual number of shares of common stock offered in this prospectus, and included in the registration statement of which this prospectus is a part, includes such additional number of shares of common stock as may be issued or issuable upon conversion of the debentures and exercise of the related warrants by reason of any stock split, stock dividend or similar transaction involving the common stock, in accordance with Rule 416 under the Securities Act of 1933. Under the terms of the debentures, if the debentures had actually been converted on June 22, 2004, the conversion price would have been approximately $.0006. Under the terms of the warrants, if the warrants had actually been converted on June 22, 2004, the exercise price would have been (i) $.002 for the warrants issued in April 2004 and to be issued in connection with related subsequent funding tranches, (ii) $.005 for the warrants issued in the November 2003 to March 2004 financing transactions and the November 2002 through May 2003 financing transactions, and
                (iii) approximately $.0006 for the warrants issued in the March 2002 through June 2002 financing transactions.

        (10) Includes 2,043,654 shares underlying options and 5,000,000 shares issuable upon conversion of Class B Preferred Stock. Also includes 29,530,431 shares issuable in connection with payment of annual bonuses for fiscal years 2000 through 2003.

                               PLAN OF DISTRIBUTION

        The selling security holders and any of their donees, pledgees, assignees and other successors-in-interest may, from time to time, sell any or all of their shares of our common stock being offered under this prospectus on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales, which may include block transactions, may be at fixed or negotiated prices. The selling security holders may use any one or more of the following methods when selling shares:

        o ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

        o block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

        o purchases by a broker-dealer as principal and resales by the broker-dealer for its own account;

        o an exchange distribution in accordance with the rules of the applicable exchange;

        o       privately negotiated transactions;

        o short sales, which are contracts for the sale of shares of stock that the seller does not own, or certificates for which are not within his control, so as to be available for delivery at the time when, under applicable rules, delivery must be made;

        o       transactions to cover short sales;

        o broker-dealers may agree with the selling security holders to sell a specified number of shares at a stipulated price per share;

        o       a combination of any of these methods of sale; or

        o       any other method permitted by applicable law.

        The sale price to the public may be:

        o       the market price prevailing at the time of sale;

        o       a price related to the prevailing market price;

        o       at negotiated prices; or

        o a price the selling security holder determines from time to time.

        The shares may also be sold under Rule 144 or Regulation S under the Securities Act of 1933, if available, rather than under this prospectus. The selling security holders have the sole and absolute discretion not to accept any purchase offer or make any sale of shares if they deem the purchase price to be unsatisfactory at any particular time.

        The selling security holders may also engage in short sales against the box, which are sales where the seller owns enough shares to cover the borrowed shares, if necessary, puts and calls and other transactions in securities of ConectiSys or derivatives of ConectiSys securities and may sell or deliver shares in connection with these trades. The selling security holders may pledge their shares to their brokers under the margin provisions of customer agreements. If a selling security holder defaults on a margin loan, the broker may, from time to time, offer and sell the pledged shares.

        Broker-dealers engaged by the selling security holders may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling security holders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The selling security holders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

        The selling security holders and any broker-dealers or agents that are involved in selling the shares may be deemed to be "underwriters" within the meaning of the Securities Act in connection with these sales. In that event, any commissions received by these broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

        The selling security holders, alternatively, may sell all or any part of the shares offered in this prospectus through an underwriter. To our knowledge, no selling security holder has entered into any agreement with a prospective underwriter, and there is no assurance that any such agreement will be entered into. If a selling security holder enters into such an agreement or agreements, the relevant details will be set forth in a supplement or revisions to this prospectus.

        The selling security holders and any other persons participating in the sale or distribution of the shares offered under this prospectus will be subject to applicable provisions of the Exchange Act and the rules and regulations under that act, including Regulation M. These provisions may restrict activities of, and limit the timing of purchases and sales of any of the shares by, the selling security holders or any other such person. Furthermore, under Regulation M, persons engaged in a distribution of securities are prohibited from simultaneously engaging in market making and other activities with respect to those securities for a specified period of time prior to the commencement of such distributions, subject to specified exceptions or exemptions. All of these limitations may affect the marketability of the shares.

        This prospectus does not cover the sale or other transfer of the secured convertible debentures or the warrants held by the selling security holders or the issuance of shares of common stock to the holders of the secured convertible debentures or the warrants upon conversion or exercise. If a selling security holder transfers its secured convertible debentures or warrants prior to conversion or exercise, the transferee of the secured convertible debentures or warrants may not sell the shares of common stock issuable upon conversion of the secured convertible debentures or upon exercise of the warrants under the terms of this prospectus unless this prospectus is appropriately amended or supplemented by us.

        For the period a holder holds the secured convertible debentures or the warrants, the holder has the opportunity to profit from a rise in the market price of our common stock without assuming the risk of ownership of the shares of common stock issuable upon conversion of the secured convertible debentures or upon exercise of the warrants. The terms on which we could obtain additional capital during the period in which the secured convertible debentures or the warrants remain outstanding may be adversely affected. The holders of the secured convertible debentures and the warrants are most likely to voluntarily convert their secured convertible debentures or exercise their warrants when the conversion price or exercise price is less than the market price of our common stock.

        We have agreed to indemnify the selling security holders, or their transferees or assignees, against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments the selling security holders or their respective pledgees, donees, transferees or other successors in interest, may be required to make in respect of such liabilities.

                        DESCRIPTION OF CAPITAL STOCK

        Our authorized capital stock consists of 1,000,000,000 shares of common stock, no par value per share, and 50,000,000 shares of preferred stock, $1.00 par value per share. Of the 50,000,000 authorized shares of preferred stock, 1,000,000 shares have been designated as Class A Preferred Stock, or Class A Preferred, 1,000,000 shares have been designated as Class B Preferred Stock, or Class B Preferred, and the remaining 48,000,000 shares are undesignated. As of June 22, 2004, there were 986,190,156 shares of common stock outstanding held by approximately 790 shareholders of record and 215,865 shares of Class A Preferred outstanding held by one holder of record and no shares of Class B Preferred outstanding.

        We have filed a proxy statement with the Securities and Exchange Commission covering, among other things, a proposal to be voted on by our shareholders to increase our authorized shares of common stock from 1,000,000,000 shares to 7,500,000,000 shares. Prior to the time that the registration statement of which this prospectus forms a part is declared effective by the Securities and Exchange Commission, we must duly increase our authorized shares of common stock to an amount at least sufficient to cover the shares of common stock to be registered for resale under the registration statement of which this prospectus forms a part. The following is a summary description of our capital stock.

        Common Stock

        The holders of outstanding shares of our common stock are entitled to receive dividends out of assets legally available at times and in amounts as the board of directors may from time to time determine, subordinate to any preferences that may be granted to the holders of preferred stock. Holders of common stock are entitled to one vote per share on all matters on which the holders of common stock are entitled to vote.

        The common stock is not entitled to preemptive rights and may not be redeemed or converted. Upon our liquidation, dissolution or winding up, the assets legally available for distribution to our shareholders are divided among the holders of the common stock in proportion to the number of shares of common stock held by each of them, after payment of all of our debts and liabilities and fulfillment of the rights of any outstanding class or series of preferred stock that has priority to distributed assets. The rights of holders of common stock are subordinate to those of holders of any series of preferred stock.

        Preferred Stock

        Preferred stock may be issued from time to time in one or more series, and our board of directors, without action by the holders of common stock, may fix or alter the voting rights, redemption provisions, dividend rights, dividend rates, claims to our assets superior to those of holders of our common stock, conversion rights and any other rights, preferences, privileges and restrictions of any wholly unissued series of preferred stock. The board of directors, without shareholder approval, can issue shares of preferred stock with rights that could adversely affect the rights of the holders of common stock. The issuance of shares of preferred stock could adversely affect the voting power of the holders of common stock and could have the effect of making it more difficult for a third party to acquire, or could discourage or delay a third party from acquiring, a majority of our outstanding common stock.

        Class A Preferred

        Each share of Class A Preferred is entitled to 100 votes per share on all matters presented to our shareholders for action. The Class A Preferred does not have any liquidation preference, additional voting rights, conversion rights, anti-dilution rights or any other preferential rights.

        Class B Preferred

        Each share of Class B Preferred is convertible into 10 shares of our common stock. The Class B Preferred does not have any liquidation preference, voting rights, other conversion rights, anti-dilution rights or any other preferential rights.

        Transfer Agent and Registrar

        The transfer agent and registrar for our common stock is Signature Stock Transfer, Inc. Its telephone number is (972) 788-4193.

                               LEGAL MATTERS

        The validity of the shares of common stock offered under this prospectus will be passed upon by Rutan & Tucker, LLP, Costa Mesa, California.

                                  EXPERTS

        The consolidated financial statements of ConectiSys as of and for the years ended September 30, 2003 and 2002 included in this prospectus and in the registration statement of which this prospectus is a part have been audited by Hurley & Company, independent certified public accountants, to the extent and for the periods set forth in their report, appearing elsewhere in this prospectus and are incorporated in this prospectus in reliance upon the report given upon the authority of Hurley & Company as experts in auditing and accounting.

                    WHERE YOU CAN FIND MORE INFORMATION

        We have filed with the Securities and Exchange Commission a registration statement on Form SB?2 under the Securities Act, and the rules and regulations promulgated under the Securities Act, with respect to the common stock offered under this prospectus. This prospectus, which constitutes a part of the registration statement, does not contain all of the information contained in the registration statement and the exhibits and schedules to the registration statement. While material elements of the contracts and documents referenced in this prospectus are contained in this prospectus, statements contained in this prospectus as to the contents of any contract or other document referred to are not necessarily complete, and in each instance reference is made to the full text of the contract or other document which is filed as an exhibit to the registration statement.

        For further information with respect to us and the common stock offered under this prospectus, reference is made to the registration statement and its exhibits and schedules. The registration statement, including its exhibits and schedules, may be inspected without charge at the Public Reference Room maintained by the Securities and Exchange Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. Copies of such documents may be obtained from the Securities and Exchange Commission upon the payment of the charges prescribed by the Securities and Exchange Commission. The public may obtain information on the operation of the Public Reference Room by calling the Securities and Exchange Commission at 1-800-SEC-0330.

        The Securities and Exchange Commission maintains an Internet web site that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Securities and Exchange Commission. The Securities and Exchange Commission's web site address is http://www.sec.gov. Our web site address is http://www.conectisys.com.

        All trademarks or trade names referred to in this prospectus are the property of their respective owners.

                                CONECTISYS CORPORATION
                              INDEX TO FINANCIAL STATEMENTS



                                                                Page
                                                                ----

        Consolidated Financial Statements As Of And For The
             Years Ended September 30, 2003 and 2002
        ----------------------------------------------------

        Report of Independent Certified Public Accountants........F-1

        Consolidated Balance Sheet as of September 30, 2003.......F-3

        Consolidated Statements of Operations for the Years
         Ended September 30, 2003 and 2002 and the
         Cumulative Period From December 31, 1990 (Inception)
         Through September 30, 2003...............................F-5

        Consolidated Statements of Shareholders' Equity
         (Deficit) for the Cumulative Period From December
         31, 1990 (Inception) Through September 30, 2003..........F-6

        Consolidated Statements of Cash Flows for the Years
         Ended September 30, 2003 and 2002 and the Cumulative
         Period From December 31, 1990 (Inception) Through
         September 30, 2003.......................................F-14

        Notes to Consolidated Financial Statements................F-17

        Condensed Consolidated Financial Statements As Of And
        For The Three and Six Months Ended March 31, 2004 and 2003
        ----------------------------------------------------------

        Condensed Consolidated Balance Sheets as of March 31,
         2004 (unaudited) and September 30, 2003 (audited).......F-58

        Consolidated Statements of Operations for the Three
         and Six Months Ended March 31, 2004 and 2003 and the
         Cumulative Period From December 31, 1990 (Inception)
         Through March 31, 2004 (unaudited ).....................F-60

        Consolidated Statements of Changes in Shareholders'
         Equity (Deficit) for the Cumulative Period From
         December 31, 1990 (Inception)Through March 31, 2004.....F-61

        Consolidated Statement of Cash Flows for the Six
         Months Ended March 31, 2004 and 2003 and the
         Cumulative Period From December 31, 1990 (Inception)
         Through March 31, 2004 (unaudited)......................F-69

         Notes to Condensed Consolidated Financial
         Statements (unaudited)..................................F-72


Consolidated Financial Statements As Of And For The Years Ended September 30, 2003 and 2002
----------------------------------------------------------------------------

INDEPENDENT AUDITORS' REPORT

Board of Directors
Conectisys Corporation and Subsidiaries
Valencia, California

We have audited the accompanying consolidated balance sheet of Conectisys Corporation and Subsidiaries (a development stage company) (the "Company") as of September 30, 2003, and the related consolidated statements of operations, changes in shareholders' equity (deficit), and cash flows for the years ended September 30, 2003 and 2002, and the cumulative period from December 1, 1990 (inception of development stage) through September 30, 2003, except that we did not audit these financial statements for the period December 1, 1990 (inception of development stage) through November 30, 1997; these financial statements were audited by other auditors, whose reports dated March 6, 1998 (for the period December 1, 1994 through November 30, 1997) and January 9, 1995 (for the period December 1, 1990 (inception of development stage) through November 30, 1994), respectively, expressed a going concern uncertainty.
These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Conectisys Corporation and Subsidiaries as of September 30, 2003, and the results of their operations and their cash flows for the years ended September 30, 2003 and 2002, and the cumulative period from December 1, 1990 (inception of development stage) through September 30, 2003, in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the consolidated financial statements, the Company has suffered recurring losses from operations and has a deficiency in working capital at September 30, 2003. These matters raise substantial doubt about its ability to continue as a going concern. Management's plans concerning these matters are also described in Note 2. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

                                         Hurley & Company


Granada Hills, California
January 6, 2004

CONECTISYS CORPORATION AND SUBSIDIARIES (A Development Stage Company) CONSOLIDATED BALANCE SHEET September 30, 2003




ASSETS

Current assets:
Cash and cash equivalents                            $     2,282
     Debt issuance costs - current, net of
       accumulated amortization of $275,448               27,896
                                                     -----------
Total current assets                                      30,178

Property and equipment, net of
     accumulated depreciation of $304,553                 32,476

Other assets:
License rights and technology, net of
  accumulated amortization of $421,4     78                  -
                                                     -----------

     Total assets                                    $    62,654
                                                     ===========


The accompanying notes are an integral part of these consolidated financial statements.

CONECTISYS CORPORATION AND SUBSIDIARIES (A Development Stage Company) CONSOLIDATED BALANCE SHEET (continued)
September 30, 2003


LIABILITIES AND SHAREHOLDERS' DEFICIT

Current liabilities:
  Accounts payable                                   $    274,746
  Accrued compensation                                  1,113,620
  Due to officers                                          92,121
  Accrued interest                                        339,965
  Other current liabilities                                14,410
  Notes payable and
    current portion of long-term debt                   1,090,597
                                                     ------------
Total current liabilities                               2,925,459

Long-term debt, net of current portion                     99,615

Commitments and contingencies                                 -

SHAREHOLDERS' DEFICIT:

Preferred stock - Class A, $1.00 par value;
  1,000,000 shares authorized, 200,020
  shares issued and outstanding                           200,020
Convertible preferred stock - Class B,
  no par value; 1,000,000 shares
  authorized, -0- shares issued and outstanding               -
Common stock, no par value; 1,000,000,000
  shares authorized, 490,224,872
  shares issued and outstanding                        19,807,537
Additional paid-in capital:
  Convertible preferred stock - Class B, no
    par value; 1,000,000 stock options exercisable        100,000
  Common stock, no par value;
    11,307,154 stock options and warrants exercisable   1,353,511
  Beneficial conversion option, debt instruments          881,550
Deficit accumulated during the development stage      (25,305,038)
                                                     ------------
Total shareholders' deficit                            (2,962,420)
                                                     ------------
Total liabilities and
 shareholders' deficit                               $     62,654
                                                     ============

The accompanying notes are an integral part of these consolidated financial statements.

CONECTISYS CORPORATION AND SUBSIDIARIES (A Development Stage Company) CONSOLIDATED STATEMENTS OF OPERATIONS

For the Years Ended September 30, 2003 and 2002, and the Cumulative Period
From December 1, 1990 (Inception) Through September 30, 2003

                               Year          Year      Dec. 1, 1990
                              Ended         Ended       (Inception)
                          September 30, September 30,     Through
                               2003          2002     Sept. 30, 2003
                           -----------   -----------  --------------
Net revenues               $       -     $       -    $      517,460

Cost of sales                  148,675        73,667         790,063
                           -----------   -----------  --------------
Gross loss                    (148,675)      (73,667)       (272,603)

Operating expenses:
 General and administrative  1,372,655     1,808,657      18,541,785
 Bad debt expense                  -             -         1,680,522
                           -----------   -----------  --------------
Loss from operations        (1,521,330)   (1,882,324)    (20,494,910)

Other income (expense):
 Settled damages                   -             -            25,000
 Other income                      -             -            12,072
 Interest income                     1             2         102,924
 Interest expense             (865,546)     (464,410)     (2,635,021)
 Write-off of
  intangible assets                -             -        (1,299,861)
 Minority interest                 -             -            62,500
                           -----------   -----------  --------------
Net loss                   $(2,386,875)  $(2,346,732) $  (24,227,296)
                           ===========   ===========  ==============


Weighted average number
 of shares outstanding -
 basic and diluted         237,357,973    39,976,138

Net loss per share -
 basic and diluted         $      (.01)  $      (.06)
                           ===========   ===========


The accompanying notes are an integral part of these consolidated financial statements.

CONECTISYS CORORATION AND SUBSIDIARIES (A Development Stage Company) CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY (DEFICIT) For the Cumulative Period December 1, 1990 (Inception) Through September 30, 2003

                                                                                                   Deficit
                                                                                                 Accumulated       Total
                                  Preferred Stock      Common Stock        Additional   Stock     During the  Shareholders'
                                     Class A           No Par Value          Paid-in  Subscript.  Development      Equity
                                  Shares    Value    Shares       Value      Capital  Receivable    Stage        (Deficit)
                               --------- ---------- ---------- ----------- ---------- ---------- ------------ -----------
Balance,
 December 1, 1990
(re-entry
  development stage)                 -   $      -       10,609 $ 1,042,140 $      -   $      -   $ (1,042,140)$       -

Shares issued in exchange for:
 Cash, May 31, 1993                  -          -        1,000       1,000        -          -            -         1,000
 Capital contribution,
  May 31, 1993                       -          -        2,000         515        -          -            -           515
 Services, March 26, 1993            -          -        2,000         500        -          -            -           500
 Services, March 26, 1993            -          -        1,200         600        -          -            -           600
Net loss for the year                -          -          -           -          -          -         (5,459)     (5,459)
                               --------- ----------  --------- ----------- ---------- ------------ ---------- -----------
Balance,
 November 30, 1993                   -          -       16,809   1,044,755        -          -     (1,047,599)     (2,844)

Shares issued in exchange for:
 Services, May 1, 1994               -          -        2,400       3,000        -          -            -         3,000
 Cash, September 1, 1994             -          -       17,771      23,655        -          -            -        23,655
 Services, September 15, 1994        -          -        8,700      11,614        -          -            -        11,614
 Cash, September 26, 1994            -          -        3,000      15,000        -          -            -        15,000
 Cash, October 6, 1994            16,345     16,345        -           -          -          -            -        16,345
 Cash, September and October,
  1994                               -          -        1,320      33,000        -          -            -        33,000
Net loss for the year                -          -          -           -          -          -        (32,544)    (32,544)
                               --------- ----------  --------- ----------- ---------- ------------ ---------- -----------
Balance,
 November 30, 1994                16,345     16,345     50,000   1,131,024        -          -     (1,080,143)     67,226



The accompanying notes are an integral part of these consolidated financial statements.


CONECTISYS CORPORATION AND SUBSIDIARIES (A Development Stage Company)
CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY (DEFICIT)
For the Cumulative Period December 1, 1990 (Inception) Through September 30, 2003


                                                                                                   Deficit
                                                                                                 Accumulated       Total
                                  Preferred Stock      Common Stock       Additional    Stock     During the  Shareholders'
                                     Class A           No Par Value         Paid-in   Subscript. Development      Equity
                                  Shares    Value    Shares       Value     Capital   Receivable    Stage        (Deficit)
                               --------- ---------- ---------- ----------- ---------- ---------- ------------ -----------
Shares issued in exchange for:
 Cash, February 13, 1995             -   $      -        1,160 $   232,000 $      -   $      -   $        -   $   232,000
 Debt repayment, February 13,
  1995                               -          -        2,040     408,000        -          -            -       408,000
 Debt repayment, February 20,
  1995                               -          -        4,778     477,810        -          -            -       477,810
 Acquisition of assets, CIPI
  February, 1995                     -          -       28,750   1,950,000        -          -            -     1,950,000
 Acquisition of assets, April 5,
  1995                               -          -       15,000         -          -          -            -           -
 Cash and services, April and
  May 1995                           -          -       16,000     800,000        -          -            -       800,000
 Cash, June 1, 1995                  -          -          500      30,000        -          -            -        30,000
 Acquisition of assets and
  services, September 26, 1995       -          -        4,000     200,000        -          -            -       200,000
 Cash, September 28, 1995            -          -           41       3,000        -          -            -         3,000
 Acquisition of assets,
  September 1995                     -          -       35,000   1,750,000        -          -            -     1,750,000
 Return of assets, CIPI
  September, 1995                    -          -      (27,700) (1,950,000)       -          -            -    (1,950,000)
Net loss for the year                -          -          -           -          -          -     (2,293,867) (2,293,867)
                               ---------  ----------- -------- -----------   -------- ------------ ---------- -----------
Balance,
 November 30, 1995                16,345     16,345    129,569   5,031,834        -          -     (3,374,010)  1,674,169

Shares issued in exchange for:
 Cash, February, 1996                -          -        1,389     152,779        -          -            -       152,779
 Debt repayment, February 1996       -          -       10,000     612,000        -          -            -       612,000
 Services, February, 1996            -          -        3,160     205,892        -          -            -       205,892
 Cash, March, 1996                   -          -          179      25,000        -          -            -        25,000



The accompanying notes are an integral part of these consolidated financial statements.


CONECTISYS CORPORATION AND SUBSIDIARIES (A Development Stage Company)
CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY (DEFICIT)
For the Cumulative Period December 1, 1990 (Inception) Through September 30, 2003


                                                                                                   Deficit
                                                                                                 Accumulated       Total
                                  Preferred Stock      Common Stock        Additional   Stock     During the  Shareholders'
                                     Class A           No Par Value         Paid-in   Subscript. Development      Equity
                                  Shares    Value    Shares       Value     Capital   Receivable    Stage        (Deficit)
                               --------- ---------- ---------- ----------- ---------- ---------- ------------ -----------
Shares returned and canceled,
  March, 1996                        -   $      -      (15,000)$       -   $      -   $      -   $        -   $       -
 Services, April, 1996               -          -           13       2,069        -          -            -         2,069
 Services, September, 1996         4,155      4,155        586      36,317        -          -            -        40,472
 Services, October, 1996             -          -        6,540     327,000        -          -            -       327,000
 Debt repayment, November, 1996      -          -        2,350      64,330        -          -            -        64,330
Net loss for the year                -          -          -           -          -          -     (2,238,933) (2,238,933)
                               --------- ---------- ---------- -----------  ---------- --------- ------------ -----------
Balance,
 November 30, 1996                20,500     20,500    138,786   6,457,221        -          -     (5,612,943)    864,778

Shares issued in exchange for:
 Services, March, 1997               -          -          228       6,879        -          -            -         6,879
 Services, April, 1997               -          -          800      13,120        -          -            -        13,120
 Services, July, 1997                -          -        1,500      16,200        -          -            -        16,200
 Cash, July, 1997                    -          -       15,000     300,000        -          -            -       300,000
 Services, August, 1997              -          -        5,958      56,000        -          -            -        56,000
Adjustment for partial shares due
 to reverse stock split (1:20)       -          -          113         -          -          -            -           -
 Services, October, 1997             -          -    1,469,666     587,865        -          -            -       587,865
 Debt repayment, October, 1997       -          -    1,540,267     620,507        -          -            -       620,507
 Cash, October, 1997                 -          -    1,500,000     281,250        -          -            -       281,250
 Services, November, 1997            -          -        4,950      10,538        -          -            -        10,538
Net loss for the year                -          -          -           -          -          -     (2,739,268) (2,739,268)
                               --------- ---------- ---------- ----------- ---------- ----------  ----------- -----------
Balance,
 November 30, 1997                20,500     20,500  4,677,268   8,349,580        -          -     (8,352,211)     17,869


The accompanying notes are an integral part of these consolidated financial statements.


CONECTISYS CORPORATION AND SUBSIDIARIES (A Development Stage Company)
CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY (DEFICIT)
For the Cumulative Period December 1, 1990 (Inception) Through September 30, 2003


                                                                                                   Deficit
                                                                                                 Accumulated       Total
                                  Preferred Stock      Common Stock        Additional   Stock     During the  Shareholders'
                                     Class A           No Par Value         Paid-in   Subscript. Development      Equity
                                  Shares    Value    Shares       Value    Capital    Receivable    Stage        (Deficit)
                               --------- ---------- ---------- ----------- ---------- ---------- ------------ -----------
Shares issued in exchange for:
 Services, December, 1997
  through November, 1998             -   $      -    2,551,610 $ 2,338,264 $      -   $      -            -   $ 2,338,264
 Debt repayment, April, 1998
  through September, 1998            -          -      250,000     129,960        -          -            -       129,960
 Cash, January, 1998 through
  July, 1998                         -          -    4,833,334   1,139,218        -          -            -     1,139,218
 Acquisition of assets,
  July, 1998                         -          -      300,000     421,478        -          -            -       421,478
 Acquisition of remaining 20%
  minority interest in
  subsidiary, July, 1998             -          -       50,000      59,247        -          -            -        59,247
 Services, November, 1998         60,000     60,000        -           -          -          -            -        60,000
Net loss for the year                -          -          -           -          -          -     (4,928,682) (4,928,682)
                               --------- ---------- ---------- ----------- ---------- ------------ ---------- -----------
Balance,
 November 30, 1998                80,500     80,500 12,662,212  12,437,747        -          -    (13,280,893)   (762,646)

Shares issued in exchange for:
 Shares returned and canceled,
  December, 1998                     -          -   (1,350,000)   (814,536)       -          -            -      (814,536)
 Services, December, 1998
  through September, 1999            -          -      560,029     349,454    150,000        -            -       499,454
 Cash, December, 1998
  through September, 1999            -          -    1,155,800     129,537        -          -            -       129,537
 Debt repayment, Sept., 1999      39,520     39,520    960,321     197,500    100,000        -            -       337,020
Net loss for the period              -          -          -           -          -          -     (1,323,831) (1,323,831)
                               --------- ---------- ---------- -----------   -------- ------------ ---------- -----------
Balance,
 September 30, 1999              120,020    120,020 13,988,362  12,299,702    250,000        -    (14,604,724) (1,935,002)



The accompanying notes are an integral part of these consolidated financial statements.


CONECTISYS CORPORATION AND SUBSIDIARIES (A Development Stage Company)
CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY (DEFICIT)
For the Cumulative Period December 1, 1990 (Inception) Through September 30, 2003


                                                                                                   Deficit
                                                                                                 Accumulated       Total
                                  Preferred Stock      Common Stock        Additional   Stock     During the  Shareholders'
                                     Class A           No Par Value         Paid-in   Subscript. Development      Equity
                                  Shares    Value    Shares       Value     Capital   Receivable    Stage        (Deficit)
                               --------- ---------- ---------- ----------- ---------- ---------- ------------ -----------
Shares re-acquired and
  canceled, October, 1999            -   $      -      (17,500)$   (12,000)$      -   $      -   $        -   $   (12,000)
Shares issued in exchange for:
 Services, October, 1999 through
  September, 2000, valued from
  $0.25 to $0.80 per share           -          -    2,405,469     990,949        -          -            -       990,949
 Retainers, debt and accrued
  liabilities, October, 1999
  through September, 2000, valued
  from $0.25 to $1.57 per share      -          -    2,799,579   1,171,638        -          -            -     1,171,638
 Cash, October, 1999 through
  September, 2000, with subscription
  prices ranging from $0.25 to
  $0.66 per share                    -          -    2,295,482     839,425        -      (15,450)         -       823,975
Issuance of 563,500 consultant
  stock options, March, 2000,
  at an exercise price of $2.00
  per share                          -          -          -           -      214,130        -            -       214,130
Reduction of exercise prices
  on 2,600,000 officer and employee
  common stock options, March, 2000,
  to $0.38 and approximately $0.39
  per share                          -          -          -           -    1,113,610        -                  1,113,610
Exercise of 2,056,346 common and
  20,000 preferred officer stock
  options, May, 2000, with
  common stock strike prices
  ranging from $0.15 to approx.
  $0.39 per share, in exchange
  for officer debt                20,000     20,000  2,056,346     897,707   (407,735)       -            -       509,972
Issuance of 500,000 consultant
  stock options, September, 2000,
  with floating exercise prices
  set at 15% below current market    -          -          -           -       65,000        -            -        65,000
Net loss for the year                -          -          -           -          -          -     (3,812,140) (3,812,140)
                               --------- ---------- ---------- ----------- ---------- ---------- ------------ -----------
Balance,
 September 30, 2000              140,020    140,020 23,527,738  16,187,421  1,235,005    (15,450) (18,416,864) (  869,868)

The accompanying notes are an integral part of these consolidated financial statements.


CONECTISYS CORPORATION AND SUBSIDIARIES (A Development Stage Company)
CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY (DEFICIT)
For the Cumulative Period December 1, 1990 (Inception) Through September 30, 2003


                                                                                                   Deficit
                                                                                                 Accumulated       Total
                                  Preferred Stock      Common Stock        Additional   Stock     During the  Shareholders'
                                     Class A           No Par Value         Paid-in   Subscript. Development      Equity
                                  Shares    Value    Shares       Value     Capital   Receivable    Stage        (Deficit)
                               --------- ---------- ---------- ----------- ---------- ---------- ------------ -----------
Shares issued in exchange for:
 Services, October, 2000 through
  September, 2001, valued from
  $0.11 to $0.40 per share           -   $      -    3,471,007 $   572,790 $      -   $      -   $        -   $   572,790
 Retainers, debt and accrued
  liabilities, October, 2000
  through September, 2001, valued
  from $0.11 to $0.43 per share      -          -    3,688,989     487,121        -          -            -       487,121
 Cash, October, 2000 through
  March, 2001, with subscription
  prices ranging from $0.075 to
  $0.083 per share                   -          -    1,045,500      78,787        -          -            -        78,787
Collection of stock subscription
  receivable, October, 2000,
  on 61,800 shares                   -          -          -           -          -       15,450          -        15,450
Exercise of 400,000 common
  stock options, January, 2001,
  at a strike price of $0.085 per
  share, in exchange for debt        -          -      400,000      86,000    (52,000)       -            -        34,000
Issuance of 1,000,000 common
  stock warrants, April, 2001,
  at an exercise price of $0.192
  per share, in conjunction with
  $300,000 principal value of
  8% convertible debt                -          -          -           -       77,228        -            -        77,228
Issuance of 2,000,000 consultant
  stock options, September, 2001,
  at a strike price of $0.13 per
  share                              -          -          -           -      115,000        -            -       115,000
Beneficial conversion option,
  April, 2001 through September,
  2001, pertaining to $300,000
  principal value and accrued
  interest on 8% convertible debt    -          -          -           -      155,027        -            -       155,027
Net loss for the year                -          -          -           -          -          -     (2,154,567) (2,154,567)
                               --------- ---------- ---------- ----------- ---------- ---------- ------------ -----------
Balance,
 September 30, 2001              140,020    140,020 32,133,234  17,412,119  1,530,260        -    (20,571,431) (1,489,032)

The accompanying notes are an integral part of these consolidated financial statements.


CONECTISYS CORPORATION AND SUBSIDIARIES (A Development Stage Company)
CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY (DEFICIT)
For the Cumulative Period December 1, 1990 (Inception) Through September 30, 2003


                                                                                                   Deficit
                                                                                                 Accumulated       Total
                                  Preferred Stock      Common Stock        Additional   Stock     During the  Shareholders'
                                     Class A           No Par Value         Paid-in   Subscript. Development      Equity
                                  Shares    Value    Shares       Value     Capital   Receivable    Stage        (Deficit)
                               --------- ---------- ---------- ----------- ---------- ---------- ------------ -----------

Shares issued in exchange for:
 Services, October, 2001 through
  September, 2002, valued from
  $0.02 to $0.25 per share           -   $      -    2,180,000 $   179,916 $      -   $      -   $        -   $   179,916
 Debt and accrued liabilities,
  October, 2001 through September,
  2002, with common shares
  valued from $0.01 to $0.15 per
  share and preferred A shares
  valued at $1.00 per share       60,000    60,000  10,948,077     428,563        -          -            -       488,563
 Cash, October, 2001 through
  September, 2001, with prices
  ranging from $0.01 to $0.083
  per share                          -          -    5,833,334     200,000        -          -            -       200,000
Exercise of 550,000 common stock
  options by a consultant at a
  strike price of $0.13 per share,
  in exchange for debt               -          -      550,000     103,125    (31,625)       -            -        71,500
Issuance of 3,750,000 warrants,
  April, 2002 through June, 2002,
  at an exercise price of $0.045
  per share, in conjunction with
  $750,000 principal value of 12%
  convertible debt                   -          -          -           -      100,087        -            -       100,087
Beneficial conversion option,
  April 2002, through June, 2002,
  pertaining to $750,000 principal
  value of 12% convertible debt      -          -          -           -      649,913        -            -       649,913
Conversion of $93,130 principal
  value of 12% convertible debt
  along with $6,916 accrued
  interest, net of $69,233
  convertible debt discount          -          -   12,667,178     111,515    (80,702)       -            -        30,813
Net loss for the year                -          -          -           -          -          -     (2,346,732) (2,346,732)
                               --------- ---------- ---------- ----------- ---------- ---------- ------------ -----------
Balance,
 September 30, 2002              200,020    200,020 64,311,823  18,435,238  2,167,933 $      -    (22,918,163) (2,114,972)

The accompanying notes are an integral part of these consolidated financial statements.


CONECTISYS CORPORATION AND SUBSIDIARIES (A Development Stage Company)
CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY (DEFICIT)
For the Cumulative Period December 1, 1990 (Inception) Through September 30, 2003


                                                                                                    Deficit
                                                                                                  Accumulated       Total
                                  Preferred Stock       Common Stock        Additional   Stock     During the  Shareholders'
                                     Class A            No Par Value         Paid-in   Subscript. Development      Equity
                                  Shares    Value     Shares       Value     Capital   Receivable    Stage        (Deficit)
                               --------- ----------  ---------- ----------- ---------- ---------- ------------ -----------

Shares issued in exchange for:
 Services, October, 2002 through
  July, 2003, valued from
  $0.0012 to $0.0100 share           -   $      -    31,500,000 $   134,000 $      -   $      -   $        -   $   134,000
 Debt and accrued liabilities,
  October, 2002 through September,
  2003, valued from $0.0010 to
  $0.0512 per share, including
  transfer of $155,027
  beneficial conversion option                      162,134,748     704,774   (155,027)       -            -       549,747
 Cash, November, 2002 through
  September, 2003, with prices
  ranging from $0.0010 to $0.100
  per share                          -          -   128,500,000     180,000        -          -            -       180,000
Issuance of 2,500,000 warrants,
  November, 2002 through May, 2003,
  at an exercise price of $0.005
  per share, in conjunction with
  $500,000 principal value of 12%
  convertible debt                   -          -           -           -        9,816        -            -         9,816
Beneficial conversion option,
  November, 2002, through May, 2003,
  pertaining to $500,000 principal
  value of 12% convertible debt      -          -           -           -      490,184        -            -       490,184
Conversion of $193,665 principal
  value of 12% convertible debt
  along with $34,355 accrued
  interest, net of $52,340
  convertible debt discount          -          -   103,778,301     353,525   (177,845)       -            -       175,680
Net loss for the year                -          -           -           -          -          -     (2,386,875) (2,386,875)
                               --------- ---------- ----------- ----------- ---------- ---------- ------------ -----------
Balance,
 September 30, 2003              200,020 $  200,020 490,224,872 $19,807,537 $2,335,061 $      -   $(25,305,038)$(2,962,420)
                               ========= ========== =========== =========== ========== ========== ============ ===========



The accompanying notes are an integral part of these consolidated financial statements.

CONECTISYS CORPORATION AND SUBSIDIARIES (A Development Stage Company) CONSOLIDATED STATEMENTS OF CASH FLOWS
For the Years Ended September 30, 2003 and 2002, and the Cumulative Period
From December 1, 1990 (Inception) Through September 30, 2003

                                Year         Year         Dec. 1, 1990
                                Ended       Ended         (Inception)
                           September 30, September 30,       Through
                                2003         2002        Sept. 30, 2003
                            -----------  ------------    -------------
Cash flows from operating
 activities:
  Net loss                  $(2,386,875) $ (2,346,732)    $(24,227,296)

Adjustments to reconcile
 net loss to net cash used
 in operating activities:
  Stock issued for services     134,000       179,916        7,520,773
  Stock issued for interest         -             -            535,591
  Provision for bad debt
   write-offs                       -             -          1,422,401
  Minority interest                 -             -            (62,500)
  Settled damages                   -             -            (25,000)
  Write-off of intangible
    assets                          -             -          1,299,861
  Depreciation and
    amortization of property     24,180        27,309        1,694,154
  Amortization of debt issuance
    costs and note discount     797,996       377,512        1,440,538
  Changes in:
   Accounts receivable              -             -             (4,201)
   Accrued interest
    receivable                      -             -            (95,700)
   Prepaid exp. and deposits        -          48,800          182,346
   Accounts payable             297,153       308,251          917,401
   Accrued compensation         185,770       394,459        2,219,792
   Due to officers               70,179       (62,293)         743,971
   Accrued interest and
    other current liabilities    92,314        61,078          549,157
                            -----------  ------------    -------------
Total adjustments        1,601,592     1,335,032       18,338,584
                       -----------  ------------    -------------
Net cash used in
 operating activities     (785,283)   (1,011,700)      (5,888,712)
                       -----------  ------------    -------------
The accompanying notes are an integral part of these consolidated financial statements.

CONECTISYS CORPORATION AND SUBSIDIARIES (A Development Stage Company) CONSOLIDATED STATEMENTS OF CASH FLOWS
For the Years Ended September 30, 2003 and 2002, and the Cumulative Period
From December 1, 1990 (Inception) Through September 30, 2003

                                Year         Year         Dec. 1, 1990
                               Ended        Ended          (Inception)
                           September 30, September 30,        Through
                                2003         2002        Sept. 30, 2003
                            -----------  ------------    -------------
Cash flows from investing
 activities:
  Issuance of
   notes receivable         $       -    $        -     $  (1,322,500)
  Costs of license rights
   and technology                   -             -           (94,057)
  Purchase of equipment         (5,317)       (6,687)        (203,847)
                            -----------   -----------    -------------
Net cash used in
 investing activities           (5,317)       (6,687)      (1,620,404)
                            -----------   -----------    -------------
Cash flows from financing
 activities:
  Common stock issuance         180,000       200,000        3,412,172
  Stock warrant issuance          9,816       100,087          187,131
  Preferred stock issuance          -             -             16,345
  Proceeds from debt, other     679,163     1,244,790        4,163,043
  Debt issuance costs from
   debt, other                  (83,069)     (187,500)        (303,344)
  Proceeds from debt, related       -             -            206,544
  Proceeds from stock purchase      -             -            281,250
  Payments on debt, other       (48,129)     (290,000)        (434,536)
  Payments on debt, related         -             -            (53,172)
  Decrease in stock
   subscription receivable          -             -             35,450
  Contributed capital               -             -                515
                            -----------   -----------    -------------
Net cash provided by
  financing activities          737,781     1,067,377        7,511,398
                            -----------   -----------    -------------
Net increase (decrease) in
  cash and cash equivalents     (52,819)       48,990            2,282

Cash and cash equivalents
  at beginning of period         55,101         6,111              -
                           ------------   -----------    -------------
Cash and cash equivalents
  at end of period         $      2,282   $    55,101    $       2,282
                           ============   ===========    =============

The accompanying notes are an integral part of these consolidated financial statements.

CONECTISYS CORPORATION AND SUBSIDIARIES (A Development Stage Company) CONSOLIDATED STATEMENTS OF CASH FLOWS
For the Years Ended September 30, 2003 and 2002, and the Cumulative Period
From December 1, 1990 (Inception) Through September 30, 2003

                                Year         Year         Dec. 1, 1990
                               Ended        Ended          (Inception)
                           September 30, September 30,        Through
                                2003         2002        Sept. 30, 2003
                            -----------   -----------    -------------
Supplemental disclosures of
  cash flow information:

  Cash paid for interest    $    50,979   $   127,868    $     388,648
                            ===========   ===========    =============

  Cash paid for income taxes$     3,200   $       800    $       8,050
                             ===========   ===========    =============

Non-cash investing and financing activities:

  Common stock issued
   in exchange for:
    Note receivable         $       -     $       -      $     281,250
    Prepaid expenses        $       -     $       -      $     182,346
    Property and equipment  $       -     $       -      $     130,931
    Licenses and technology $       -     $       -      $   2,191,478
    Acquisition of remaining
     minority interest in
     subsidiary             $       -     $       -      $      59,247
    Repayment of debt and
     interest               $ 1,215,611   $   530,876    $   5,571,667
    Accrued services
     and interest           $       -     $       -      $   4,949,192
  Preferred stock issued
   in exchange for:
    Accrued services        $       -     $       -      $      60,000
    Repayment of debt       $       -     $    60,000    $     119,520
  Preferred stock options
   issued in exchange for:
    Repayment of debt       $       -     $       -      $     100,000


The accompanying notes are an integral part of these consolidated financial statements.

CONECTISYS CORPORATION AND SUBSIDIARIES (A Development Stage Company) NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2003

Note 1.         SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization

Conectisys Corporation (formerly Coastal Financial Corp.)(the "Company") was incorporated under the laws of Colorado on February 3, 1986, to analyze and invest in business opportunities as they may occur. The Company is a development-stage entity developing automatic meter reading technologies and products for remote reading of electronic energy meters located in residential structures.

On July 15, 1998, United Telemetry Company, Inc. was incorporated in the State of Nevada as a wholly-owned subsidiary of the Company.

On January 11, 2000, a new Nevada corporation, eEnergyServices.com, Inc., was formed as a wholly-owned subsidiary of the Company, which, as yet, has no net assets and has not commenced operations.

Basis of presentation

The accompanying consolidated financial statements include the accounts and transactions of Conectisys Corporation, its wholly-owned subsidiaries TechniLink, Inc., eEnergyServices.com, Inc., and United Telemetry Company, Inc., and its 80% owned subsidiary PrimeLink, Inc. All material intercompany transactions and balances have been eliminated in the accompanying consolidated financial statements. Certain prior period balances have been reclassified to conform to the current year's presentation.

The Company returned to the development stage in accordance with SFAS No. 7 on December 1, 1990 and during the fiscal year ended November 30, 1995. The Company has completed two mergers and is in the process of developing its technology and product lines.

CONECTISYS CORPORATION AND SUBSIDIARIES (A Development Stage Company) NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2003

Use of estimates

The preparation of the Company's consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Fair value of financial instruments

Statement of Financial Accounting Standards No. 107, "Disclosures about Fair Value of Financial Instruments", requires that the Company disclose estimated fair values for its financial instruments. The following summary presents a description of the methodologies and assumptions used to determine such amounts.

Fair value estimates are made at a specific point in time and are based on relevant market information and information about the financial instrument; they are subjective in nature and involve uncertainties, matters of judgment and, therefore, cannot be determined with precision. These estimates do not reflect any premium or discount that could result from offering for sale at one time the Company's entire holdings of a particular instrument. Changes in assumptions could significantly affect the estimates.

Since the fair value is estimated at September 30, 2003, the amounts that will actually be realized or paid at settlement of the instruments could be significantly different. The carrying amount of cash and cash equivalents is assumed to be the fair value because of the liquidity of these instruments. Accounts payable, accrued compensation, due to officer, accrued interest, other current liabilities, and notes payable approximate fair value because of the short maturity of these instruments. Also, market rates of interest apply on all officer advances and short-term promissory notes. Long-term debt is recorded at face value because the principal amount is convertible into common stock.

Fiscal year

Effective December 1, 1998, the Company changed its fiscal year-end from November 30 to September 30.

CONECTISYS CORPORATION AND SUBSIDIARIES (A Development Stage Company) NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2003

Research and development costs

The Company has been engaged in researching, engineering, and developing its H-Net(TM) technologies since August 1995, and did not generate any revenue during the past fiscal year. The Company hopes to complete additional large-scale cost reduction runs for the production and subsequent sale of the H-Net TM system in 2004.

Cash and cash equivalents

Cash and cash equivalents include cash on hand and on deposit and highly liquid debt instruments with original maturities of three months or less. All funds on deposit are with one financial institution.

Licensing agreements

The costs of acquiring license rights are capitalized and amortized over the shorter of the estimated useful life of the license or the term of the license agreement. The company's current licenses have been amortized over a period of five years. During the year ended November 30, 1998, the Company acquired additional license rights in the amount of $421,478 from TechniLink. Although the license remains viable, the Company currently lacks the resources to develop and market it. Accordingly, during the ten month period ended September 30, 1999, the Company accelerated amortization on this asset by writing it down to its net realizable value of $40,000, incurring a charge of $283,133. The balance was fully amortized at September 30, 2000.

Property and equipment

Property and equipment are stated at cost. Depreciation is computed on property and equipment using the straight-line method over the expected useful lives of the assets, which are generally three years for computer software, five years for vehicles and office equipment, and seven years for furniture and fixtures.

Technology

Deferred technology costs include capitalized product development and product improvement costs incurred after achieving technological feasibility and are amortized over a period of five years. At September 30, 2003, no deferred technology costs were recognized.

CONECTISYS CORPORATION AND SUBSIDIARIES (A Development Stage Company) NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2003

Accounting for stock-based compensation

Statement of Financial Accounting Standards No. 123, "Accounting for Stock-based Compensation" (SFAS No. 123) establishes a fair value method of accounting for stock-based compensation plans and for transactions in which an
entity acquires goods or services   from non-employees in exchange for equity
instruments. The Company adopted this accounting standard on January 1, 1996. SFAS No. 123 also encourages, but does not require, companies to record compensation cost for stock-based employee compensation. The Company has chosen to account for stock-based compensation utilizing the intrinsic value method prescribed in Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees." Accordingly, compensation cost for stock options is measured as the excess, if any, of the fair market price of the Company's stock at the date of grant over the amount an employee must pay to acquire the stock. Also, in accordance with SFAS No. 123, the Company has provided footnote disclosures with respect to stock-based employee compensation. The cost of stock-based compensation is measured at the grant date on the value of the award, and this cost is then recognized as compensation expense over the service period. The value of the stock-based award is determined using a pricing model whereby compensation cost is the excess of the fair market value of the stock as determined by the model at the grant date or other measurement date over the amount an employee must pay to acquire the stock.

In December 2002, the FASB issued SFAS No. 148, "Accounting for Stock-Based Compensation - Transition and Disclosure - an amendment of FASB Statement No. 123," effective for fiscal years ending after December 15, 2002, which provides alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. The adoption of SFAS No. 148 did not have a material impact on the Company's consolidated financial statements, as the adoption of this standard did not require the Company to change, and the Company did not change, to the fair value based method of accounting for stock-based compensation.

CONECTISYS CORPORATION AND SUBSIDIARIES (A Development Stage Company) NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2003

Stock issued for non-cash consideration

Shares of the Company's no par value common stock issued in exchange for goods or services are valued at the cost of the goods or services received or at the market value of the shares issued, depending on the ability to estimate the value of the goods or services received.

Income taxes

The Company files a consolidated federal income tax return. The Company has adopted Statement of Financial Accounting Standards("SFAS") No. 109, which requires the Company to recognize deferred tax assets and liabilities for the expected future tax consequences of events that have been recognized in the Company's consolidated financial statements or tax returns. Under this method, deferred tax liabilities and assets are determined based on the difference between the financial statement carrying amounts and tax basis of assets using the enacted rates in effect in the years in which the differences are expected to reverse. The Company has recognized a valuation allowance covering 100% of the net deferred tax assets (primarily tax benefits from net operating loss carryforwards), because it is more likely than not that the tax benefits attributable to the deferred tax assets will not be realized in the future.

Net loss per common share - basic and diluted

Net loss per common share - diluted is based on the weighted average number of common and common equivalent shares outstanding for the periods presented. Common equivalent shares representing the common shares that would be issued on exercise of convertible securities and outstanding stock options and warrants reduced by the number of shares which could be purchased from the related exercise proceeds are not included since their effect would be anti-dilutive.

As of September 30, 2003, the Company had 490,224,872 shares of common stock outstanding. If all the Company's unexpired stock warrants and options (including contingent issuances) were exercised, and all the principal value and accrued interest on its outstanding convertible debentures were converted, the Company's incremental common shares (not included in the denominator of diluted earnings (loss) per share because of their anti-dilutive nature) would be as follows:

CONECTISYS CORPORATION AND SUBSIDIARIES (A Development Stage Company) NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2003

Net loss per common share - basic and diluted (continued)

Class B preferred stock options                   10,000,000
Convertible note holder common stock warrants      6,250,000
Common stock warrants - other                      3,215,705
Common stock options - officers                    4,043,654
Common stock options - other                       4,650,000
                                                    -----------
Subtotal                                          28,159,359

Accrued officer compensation ($360,000),
assumed converted into common stock at
prices ranging from $0.0215 to $0.2250
per share                                          6,888,922

Convertible note holder principal value
($963,205) and accrued interest ($119,645),
assumed converted into common stock at
$0.002 per share                                 541,425,000
                                                    -----------
Total potential common stock equivalents         576,473,281


If all currently outstanding potential common stock equivalents were exercised, the Company would receive proceeds of approximately $11,060,000.

Recently issued accounting pronouncements

In April 2002, the Financial Accounting Standards Board (the "FASB") issued SFAS No. 145, "Rescission of SFAS No. 4, 44, and 64, Amendment of FASB Statement No. 13, and Technical Corrections," effective for financial statements issued after May 25, 2002, which effectively amends SFAS No. 13, "Accounting for Leases," to eliminate an inconsistency involving sale-leaseback transactions and also gives clarity to other existing authoritative pronouncements. The adoption of SFAS No. 145 did not have a material effect on the company's consolidated financial statements.

In June 2002, the FASB issued SFAS No. 146, "Accounting for Costs Associated with Exit or Disposal Activities," effective for exit or disposal activities after December 15, 2002, which addresses financial accounting and reporting for costs associated with exit or disposal activities and nullifies Emerging Issue Task Force

CONECTISYS CORPORATION AND SUBSIDIARIES (A Development Stage Company) NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2003

Recently issued accounting pronouncements (continued)

(EITF) Issue No. 94-3, "Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (including Certain Costs Incurred in a Restructuring." The adoption of the provisions of this SFAS did not have a material impact on the Company's consolidated financial statements.

In October 2002, the FASB issued SFAS No. 147, "Acquisitions of Certain Financial Institutions - an amendment of FASB Statements No. 72 and 144 and FASB Interpretation No. 9," applicable for acquisitions on or after October 1, 2002, which generally removes acquisitions of financial institutions from the scope of both Statement 72 and Interpretation 9 and requires that those transactions be accounted for in accordance with FASB Statements No. 141, Business Combinations, and No. 142, "Goodwill and Other Intangible Assets," and amends FASB Statement No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets," to include in its scope certain long-term customer-relationship intangible assets of financial institutions. The adoption of SFAS No. 147 did not have a material impact on the Company's consolidated financial statements.

In January 2003, the FASB issued FASB Interpretation ("FIN") No. 46, "Consolidation of Variable Interest Entities." FIN No. 46 clarified the application of Accounting Research Bulletin No. 51, "Consolidated Financial Statements," and applies immediately to any variable interest entities created after January 31, 2003 and to variable interest entities in which an interest is obtained after that date. The Company holds no interest in variable interest entities.

In April 2003, the FASB issued SFAS No. 149, Amendment of Statement 133 on Derivative Instruments and Hedging Activities." SFAS No. 149 clarifies the accounting and reporting for derivative instruments, including certain derivative instruments imbedded in other contracts and for hedging activities under SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities." In particular, SFAS No. 149 clarifies under what circumstances a contract with an initial net investment met the characteristic of a derivative as described in SFAS No. 133. SFAS No. 149 also clarifies when a derivative contains a financing component. SFAS No. 149 is generally effective for derivative instruments entered

CONECTISYS CORPORATION AND SUBSIDIARIES (A Development Stage Company) NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2003

Recently issued accounting pronouncements (continued)

into or modified after June 30, 2003, and for hedging relationships designated after June 30, 2003. The Company holds no derivative instruments and does not engage in hedging activities.

In May 2003, the FASB issued SFAS No. 150, "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity." SFAS No. 150 requires certain financial instruments that have both equity and liability characteristics to be classified as a liability on the balance sheet. SFAS No. 150 is effective for the first interim period beginning after June 15, 2003. The adoption of SFAS No. 150 did not have a material impact on the Company's consolidated financial statements.


NOTE 2. GOING CONCERN UNCERTAINTY

As of September 30, 2003, the Company had a deficiency in working capital of approximately $2,900,000, and had incurred continual net losses since its return to the development stage in fiscal 1996 of almost $22,000,000, which raise substantial doubt about the Company's ability to continue as a going concern.

Management's plans for correcting these deficiencies include the future sales and licensing of the Company's products and technologies, the raising of capital through the issuance of common stock and from continued officer advances, which will help provide the Company with the liquidity necessary to meet operating expenses. Subsequent to the end of fiscal year 2003, the Company has received $200,000 in funding from an accredited investor group, through the issuance of 12% convertible debt, along with 1,000,000 detachable stock warrants (see Note 16(b)). This same investor group had previously advanced the Company an aggregate amount of $1,250,000 through six similar funding tranches occurring in April 2002, May 2002, June 2002, November 2002, March 2003, and May 2003. Over the longer term, the Company plans to achieve profitability through its operations from the sale and licensing of its H-Net automatic meter-reading system. The accompanying consolidated financial statements do not include any adjustments relating to the recoverability and classification of the recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue in existence.

CONECTISYS CORPORATION AND SUBSIDIARIES (A
Development Stage Company) NOTES TO CONSOLIDATED FINANCIAL STATEMENTS September 30, 2003

NOTE 3. RELATED PARTY TRANSACTIONS

The officers of the Company have continually advanced funds to the Company. These advances have generally been in the form of revolving short-term promissory notes at an annual interest rate of 18% (see Note 8 below).

NOTE 4.   PREPAID EXPENSES AND DEPOSITS

386,584 shares of common stock (valued at $43,800) were issued to a consultant as a retainer at September 30, 2001, for cash payments that were subsequently made by the consultant to other vendors in October 2001. An attorney was paid a retainer in September 2001 for services not yet rendered, bringing the total prepaid expense balance at September 30, 2001 to $48,800. These costs were fully expensed during the year ended September 30, 2002.

NOTE 5.    PROPERTY AND EQUIPMENT

Property and equipment at September 30, 2003 consisted of the following:


Office equipment                             $   285,058
Furniture and fixtures                            16,609
Vehicles                                          35,362
                                             -----------
Total cost                                       337,029
Accumulated depreciation                        (304,553)
                                             -----------
Net book value                               $    32,476
                                             ===========

NOTE 6.    LICENSE RIGHTS AND TECHNOLOGY

License rights and technology at September 30, 2003 consisted of the following:

      License rights                            $   421,478
      Accumulated amorttion                        (421,478)
                                                 -----------
        Net book value                          $       -
                                                 ===========

CONECTISYS CORPORATION AND SUBSIDIARIES (A Development Stage Company) NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2003


NOTE 7.   DEBT ISSUANCE COSTS

In April 2001, the Company received proceeds of $300,000 from an investor in return for a six-month 8% convertible note and 1,000,000 common stock warrants, exercisable at $0.192 per share over a four-year period. Debt issuance costs on this transaction amounted to $32,775, and consisted of $24,000 in finder's fees, $8,000 in legal fees, and $775 in other costs. These debt issuance costs were fully amortized at September 30, 2001.

In February 2002, the Company received $340,000 in short-term financing from an investment group through the issuance of a promissory note maturing on May 15, 2002 and accruing interest at an annual rate of 18%. Included in the loan was $40,000 in fees, consisting specifically of a $30,000 finder's fee and a $10,000 legal fee. These loan fees were fully amortized at September 30, 2002.

In March through June 2002, the Company received $750,000 from an accredited investor group in exchange for 12% convertible debt, along with 3,750,000 common stock warrants, exercisable over a four-year period at the lesser of $0.045 per share and 50% of the average of the lowest three intra-day trading prices of a share of common stock during the 20 trading days immediately preceding conversion. Debt issuance costs associated with these loans amounted to $147,500, of which $90,000 represented finder's fees and $57,500 represented legal costs. Amortization of these fees over the pro-rata portion of the one-year term of the loans amounted to $58,397 through September 30, 2002, leaving an unamortized balance of $89,103 at September 30, 2002. Total amortization of all debt issuance costs during the year ended September 30, 2002 amounted to $98,397.

In November 2002 through May 2003, the Company received another $500,000 from the above accredited investor group in exchange for 12% convertible debt, along with 2,500,000 common stock warrants, exercisable over a seven-year period at the lesser of $0.005 per share and 50% of the average of the lowest three intra-day trading prices of a share of common stock during the 20 trading days immediately preceding conversion. Debt issuance costs associated with these loans amounted to $83,069, consisting of $66,069 in finder's fees and $17,000 in legal costs. Amortization of these costs over the pro-rata portion of the one-year term of the loans

CONECTISYS CORPORATION AND SUBSIDIARIES (A Development Stage Company) NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2003

NOTE 7.   DEBT ISSUANCE COSTS (continued)

amounted to $55,173 through September 30, 2003. Total amortization of all debt issuance costs during the year ended September 30, 2003 amounted to $144,276, including $89,103 attributable to the unamortized balance at September 30, 2002. The unamortized balance of the debt issuance costs at September 30, 2003 was $27,896.


NOTE 8.    DUE TO OFFICERS

At September 30, 2001, a revolving promissory note agreement for $56,880 was drawn up, due on demand, at an annual interest rate of 18%, for unpaid cumulative advances (plus interest) made by the Company's CEO. During the year ended September 30, 2002, cash advances of $31,500 were made. Additionally, the loan account was increased by $120,875, representing the value of 2,361,814 restricted shares of the Company's common stock held by the CEO, which were used as collateral and transferred to a note holder in June of 2002 to partially cover a $300,000 debt, and by $16,202, representing the value of 794,857 restricted shares of the Company's common stock held by the CEO, which were pledged to and sold by a convertible note holder on a Company obligation in default. Repayments of debt by the Company amounted to $144,806 and accrued interest amounted to $6,913 during the year ended September 30, 2002, resulting in a loan balance due the CEO at September 30, 2002 of $87,564. During the year ended September 30, 2003, additional cash advances totaling $37,869 were made, along with $37,423, representing another 1,835,885 restricted shares of the Company's common stock pledged and sold by the above note holder. Repayments of debt by the Company amounted to $136,009, including re-issuance of 2,361,814 restricted shares of the Company's common stock valued at $120,875 that had been transferred to a note holder during the previous fiscal year. Accrued interest during the year ended September 30, 2003 was $10,073, bringing the loan balance due the CEO at September 30, 2003
to $36,920.   The loan balance at September 30, 2003 is currently due on demand and continues to accrue interest at the rate of 18% per year.

CONECTISYS CORPORATION AND SUBSIDIARIES (A Development Stage Company) NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2003

NOTE 8.    DUE TO OFFICERS (continued)

At September 30, 2001, a promissory note agreement for $25,874 was drawn up, due on demand, at an annual interest rate of 18%, for cumulative advances (plus interest) made by the Company's Secretary/Treasurer. The Secretary/Treasurer had also borrowed on a personal credit card for the Company's behalf in the amount of $18,455, bringing the total obligation due the Secretary/Treasurer at September 30, 2001 to $44,329. During the year ended September 30, 2002, the personal credit card balance was virtually paid-off. Additional loan advances were $19,500, loan repayments were $39,500, and accrued interest was $2,269 during the year ended September 30, 2002, bringing the aggregate loan balance due the Secretary/Treasurer at September 30, 2002 to $8,143. During the year ended September 30, 2003, additional cash advances of $37,500 were made, and accrued interest was $6,522, resulting in a loan balance due the secretary Treasurer at September 30, 2003 of $52,165. The loan balance at September 30, 2003 is currently due on demand and continues to accrue interest at the rate of 18% per year.

During the period May through September 2002, the Company's Chief Technical Officer advanced the Company $32,946, corresponding to 684,407 restricted shares of the Company's common stock held by the officer, which were pledged to and sold by a convertible note holder on a Company obligation in default. Accrued interest at the annual rate of 18% was $1,831 through the end of the fiscal year, bringing the total loan amount to $34,777 at September 30, 2002. In November 2002, the Company re-issued the 684,407 restricted shares to the Chief Technical Officer (valued at $32,946) that had been pledged to and sold by the convertible note holder during the previous fiscal year. Accrued interest amounted to $1,205 during the year ended September 30, 2003, resulting in a loan balance of $3,036 as of that date. The loan balance at September 30, 2003 is currently due on demand and continues to accrue interest at the rate of 18% per year.

The aggregate amount due officers at September 30, 2003 and 2002 was $92,121 and $130,484, respectively, and interest expense on the officer loans amounted to $17,800 and $11,013 for the years ended September 30, 2003 and 2002, respectively.

CONECTISYS CORPORATION AND SUBSIDIARIES (A Development Stage Company) NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2003


NOTE 8.    DUE TO OFFICERS (continued)

As of September 30, 2003, the Company owed its officers $1,113,620 in accrued compensation. Of this amount, $360,000 was attributable to aggregate staying bonuses payable to the President and Secretary/Treasurer of the Company. The staying bonuses are to be compensated for with Conectisys Corp. restricted stock, valued at the average bid and ask price for the stock for the 30 days prior to each respective year-end issuance date. The total common stock to be issued as staying bonuses amounted to 6,888,922 shares at September 30, 2003.

NOTE 9.    NOTES PAYABLE

Notes payable at September 30, 2003 consisted of the following:

Registered Convertible Debentures - secured by substantially all the assets of the Company

        Convertible Debenture #1

     Note payable to AJW Partners, LLC
      (Convertible Debenture) due on
      March 29, 2003 at an annual interest
      rate of 12%                                  $29,480

     Accrued interest of $5,340 and principal
      on Convertible Debenture convertible
      into approximately 17,410,000
      shares of common stock at the price
      of $0.002 at September 30, 2003                5,340  $    34,820
                                                   -------
     Note payable to New Millennium Capital
      Partners II, LLC (Convertible Debenture)
      due on March 29, 2003 at an annual interest
      rate of 12%                                   29,480

     Accrued interest of $5,340 and principal
      on Convertible Debenture convertible
      into approximately 17,410,000
      shares of common stock at the price
      of $0.002 at September 30, 2003                5,340       34,820
                                                    -------

CONECTISYS CORPORATION AND SUBSIDIARIES (A Development Stage Company) NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2003


NOTE 9.    NOTES PAYABLE (continued)

     Note payable to AJW/New Millennium
      Offshore, Ltd. (Convertible Debenture)
      due on March 29, 2003 at an annual
      interest rate of 12%                         $33,900

     Accrued interest of $6,141 and principal
      on Convertible Debenture convertible
      into approximately 20,020,500
      shares of common stock at the price
      of $0.002 at September 30, 2003                6,141  $    40,041
                                                   -------
     Note payable to Pegasus Capital Partners,
      LLC (Convertible Debenture) due on
      March 29, 2003 at an annual interest
      rate of 12%                                   20,730

     Accrued interest of $3,756 and principal
      on Convertible Debenture convertible
      into approximately 12,243,000
      shares of common stock at the price
      of $0.002 at September 30, 2003                3,756       24,486
                                                   -------
     Convertible Debenture #2

     Note payable to AJW Partners, LLC
      (Convertible Debenture) due on
      May 10, 2003 at an annual interest
      rate of 12%                                    40,000

     Accrued interest of $6,694 and principal
      on Convertible Debenture convertible
      into approximately 23,347,000
      shares of common stock at the price
      of $0.002 at September 30, 2003                6,694       46,694
                                                   --------

CONECTISYS CORPORATION AND SUBSIDIARIES (A Development Stage Company) NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2003


NOTE 9.    NOTES PAYABLE (continued)

     Note payable to New Millennium Capital
      Partners II, LLC (Convertible Debenture)
      due on  May 10, 2003 at an annual
      interest rate of 12%                         $40,000

     Accrued interest of $6,694 and principal
      on Convertible Debenture convertible
      into approximately 23,347,000
      shares of common stock at the price
      of $0.002 at September 30, 2003                6,694  $    46,694
                                                   -------
     Note payable to AJW/New Millennium
      Offshore, Ltd. (Convertible Debenture)
      due on May 10, 2003 at an annual
      interest rate of 12%                          45,000

     Accrued interest of $7,530 and principal
      on Convertible Debenture convertible
      into approximately 26,265,000
      shares of common stock at the price
      of $0.002 at September 30, 2003                 7,530      52,530
                                                    -------

     Note payable to Pegasus Capital Partners,
      LLC (Convertible Debenture) due on
      May 10, 2003 at an annual
      interest rate of 12%                           25,000

     Accrued interest of $4,183 and principal
      on Convertible Debenture convertible
      into approximately 14,591,500
      shares of common stock at the price
      of $0.002 at September 30, 2003                 4,183      29,183
                                                    -------

     Convertible Debenture #3

     Note payable to AJW Partners, LLC
      (Convertible Debenture) due on
      June 17, 2003 at an annual interest
      rate of 12%                                     80,000

CONECTISYS CORPORATION AND SUBSIDIARIES (A Development Stage Company) NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2003


NOTE 9.    NOTES PAYABLE (continued)

     Accrued interest of $12,388 and principal
      on Convertible Debenture convertible
      into approximately 46,194,000
      shares of common stock at the price
      of $0.002 at September 30, 2003               $12,388 $    92,388
                                                    -------

     Note payable to New Millennium Capital
      Partners II, LLC (Convertible Debenture)
      due on  June 17, 2003 at an annual
      interest rate of 12%                           80,000

     Accrued interest of $12,388 and principal
      on Convertible Debenture convertible
      into approximately 46,194,000
      shares of common stock at the price
      of $0.002 at September 30, 2003                12,388      92,388
                                                    -------

     Note payable to AJW/New Millennium
      Offshore, Ltd. (Convertible Debenture)
      due on June 17, 2003 at an annual
      interest rate of 12%                           90,000

     Accrued interest of $13,936 and principal
      on Convertible Debenture convertible
      into approximately 51,968,000
      shares of common stock at the price
      of $0.002 at September 30, 2003                13,936     103,936
                                                   --------

     Note payable to Pegasus Capital Partners,
      LLC (Convertible Debenture) due on
      June 17, 2003 at an annual
      interest rate of 12%                           50,000

     Accrued interest of $7,743 and principal
      on Convertible Debenture convertible
      into approximately 28,871,500
      shares of common stock at the price
      of $0.002 at September 30, 2003                 7,743      57,743
                                                   --------

CONECTISYS CORPORATION AND SUBSIDIARIES (A Development Stage Company) NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2003

NOTE 9.    NOTES PAYABLE (continued)

     Convertible Debenture #4

     Note payable to AJW Partners, LLC
      (Convertible Debenture) due on
      November 27, 2003 at an annual interest
      rate of 12%                                   $33,204

     Accrued interest of $3,351 and principal
      on Convertible Debenture convertible
      into approximately 18,277,500
      shares of common stock at the price
      of $0.002 at September 30, 2003                 3,351 $    36,555
                                                    -------

     Note payable to AJW Offshore, Ltd.
      (Convertible Debenture) due on
      November 27, 2003 at an annual interest
      rate of 12%                                    33,204

     Accrued interest of $3,351 and principal
      on Convertible Debenture convertible
      into approximately 18,277,500
      shares of common stock at the price
      of $0.002 at September 30, 2003                 3,351      36,555
                                                    -------

     Note payable to AJW Qualified Partners,
      LLC (Convertible Debenture) due on
      November 27, 2003 at an annual interest
      rate of 12%                                    33,207

     Accrued interest of $3,352 and principal
      on Convertible Debenture convertible
      into approximately 18,279,500
      shares of common stock at the price
      of $0.002 at September 30, 2003                 3,352      36,559
                                                    -------

CONECTISYS CORPORATION AND SUBSIDIARIES (A Development Stage Company) NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2003


NOTE 9.    NOTES PAYABLE (continued)

     Convertible Debenture #5

     Note payable to AJW Partners, LLC
      (Convertible Debenture) due on
      March 3, 2004 at an annual interest
      rate of 12%                                   $50,000

     Accrued interest of $3,485 and principal
      on Convertible Debenture convertible
      into approximately 26,742,500
      shares of common stock at the price
      of $0.002 at September 30, 2003                 3,485  $   53,485
                                                    -------

     Note payable to AJW Offshore, Ltd.
      (Convertible Debenture) due on
      March 3, 2004 at an annual interest
      rate of 12%                                    50,000

     Accrued interest of $3,485 and principal
      on Convertible Debenture convertible
      into approximately 26,742,500
      shares of common stock at the price
      of $0.002 at September 30, 2003                 3,485      53,485
                                                    -------

     Note payable to AJW Qualified Partners,
      LLC (Convertible Debenture) due on
      March 3, 2004 at an annual interest
      rate of 12%                                    50,000

     Accrued interest of $3,485 and principal
      on Convertible Debenture convertible
      into approximately 26,742,500
      shares of common stock at the price
 of $0.002 at September 30, 2003                      3,485      53,485
                                                    -------

CONECTISYS CORPORATION AND SUBSIDIARIES (A Development Stage Company) NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2003


NOTE 9.    NOTES PAYABLE (continued)

     Convertible Debenture #6

     Note payable to AJW Partners, LLC
      (Convertible Debenture) due on
      May 12, 2004 at an annual interest
      rate of 12%                                   $50,000

     Accrued interest of $2,334 and principal
      on Convertible Debenture convertible
      into approximately 26,167,000
      shares of common stock at the price
      of $0.002 at September 30, 2003                 2,334 $    52,334
                                                    -------

     Note payable to AJW Offshore, Ltd.
      (Convertible Debenture) due on
      May 12, 2004 at an annual interest
      rate of 12%                                    50,000

     Accrued interest of $2,334 and principal
      on Convertible Debenture convertible
      into approximately 26,167,000
      shares of common stock at the price
      of $0.002 at September 30, 2003                 2,334      52,334
                                                    -------

     Note payable to AJW Qualified Partners,
      LLC (Convertible Debenture) due on
      May 12, 2004 at an annual interest
      rate of 12%                                    50.000

     Accrued interest of $2,335 and principal
      on Convertible Debenture convertible
      into approximately 26,167,500
      shares of common stock at the price
 of $0.002 at September 30, 2003                2,335      52,335
                                              ------- -----------
Subtotal of all Registered Convertible Debentures       1,082,850

CONECTISYS CORPORATION AND SUBSIDIARIES (A Development Stage Company) NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2003


NOTE 9.    NOTES PAYABLE (continued)

    Less reclassified accrued interest              $   (119,645)
                                                    ------------
    Subtotal principal value                             963,205
    Less unamortized note discount                      (195,592)
                                                     -----------
Net carrying value of
  Registered Convertible Debentures                 $    767,613

      Note payable to Devon Investment Advisors,
      unsecured, due on demand, interest payable
      at an annual rate of 10%.                                241,824

     Note payable to Black Dog Ranch LLC,
      unsecured, due on demand, including interest
      at an annual rate of 18%.                                173,924

        Convertible note payable to Laurus Master Fund, Ltd., unsecured, with interest payable at an annual rate of 8%, conversion premium of 25% based on current
      market price of the Company's common stock (as defined), initially due October 12, 2001 and extended to
      December 1, 2001.  Currently in default.                   6,851
                                                           -----------
     Total notes payable                                   $ 1,190,212
        Current porti                                       (1,090,597)
                                                           -----------
        Long-term porn                                     $    99,615
                                                           ===========

CONECTISYS CORPORATION AND SUBSIDIARIES (A Development Stage Company) NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2003

NOTE 9.    NOTES PAYABLE (continued)

On April 12, 2001, the Company received $300,000 in proceeds from Laurus Master Fund, Ltd. ("Laurus") and issued a $300,000 principal value 8% convertible note due on October 12, 2001, along with 1,000,000 common stock warrants, exercisable at $0.192 per share over a four-year period. $77,228 of the proceeds was allocated to the cost of the warrants, with the remaining $222,772 allocated to the cost of the debt instrument, based on the relative fair market values of the note and the warrants at the date of issuance.

A convertible note discount of $77,228 was also recognized, which was effectively fully amortized at September 30, 2002 as interest expense.

The note is convertible (at the option of the holder) into common stock at the lesser of 80% of the average of the 3-lowest closing bid prices during the 30 trading days prior to the closing date (April 12, 2001) or 80% of the average of the 3-lowest closing bid prices during the 30 trading days prior to the conversion date (assumed to be September 30, 2002). At April 12, 2001, the note was convertible into approximately 2,181,500 common shares at an exercise price of approximately $0.1021 per share, and at September 30, 2002, the note was convertible into approximately 20,189,875 common shares at an exercise price of approximately $0.0064 per share. In either instance, the fair value of the debt instrument (due to the 80% pricing advantage) was $375,000 (a 25% premium on the principal value), resulting in a further convertible debt discount of $152,228, representing the difference between the note's fair value of $375,000 and the allocated proceeds at issuance of $222,772. This discount was also fully amortized at September 30, 2001.

A corresponding $152,228 credit was made to additional paid-in capital for the conversion benefit option, i.e., the intrinsic value of the matured debt instrument. Interest accrued at 8% on the $300,000 note principal through September 30, 2002 was $17,168; for presentation purposes, this interest was added to the principal value of the note at the year-end balance sheet date. The holder can also convert the accrued interest into common stock at a 25% premium ($4,292), bringing the total conversion benefit

CONECTISYS CORPORATION AND SUBSIDIARIES (A Development Stage Company) NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2003


NOTE 9.    NOTES PAYABLE (continued)

option to $155,027. Total amortization of interest on the discounted convertible note during the year ended September 30, 2001 (including $32,775 in debt issuance costs associated with the transaction) amounted to $265,030.

The maturity date on the $300,000 principal value 8% convertible note, initially October 12, 2001, was extended to December 1, 2001. Because of the inherent conversion benefit feature, the aggregate note with accrued interest, totaling $311,194 at September 30, 2001, was classified as a long-term liability.

The Company was unable to pay-off the note at maturity. However, after receiving bridge financing from another investment group in February 2002, the Company subsequently repaid $150,000 of the obligation, as the note holder elected to not convert the debt to shares. Consequently, the note holder sold 1,479,264 of the 4,773,208 shares of the Company's common stock that had been pledged by officers of the Company as collateral, resulting in net proceeds of $49,148. Adding accrued interest of $17,168 at an annual rate of 8%, brought the loan balance at September 30, 2002 to $129,214. During the year ended September 30, 2003, the note holder sold the remaining 3,293,944 pledged shares for net proceeds of $67,144. The note holder elected to convert essentially all the remaining debt for common stock of the Company, receiving 26,000,000 newly issued Company shares valued at $58,400, and bringing the tentative liability down to $3,670. Accrued interest amounted to $3,183, resulting in a total liability to the note holder at September 30, 2003 of $6,851. In connection with the pay-down of the debt, the $155,027 beneficial conversion option noted above was reduced to zero through transference to common stock.

In February 2002, the Company borrowed $340,000 from the Mercator Momentum Fund ("Mercator"). This loan from Mercator was a short-term loan due May 15, 2002 and accrues interest at an annual rate of 18%. The loan was secured by shares of the Company's common stock. In April and May of 2002, the Company paid Mercator an aggregate of $100,000. On June 14, 2002 Mercator transferred collateral in the form of 5,861,814 shares of common stock to their name because the Company was in default on the balance of the loan.

CONECTISYS CORPORATION AND SUBSIDIARIES (A Development Stage Company) NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2003

Thereafter, on June 21, 2002, Mercator filed an action against Conectisys Corporation, Robert A. Spigno and Patricia A. Spigno in the Superior Court of California, County of Los Angeles (Case No. BC276283) for breach of promissory note, foreclosure of security interests, fraud and deceit. Mr. Spigno is the Chairman of the Board and a director of the Company and is also the Company's Chief Executive Officer. Ms. Spigno is the Company's Secretary and Chief Financial Officer. On July 3, 2002, Mercator filed a first amended complaint in the Superior Court of California, County of Los Angeles (Case No. BC276283), adding a claim for common count for money lent.

Mercator seeks damages of approximately $243,000 plus approximately $66 in interest per day commencing June 21, 2002 and other compensatory and punitive damages of unspecified amount. The Company believes that Mercator's claims are without merit because, among other factors, they have affirmative defenses to those claims, including usury and the satisfaction of amounts owed under loan from Mercator as a result of the enforcement by Mercator of its security interest in shares of common stock. The Company intends to vigorously defend against these claims and to pursue appropriate counterclaims against Mercator. The Court is tentatively scheduled to hear the matter on March 1, 2004.


NOTE 10. SECURED CONVERTIBLE DEBENTURES

In order to provide working capital and financing for the Company's continued research and development efforts as of March 29, 2002, the Company entered into a securities purchase agreement and related agreements with four accredited investors (the "Purchasers") for the purchase of up to $750,000 of the Company's 12% Convertible Debentures due one year from their date of issuance. The Company granted the holders of the debentures a continuing security interest in all of the Company's assets to secure the Company's obligations under the debentures and related agreements. The debentures bear interest at a rate of 12% per annum, payable quarterly in common stock or cash at the option of the Purchasers.

CONECTISYS CORPORATION AND SUBSIDIARIES (A Development Stage Company) NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2003


NOTE 10. SECURED CONVERTIBLE DEBENTURES (continued)

On March 29, 2002 the Company issued an aggregate of $300,000 of 12% convertible debentures in a private offering to four accredited investors. Three of the investors, if certain conversion limitations are disregarded, are beneficial owners of 5% or more of the company's outstanding shares of common stock. The debentures initially were convertible into shares of common stock at the lesser of $.06 per share and 50% of the average of the lowest three intra-day trading prices of a share of common stock during the 20 trading days immediately preceding conversion. The debentures were accompanied by warrants to purchase up to an aggregate of 1,500,000 shares of common stock at a per share exercise price equal to the lesser of $.045 and the average of the lowest three intra-day trading prices during the 20 trading days immediately preceding an exercise.

On May 10, 2002 the Company issued an aggregate of $150,000 of 12% convertible debentures in a private offering to four accredited investors. Three of the investors, if certain conversion limitations are disregarded, are beneficial owners of 5% or more of the Company's outstanding shares of common stock. The debentures initially were convertible into shares of common stock at the lesser of $.06 per share and 50% of the average of the lowest three intra-day trading prices of a share of common stock during the 20 trading days immediately preceding conversion. The debentures were accompanied by warrants to purchase up to an aggregate of 750,000 shares of common stock at a per share exercise price equal to the lesser of $.045 and the average of the lowest three intra-day trading prices during the 20 trading days immediately preceding an exercise.

On June 17, 2002 the Company issued an aggregate of $300,000 of 12% convertible debentures in a private offering to four accredited investors. Three of the investors, if certain conversion limitations are disregarded, are beneficial owners of 5% or more of the company's outstanding shares of common stock. The debentures initially were convertible into shares of common stock at the lesser of $.06 per share and 50% of the average of the lowest three intra-day trading prices of a share of common stock during the 20 trading days immediately preceding conversion. The debentures were accompanied by warrants to purchase up to an aggregate of 1,500,000 shares of common stock at a per share exercise price equal to the lesser of $.045 and the average of the

CONECTISYS CORPORATION AND SUBSIDIARIES (A Development Stage Company) NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2003


NOTE 10. SECURED CONVERTIBLE DEBENTURES (continued)

lowest three intra-day trading prices during the 20 trading days immediately preceding an exercise.

The Company entered into another securities purchase agreement plus related agreements with three accredited investors on November 27, 2002 (essentially the same re-organized investor group delineated above) for the purchase of up to $500,000 of the Company's 12% Convertible Debentures due one year from their date of issuance. The Company granted the holders of the debentures a continuing security interest in all of the Company's assets to secure the Company's obligations under the debentures and related agreements. The debentures bear interest at a rate of 12% per annum, payable quarterly in common stock or cash at the option of the Purchasers.

On November 27, 2002 the Company issued an aggregate of $200,000 of 12% convertible debentures in a private offering to three accredited investors who, if certain conversion limitations are disregarded, would be deemed beneficial owners of 5% or more of the Company's outstanding shares of common stock. The debentures initially were convertible into shares of common stock at the lesser of $.01 per share and 50% of the average of the lowest three intra-day trading prices of a share of common stock during the 20 trading days immediately preceding conversion. The debentures were accompanied by warrants to purchase up to an aggregate of 1,000,000 shares of common stock at a per share exercise price equal to the lesser of $.005 and the average of the lowest three intra-day trading prices during the 20 trading days immediately preceding an exercise.

On March 3, 2003 the Company issued an aggregate of $150,000 of 12% convertible debentures in a private offering to these same three accredited investors. The debentures initially were convertible into shares of common stock at the lesser of $.01 per share and 50% of the average of the lowest three intra-day trading prices of a share of common stock during the 20 trading days immediately preceding conversion. The debentures were accompanied by warrants to purchase up to an aggregate of 750,000 shares of common stock at a per share exercise price equal to the lesser of $.005 and the average of the lowest three intra-day trading prices during the 20 trading days immediately preceding an exercise.

CONECTISYS CORPORATION AND SUBSIDIARIES (A Development Stage Company) NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2003


NOTE 10. SECURED CONVERTIBLE DEBENTURES (continued)

On May 12, 2003 the Company issued an aggregate of $150,000 of 12% convertible debentures in a private offering to the three accredited investors. The debentures initially were convertible into shares of common stock at the lesser of $.01 per share and 50% of the average of the lowest three intra-day trading prices of a share of common stock during the 20 trading days immediately preceding conversion. The debentures were accompanied by warrants to purchase up to an aggregate of 750,000 shares of common stock at a per share exercise price equal to the lesser of $.005 and the average of the lowest three intra-day trading prices during the 20 trading days immediately preceding an exercise.

The Company's convertible debentures and related warrants contain anti-dilution provisions whereby, if the Company issues common stock or securities convertible into or exercisable for common stock at a price less than the conversion or exercise prices of the debentures or warrants, the conversion and exercise prices of the debentures or shall be adjusted as stipulated in the agreements governing such debentures and warrants.

As part of the recording of the convertible debt transactions, a beneficial conversion option was recognized, along with a corresponding convertible debt discount. The fair value of the twenty-one debt instruments issued totaling $1,250,000 in principal value was $2,500,000 in aggregate, representing a 100% premium on the principal value (due to the 100% pricing advantage) and making the beneficial conversion option $1,140,097 at the inception of the loans ($1,250,000 proceeds less $109,903 allocated to the issuance of the 6,250,000 related warrants).

During the fiscal year ended September 30, 2002, the Company issued 12,667,178 shares of common stock in connection with interest payments and upon conversion of an aggregate $93,130 of principal and $6,916 of related interest on the Company's convertible debentures. A corresponding pro-rata reduction of $80,702 to the beneficial conversion option was made. During the fiscal year ended September 30, 2003, the Company issued another 103,778,301 shares of common stock in connection with the conversion of another $193,665 of principal and $34,355 of accrued interest on the Company's convertible debentures,

CONECTISYS CORPORATION AND SUBSIDIARIES (A Development Stage Company) NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2003

NOTE 10. SECURED CONVERTIBLE DEBENTURES (continued)

resulting in a convertible debt principal balance at September 30, 2003 of $963,205 (net of an aggregate of $286,795 in debt conversions through that date). A corresponding pro-rata reduction of $177,845 was made to the beneficial conversion option during the fiscal year ended September 30, 2003 (an aggregate of $258,547 since the inception of the loans), bringing the beneficial conversion option balance at September 30, 2003 to $881,550.

The aggregate note discount of $1,250,000 is being amortized over the one-year lives of the respective debt instruments. Of this amount, $279,115 was amortized during the fiscal year ended September 30, 2002 and another $653,720 during the year ended September 30, 2003, while $69,233 in convertible bond discount was transferred to equity upon conversion of $93,130 in debt principal during the fiscal year ended September 30, 2002 plus another $52,340 upon conversion of $193,665 of debt principal during the fiscal year ended September 30, 2003, resulting in an unamortized convertible debt discount balance of $195,592 at September 30, 2003.

As of September 30, 2003, the Company was indebted for an aggregate of $1,082,850, including $963,205 of principal and $119,645 of accrued interest on these convertible debentures. To the extent debentures issued by the Company are converted into shares of common stock, the Company will not be obligated to repay the converted amounts. Of the remaining principal amount at September 30, 2003, $99,615 has been classified as long-term, based upon additional principal conversions made subsequent to the end of the fiscal year.

CONECTISYS CORPORATION AND SUBSIDIARIES (A Development Stage Company) NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2003


NOTE 11.        SHAREHOLDERS' EQUITY (DEFICIT)

The Company's authorized capital stock consists of 1,000,000,000 shares of common stock, no par value per share, and 50,000,000 shares of preferred stock, $1.00 par value per share. Of the 50,000,000 authorized shares of preferred stock, 1,000,000 shares have been designated as Class A Preferred Stock and 1,000,000 shares have been designated as Class B Preferred Stock, and the remaining 48,000,000 shares are undesignated. As of September 30, 2003, there were 490,224,872 shares of the Company's common stock outstanding held by approximately 750 holders of record and 200,020 shares of the Company's Class A Preferred Stock outstanding held by one holder of record and no shares of Class B Preferred Stock outstanding.

Each share of Class A Preferred Stock is entitled to 100 votes per share on all matters presented to the Company's shareholders for action. The Class A Preferred Stock does not have any liquidation preference, additional voting rights, conversion rights, anti-dilution rights or any other preferential rights.

Each share of Class B Preferred Stock is convertible into 10 shares of the Company's common stock. The Class B Preferred Stock does not have any liquidation preference, voting rights, other conversion rights, anti-dilution rights or any other preferential rights.

During the months October 2001 through January 2002, the Company issued a total of 2,333,334 shares of its restricted common stock for cash of $145,000 in private placements. In conjunction with these stock issuances, the Company issued 700,000 common stock warrants at an exercise price of $1.00 per share, expiring November 2003 through January 2005.

During the period October 2001 through September 2002, the Company issued 5,300,000 shares of its common stock (of which 4,100,000 shares were restricted) to a consultant in exchange for accrued consulting services of $203,566. In September 2002, 1,000,000 common stock options were also issued to the consultant at an exercise price of $0.50 until September 2004. The common stock options were not recorded in the financial statements, as they had nominal value.

CONECTISYS CORPORATION AND SUBSIDIARIES (A Development Stage Company) NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2003

NOTE 11.        SHAREHOLDERS' EQUITY (DEFICIT) (continued)

In October 2001 through November 2001, the Company issued 60,000 shares of its Class A preferred stock to its CEO for a $60,000 reduction of debt. An additional 109,980 of Class A preferred stock options were issued to the CEO at an exercise price per share of $1.00 through November 2005.

In December 2001 and January 2002, the Company issued 500,000 shares of its restricted common stock to a consultant in exchange for media services rendered in the amount of $87,500.

In December 2001 and January 2002, a consultant exercised 550,000 common stock options at $0.13 per share in exchange for debt of $71,500. As part of the transaction, $31,625 in stock options exercisable was transferred to common stock.

In January 2002, the Company issued 192,100 common stock warrants to investors at an exercise price of $2.00 per share, expiring in September 2004.

During the months February 2002 through August 2002, the Company issued 1,680,000 shares of its common stock (including 50,000 restricted shares) in exchange for $85,500 in consulting services.

During the months March 2002 through June 2002, the Company issued 3,750,000 in three-year common stock warrants as part of a $750,000 12% convertible debt issuance, exercisable at the lower of $0.045 and 50% of the market price of the common stock (as defined) through the date of exercise. The warrants were recorded at $100,087 and the debt at $649,913, based upon the relative fair values of each, and a beneficial conversion option for an additional $649,913 was also recognized.

In May 2002 and June 2002, the Company issued a total of 500,000 shares of its restricted common stock for cash of $25,000 (net of $25,000 in fees) in private placements. In conjunction with these issuances, the Company issued 500,000 common stock options at an exercise price of $0.50 per share, expiring April 2004 through June 2004. The common stock options were not recorded in the financial statements, as they had nominal value.

CONECTISYS CORPORATION AND SUBSIDIARIES (A Development Stage Company) NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2003

NOTE 11.        SHAREHOLDERS' EQUITY (DEFICIT) (continued)

In May 2002, the Company issued 100,000 shares of its restricted common stock to an engineering consultant in exchange for $5,000 in accrued services.

In June 2002 through September 2002, the Company issued 12,667,178 of its common shares to an investor group in exchange for $93,130 in convertible debt and $6,916 in interest (considered services). In conjunction with these transactions, $80,702 of the Company's beneficial conversion option was also transferred to common stock, and $69,233 in convertible note discounts was applied against common stock as a result of debt conversion.

In June 2002, the Company issued 48,077 shares of its common stock to its former Acting President for $7,788 in accrued compensation. In June 2002, the Company issued 3,500,000 shares of its common stock valued at $179,125 in partial settlement of a $300,000 note.

In June 2002, the Company issued 1,000,000 restricted common shares to an outside accountant in exchange for $30,000 in accrued services rendered.

In September 2002, the Company issued 4,000,000 shares of its restricted common stock to a consultant/investor for $30,000 in cash and reduction of debt of $10,000. 1,000,000 common stock options were also issued to the consultant at an exercise price of $0.50 until September 2004. The common stock options were not recorded in the financial statements, as they had nominal value.

During the months October 2002 through July 2003, the Company issued 15,000,000 shares of its restricted common stock to a consultant in exchange for promotional services valued at $65,000.

During the months October 2002 through September 2003, the Company issued 119,630,468 shares of its restricted common stock to a consultant for debt reduction of $162,500 and accrued fees of $91,305.

During the months October 2002 through September 2003, the Company issued 103,778,301 of its common shares to an investor group in exchange for $193,665 principal value of convertible debt and $34,355 in accrued interest. In conjunction with these transactions, $177,845 of the Company's beneficial conversion

CONECTISYS CORPORATION AND SUBSIDIARIES (A Development Stage Company) NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2003

NOTE 11.        SHAREHOLDERS' EQUITY (DEFICIT) (continued)

option was also transferred to common stock, and $52,340 in convertible note discounts was applied against common stock as a result of debt conversion.

During the months November 2002 through May 2003, the Company issued 14,500,000 shares of its restricted common stock to consultants in exchange for media services rendered of $49,000.

During the months November 2002 through September 2003, the Company issued 128,500,000 shares of its restricted common stock for cash of $180,000 in private placements.

During the months November 2002 through May 2003, the Company issued 2,500,000 in seven-year common stock warrants as part of a %500,000 12% convertible debt issuance, exercisable at the lower of $0.01 and 50% of the market price of the common stock (as defined) through the date of exercise. The warrants were recorded at $9,816 and the debt at $490,184, based upon the relative fair values of each, and a beneficial conversion option for an additional $490,184 was also recognized.

During the months November 2002 through January 2003, the Company issued 4,504,280 shares of its restricted common stock to its corporate officers in exchange for a net reduction of debt of $183,542.

During the months December 2002 through September 2003, the Company issued 26,000,000 shares of its common stock to a convertible note holder in exchange for $58,400 in debt reduction. In conjunction with these transactions, the Company transferred a beneficial conversion option valued at $155,027 to common stock.

In December 2002 and January 2003, the Company issued its advisory board members 1,250,000 shares of its restricted common stock in exchange for $12,500 in services.

In December 2002, the Company issued 750,000 shares of its restricted common stock to staff consultants as a $7,500 bonus.

CONECTISYS CORPORATION AND SUBSIDIARIES (A Development Stage Company) NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2003


NOTE 11.        SHAREHOLDERS' EQUITY (DEFICIT) (continued

In January 2003, the Company received back 1,000,000 restricted common shares held by a former director as collateral on a $75,000 loan and re-issued the shares as interest (valued at $9,000). The $75,000 loan (previously recorded as an addition to capital) was paid-off by and recorded as a new loan to the Company's CEO and Secretary/Treasurer.

In May 2003, the Company issued 12,000,000 shares of its restricted common stock to an outside accountant in exchange for $120,000 in accrued services rendered.


NOTE 12.  INCOME TAXES

Deferred income taxes consisted of the following at September 30, 2003:

      Deferred tax asset, benefit
      of net operating loss
      carryforward                                $ 7,800,000
        Valuation allowance                        (7,800,000)
                                                  -----------
        Net deferred taxes                       $       -
                                                  ===========

The valuation allowance offsets the net deferred tax asset, since it is more likely than not that it would not be recovered. During the year ended September 30, 2003, the deferred tax asset and valuation allowance were both increased by $900,000.

The Company has approximately $19,400,000 in both federal and California net operating loss carryforwards. The federal net operating loss carryforwards expire as follows: $2,700,000 in the year 2012, $5,300,000 in 2018, $1,200,000 in 2019, $3,500,000 in 2020, $2,400,000 in 2021, $2,300,000 in 2022, and
$2,000,000 in 2023. The California net operating loss carryforwards expire as follows: $2,700,000 in the year 2002, $5,300,000 in 2003, $1,200,000 in 2004,
$3,500,000 in 2005, $2,400,000 in 2006,  $2,300,000 in 2007, and $2,000,000 in
2008. The latest federal and California corporate income tax returns filed by the Company were for the tax year ended November 30, 2000.

CONECTISYS CORPORATION AND SUBSIDIARIES (A Development Stage Company) NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2003


NOTE 13.        COMMITMENTS AND CONTINGENCIES

Employment agreements

The Company has entered into three employment agreements with key individuals, the terms of the agreements are as follows:

1) The CEO (and President) of the Company entered into an agreement dated October 2, 1995 (which was subsequently amended September 1, 1997, September 1, 1999, and March 27, 2000) for a period of five years (to April 1, 2005), and he is entitled to receive a base salary of $160,000 per year. The employee shall further receive a bonus, paid at year-end, equal to 50% of the employee's salary, for continued employment. The staying bonus will be compensated for with the Company's restricted common stock. He is also granted an option to purchase up to 2,000,000 shares of the Company's restricted common stock at a price equal to 50% of the average market value for the prior 30 trading days before exercise. On March 27, 2000, the exercise price was adjusted to a flat $0.3864 per share, with an expiration date of December 2, 2003, which, in turn, has subsequently been extended to December 2, 2005.

2) The Secretary and Treasurer of the Company entered into an Agreement dated October 2, 1995 (which was subsequently amended September 1, 1997, September 1, 1999, and March 27, 2000), for a period of five years (extended through April 1, 2005), and she is entitled to receive a base salary of $80,000 per year. The employee shall further receive a bonus, paid at year-end, equal to 50% of the employee's salary, for continued employment. The staying bonus shall be compensated for with the Company's restricted common stock. She is also granted an option to purchase up to 500,000 shares of the Company's restricted common stock at a price equal to 60% of the average market value for the prior 180 trading days before exercise. On March 27, 2000, the exercise price was adjusted to a flat $0.38 per share, with an expiration date of December 31, 2004.

CONECTISYS CORPORATION AND SUBSIDIARIES (A Development Stage Company) NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2003


NOTE 13.        COMMITMENTS AND CONTINGENCIES (continued)

Employment agreements (continued)

3) The Chief Technical Officer of the Company entered into an agreement dated August 1, 1998 for an initial term of three years (extended through August 1, 2003 and again through January 19, 2009), and he is entitled to receive a base salary of $150,000 per year, with a minimum of $90,000 to be paid annually in cash and the balance paid (at the option of the Company) in cash or restricted common stock under rule 144. The employee shall receive a hire-on bonus of $75,000 worth of the Company's restricted common stock under rule 144, at one-half market price. The employee shall further receive performance bonuses (paid in restricted common stock, as above) upon successful completion of specific milestones pertaining to the implementation and deployment of certain software (up to $862,500). If substantially all performance milestones are met, he is also granted an option to purchase up to 500,000 shares of the Company's restricted common stock at a price equal to 60% of the average market value at the date of purchase. As of September 30, 2003, none of the aforementioned milestones had been successfully completed.

Litigation

There has been one recent legal proceeding in which the Company has been a party:

In February 2002, the Company borrowed $340,000 from the Mercator Momentum Fund ("Mercator") in order to make an initial $100,000 payment to Laurus Master Fund, Ltd. and to fund continuing development of the Company's H-Net(TM) system. This loan from Mercator was a short-term loan due May 15, 2002 and accrues interest at an annual rate of 18%. The loan was secured by shares of the Company's common stock. As of June 13, 2002, the Company owed Mercator approximately $243,000 of principal and accrued and unpaid interest under this loan and was in default in the repayment of this debt.

CONECTISYS CORPORATION AND SUBSIDIARIES (A Development Stage Company) NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2003

NOTE 13.        COMMITMENTS AND CONTINGENCIES (continued)

Litigation (continued)

On June 14, 2002, Mercator transferred collateral in the form of 5,861,814 shares of the Company's common stock into its name as a result of the Company's default on Mercator's loan. Of the 5,861,814 shares of common stock transferred into the name of Mercator 3,500,000 shares of the Company's common stock were issued and pledged as collateral by the Company in February 2002, and 2,361,814 shares of the Company's common stock were issued and pledged as collateral by Robert Spigno, the Company's Chief Executive Officer, in February 2002.

On June 21, 2002 Mercator filed an action against Conectisys Corporation, Robert A. Spigno and Patricia A. Spigno in the Superior Court of California, County of Los Angeles (Case No. BC276283) for breach of promissory note, foreclosure of security interests and fraud and deceit. Mr. Spigno is the Chairman of the Board and a director of the Company and is also the Company's Chief Executive Officer. Ms. Spigno is the Company's Secretary and Chief Financial Officer. On July 3, 2002, Mercator filed a first amended complaint in the Superior Court of California, County of Los Angeles (Case No. BC276283) adding a claim for common count for money lent. Mercator seeks damages of approximately $243,000 plus approximately $66 in interest per day commencing June 21, 2002 and other compensatory and punitive damages of unspecified amount. The Company believes that Mercator's claims are without merit because, among other factors, they have affirmative defenses to those claims, including usury and the satisfaction of amounts owed under loan from Mercator Momentum Fund as a result of the enforcement by Mercator of its security interest in shares of common stock. The Company intends to vigorously defend against these claims and to pursue appropriate counterclaims against Mercator. The Court is tentatively scheduled to hear the matter on March 1, 2004.

CONECTISYS CORPORATION AND SUBSIDIARIES (A Development Stage Company) NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2003


NOTE 13.        COMMITMENTS AND CONTINGENCIES (continued)

Litigation (continued)

The Company, during its normal course of business, may be subject from time to time to disputes and to legal proceedings against it. Both counsel and management do not expect that the ultimate outcome of any current claims will have a material adverse effect on the Company's financial statements.


NOTE 14.        FORM S-8 FILINGS

In October 2002, March 2003, and July 2003, the Company filed registration statements on Forms S-8 covering an aggregate of 15,000,000 shares issued to an independent consultant to the Company, which authorized the re-sale of the 15,000,000 shares of common stock valued at $65,000.


NOTE 15.        STOCK OPTIONS AND WARRANTS

During the fiscal year ended September 30, 1999, the Company issued to a note
holder options to purchase 500,000 shares of the   Company's Class B preferred
stock at an exercise price of $5.00 per share. As consideration, the Company reduced its debt to the note holder by $50,000 and received an extension of time to pay-off its promissory note. The Company also issued to its CEO options to purchase another 500,000 shares of the Company's Class B preferred stock at an exercise price of $5.00 per share in exchange for a reduction in debt of $50,000. Total consideration received on the above issued options, as evidenced by debt reduction, was $100,000. These options can be exercised through November 1, 2002 and can also be converted into common stock at the rate of 10 common shares for each Class B preferred share. In September 2001, the exercise price on the Class B preferred stock options was adjusted to $2.50 per share and the exercise period extended to November 1, 2005.

The Company's CEO currently owns 200,020 shares of the Company's Class A preferred stock, of which 60,000 shares were purchased during the year ended September 30, 2002, and has options to purchase another 250,000 shares for $1.00 per share through November 1, 2005.

CONECTISYS CORPORATION AND SUBSIDIARIES (A Development Stage Company) NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2003


NOTE 15.        STOCK OPTIONS AND WARRANTS (continued)

The Company has granted various common stock options and warrants to employees and consultants. Generally, the options and warrants were granted at approximately the fair market value of the Company's common stock at the date of grant and vested immediately, except that when restricted rule 144 common stock was issued, the options and warrants were granted at an average market discount of 50% (ranging from between 20% to 75%).

The Company accounts for stock-based compensation under the intrinsic value method prescribed by Accounting Principles Board Opinion No. 25. Accordingly, compensation expense for common stock options and warrants issued to employees for services have been recorded as the difference between the intrinsic value of those services as measured by the (discounted) market value of the common stock at the date of grant and the exercise price, with pro forma disclosure of the excess market value as required by FASB No. 123. No common stock options or warrants wee granted to employees (including officers) and directors of the Company during the years ended September 30, 2003 or 2002.

All common stock options and warrants issued to consultants and other non-employees have been recorded at the fair value of the services rendered and equivalent to the market value (as discounted, if applicable) of the equity
instruments received as per FASB No. 123.   The market value was determined by
utilizing an averaging convention of between 5 to 30 days of the closing price of the Company's common shares as traded on the over-the-counter bulletin board (stock symbol CNES) through the grant date and applying certain mathematical assumptions as required under the Black-Scholes model. Such assumptions, pertaining to the risk-free annual rate of return and stock volatility, were generally the same as those mentioned above when making fair value disclosures for the issuance of officer and employee stock options, except that the risk-free annual rate of return during the latter half of fiscal 2001 and subsequent was assumed to be 5% (rather than 6%) due to the general decline of interest rates occurring throughout the economy and the world.

At September 30, 2001, the Company had an aggregate of 5,607,154 common stock options and a total of 1,000,000 Class B preferred stock options recorded as additional paid-in capital at a value of $1,375,233. Of the common stock options and warrants, 2,043,654

CONECTISYS CORPORATION AND SUBSIDIARIES (A Development Stage Company) NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2003


NOTE 15.        STOCK OPTIONS (continued)

had been issued to officers and employees and the remaining 3,563,500 had been issued to consultants and investors.

In December 2001 and January 2002, a consultant exercised 550,000 common stock options, applying the $71,500 cost of exercise against an outstanding note payable. Stock options exercisable were also reduced and transferred to common stock in the amount of $31,625.

In March 2002 trough June 2002, 3,750,000 three-year common stock warrants were issued to an accredited investor group in connection with a $750,000 12% convertible debenture financing arrangement (see Note 10 above). The allocated cost of these warrants amounted to $100,087, so that the total stock options and warrants exercisable at September 30, 2002 became $1,443,695.

In November 2002 trough May 2003, 2,500,000 seven-year common stock warrants were issued to an accredited investor group in connection with a $500,000 12% convertible debenture financing arrangement (see Note 10 above). The allocated cost of these warrants amounted to $9,816, resulting in a recorded balance of stock options and warrants exercisable at September 30, 2003 of $1,453,511 (including $100,000 attributable to 1,000,000 Class B preferred stock options noted above).

As of September 30, 2003, the Company had an additional 4,852,205 common stock options that had been granted to consultants and investors at exercise prices ranging from $0.50 to $2.00 per share, expiring from November 1, 2003 through January 16, 2005. Because these strike prices were substantially above the market price of the Company's common stock, no value was attributed to these options at the time of grant. The Company also granted a contingent issuance to its Chief Technical Officer of 2,000,000 common stock options exercisable at $0.50 per share and expiring December 31, 2004, which will note vest until certain milestones have been attained. These respective common stock options and contingent issuances have been excluded from the summarized table below.

CONECTISYS CORPORATION AND SUBSIDIARIES (A Development Stage Company) NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2003

NOTE 15.        STOCK OPTIONS AND WARRANTS (continued)

The common stock option activity during the fiscal years ended September 30, 2003 and September 30, 2002 is summarized as follows:

                                         Common Stock   Weighted
                                            Options      Average
                                              and       Exercise
                                            Warrants      Price
                                          ----------    --------
Balance outstanding, October 1, 2001       5,607,154       $.420

 Granted                                   3,750,000        .050
 Exercised                                  (550,000)       .130
                                          ----------
Balance outstanding, September 30, 2002    8,807,154        .280

 Granted                                   2,500,000        .010
                                          ----------
Balance outstanding, September 30, 2003   11,307,154       $.204
                                          ==========       =====


The following table summarizes information about common stock options at September 30, 2003:

                                 Outstanding             Exercisable
                            Weighted    Weighted               Weighted
   Range of       Common    Average      Average      Common    Average
   Exercise        Stock      Life      Exercise       Stock   Exercise
    Prices       Options    (Months)      Price       Options    Price
---------------  ---------  -------     --------    ----------  -------
$2.000 - $2.000    563,500       11     $  2.000       563,500  $ 2.000
$ .380 - $ .380    100,000       15     $   .380       100,000  $  .380
$ .192 - $ .192  1,000,000        6     $   .192     1,000,000  $  .190
$ .050 - $ .050  3,750,000       19     $   .002     3,750,000  $  .050
$ .130 - $ .130  1,450,000       23     $   .130     1,450,000  $  .130
$ .386 - $ .386  1,443,654       26     $   .386     1,443,654  $  .386
$ .380 - $ .380    500,000       26     $   .380       500,000  $  .380
& .002 - $ .002  2,500,000       76     $   .002     2,500,000  $  .002

$ .002 - $2.000 11,307,154       33     $   .204    11,307,154  $  .204
=============== ==========       ==     ========    ==========  =======

CONECTISYS CORPORATION AND SUBSIDIARIES (A Development Stage Company) NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2003

 NOTE 16.       SUBSEQUENT EVENTS

(a) In November 2003, the Company filed a registration statement on Form S-8 covering 12,000,000 shares issued to an independent consultant, authorizing the re-sale of the 12,000,000 shares of common stock valued at $25,000.

(b) During the months of October 2003 through December 2003, the Company received funding of another $200,000 (net proceeds of $138,722) from an investor group in exchange for one-year 12% convertible debt and 1,000,000 common stock warrants, with such warrants exercisable at $0.005 per share over a seven-year period.

During the subsequent period October 1, 2003 through January 8, 2004, this same investor group also converted approximately $92,000 of debt principal
along with accrued    interest into 84,651,456 shares of the Company's common
stock.  Effective October 2003, as an inducement for    this investor group's
continued funding of the Company's operations, the Company agreed to allow prospective conversions of issued convertible debt instruments into freely-trading shares of the Company's common stock at the lower of 40% (from 50% previously) of the average of the three lowest intra-day trading prices of a share of the Company's common stock on the OTC Bulletin Board during the twenty trading days immediately preceding the conversion date, and either (a) $.06 for the March, May, and June 2002 convertible debentures, or (b) $.01 for the November 2002, March and May 2003 convertible debentures. The effect on the Company's future operations would be a charge to earnings of approximately $500,000 (including accrued interest).

(c) Through January 8, 2004, in addition to the common share issuances described in Notes 16(a) and 16(b) above, the Company has issued restricted common stock in the aggregate of 116,400,000 shares, valued at approximately $118,500. Of the aggregate amount, 65,100,000 shares were issued to a consultant as debt reduction of $65,100, 50,000,000 shares were issued in a private placement for $50,000 in cash, and 1,300,000 shares were issued to a consultant for services rendered of $3,400. In addition, 15,845 Class A preferred stock options were exercised by the Company's CEO at $1.00 per share against a reduction of accrued compensation of $15,845.

CONECTISYS CORPORATION AND SUBSIDIARIES (A Development Stage Company) NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2003

 NOTE 16.       SUBSEQUENT EVENTS (continued)

(d) As of January 1, 2004, the President and Secretary/Treasurer of the Company had earned additional annual staying bonuses of $80,000 and $40,000, respectively, payable in restricted shares of the Company's common stock. Based upon the average bid and ask price of the Company's common stock during the prior 30 days of trading of approximately $0.0053 per share, this equates to the issuance of 22,641,509 shares of common stock to satisfy the additional liability.

Condensed Consolidated Financial Statements As Of And For The Three and Six Months Ended March 31, 2004 and 2003
----------------------------------------------------------------------------

CONECTISYS CORPORATION AND SUBSUDIARIES ( A Development Stage Company)
             CONDENSED CONSOLIDATED BALANCE SHEETS
             March 31, 2004 and September 30, 2003

                                                                     Mar.                Sep. 30
                                                                     2004                   2003
                                                                   Unaudited             Audited
Assets
Current assets
  Cash and cash equivalents                                              43,269            2,282
  Prepaid staying bonus                                                  90,000                0
  Debt issuance cost - current, net of accumulated
    amortization of $316,345, and $275,448                               98,124           27,896
Total current assets                                                    231,393           30,178

Property and equipment, net of accumulated
  depreciation of $311,684, and $304,553                                 25,345           32,476

License and technology, net of accumulated
  amortization of $421,478, and $421,478                                      0                0



Total assets                                                            256,738           62,654

The accompanying notes are an integral part of these financial statements.


CONECTISYS CORPORATION AND SUBSUDIARIES ( A Development Stage Company)
              CONDENSED CONSOLIDATED BALANCE SHEETS
              March 31, 2004 and September 30, 2003

                                                                     Mar.                Sep. 30
                                                                     2004                   2003
                                                                   Unaudited             Audited

Liabilities and shareholders' equity
Current liabilities
  Accounts payable                                                      281,680          274,746
  Accrued compensation                                                1,331,394        1,113,620
  Due to officers                                                        73,896           92,121
  Accrued interest payable                                              404,661          339,965
  Other current liabilities                                              17,760           14,410
  Notes payable and current potion of
    long-term debt                                                    3,365,541        1,090,597

Total current liabilities                                             5,474,932        2,925,459

Long-term debt, net of current                                           48,500           99,615

Total liabilities                                                     5,523,432        3,025,074

Shareholders' equity
Preferred stock - Class A, 1,000,000 shares authorized
    $1.00 par value, 215,865, and 200,020 issued and outstanding        215,865          200,020
Convertible preferred stock - Class B, 1,000,000
  shares authorized, $1.00 par value; -0- shares
  issued and outstanding                                                      0                0
Common stock - 1,000,000,000 shares authorized,
  no par value, 726,799,714, and 490,224,872
  issued and outstanding                                             20,208,640       19,807,537
Additional paid in capital:
  Common stock, no par value
    13,807,154 and 11,307,154
    exercisable options and warrants                                  1,355,873        1,353,511
  Convertible preferred stock - Class B
    $1.00 par value, 1,000,000 options exercisable                      100,000          100,000
  Beneficial conversion option                                                0          881,550

Accumulated gain (deficit) during development stage                 (27,147,072)     (25,305,038)

Total shareholders' equity                                           (5,266,694)      (2,962,420)

Total liabilities and shareholders' equity                              256,738           62,654

The accompanying notes are an integral part of these financial statements.

CONECTISYS CORPORATION AND SUBSUDIARIES ( A Development Stage Company)
             CONSOLIDATED STATEMENTS OF OPERATIONS
       For the Three and Six Months Ended March 31, 2004 and 2003
                   And the Cumulative Period
   From December 31, 1990 (Inception) Through March 31, 2004

                                                                                                               Dec. 1, 1990
                                                                                                               (Inception)
                                                                                                               Period
                                         3 Months Ended   3 Months Ended   6 Months Ended   6 Months Ended     Through
                                                Mar. 31           Mar. 31          Mar. 31          Mar. 31    Mar. 31
                                                   2004             2003             2004             2003     2004
                                              Unaudited        Unaudited        Unaudited        Unaudited     Unaudited
Revenues                                        0                0                0                0          517,460

Cost of goods sold                         22,195           35,014           22,195           35,014          812,258

Gross profit                              (22,195)         (35,014)         (22,195)         (35,014)        (294,798)

General and administrative                448,542          398,884          632,350          887,116       20,854,657

Loss from operations                     (470,737)        (433,898)        (654,545)        (922,130)     (21,149,455)

Non-operating income (expense)                  0                0         (150,000)               0       (1,247,365)

Interest expense                         (228,167)        (265,848)      (1,037,489)        (527,438)      (3,672,510)

Net loss                                 (698,904)        (699,746)      (1,842,034)      (1,449,568)     (26,069,330)

Weighted average shares outstanding   697,702,258       93,438,124      631,525,095      104,251,198

Net loss per share                          (0.00)           (0.01)           (0.00)           (0.01)

The accompanying notes are an integral part of these financial statements.

CONECTISYS CORPORATION AND SUBSIDIARIES (A Development Stage Company) CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY (DEFICIT)
For the Cumulative Period December 1, 1990 (Inception) Through March 31, 2004

                         Preferred Stock             Common Stock               Additional     Stock                      Total
                         Class A and B               No Par Value                 Paid in   Subscription  Accumulated Shareholders'
                            Shares          Value       Shares        Value       Capital    Receivable     Deficit  Equity(Deficit)
Balance, Dec. 1, 1990
(re-entry
development stage)                  0              0       10,609    1,042,140                             (1,042,140)           0

Shares issued in exchange for:
Cash, Aug. 1993                     0              0        1,000        1,000                                      0        1,000
Capital contribution,
 Aug. 1993                          0              0        2,000          515                                      0          515
Services, Mar. 1993                 0              0        2,000          500                                      0          500
Services, Mar. 1993                 0              0        1,200          600                                      0          600
Net loss for the year               0              0            0            0                                 (5,459)      (5,459)

Balance, Sep. 30, 1993              0              0       16,809    1,044,755                             (1,047,599)      (2,844)

Shares issued in exchange for:
Services, May 1994                  0              0        2,400        3,000                                      0        3,000
Cash, Sep. 1994                     0              0       17,771       23,655                                      0       23,655
Services, Sep. 1994                 0              0        8,700       11,614                                      0       11,614
Cash, Sep. 1994                     0              0        3,000       15,000                                      0       15,000
Cash, Oct. 1994                16,345 A       16,345            0            0                                      0       16,345
Cash, Sep. and Oct. 1994                           0        1,320       33,000                                      0       33,000
Net loss for the year               0              0            0            0                                (32,544)     (32,544)

Balance, Sep. 30, 1994         16,345         16,345       50,000    1,131,024                             (1,080,143)      67,226

The accompanying notes are an integral part of these financial statements.


CONECTISYS CORPORATION AND SUBSIDIARIES (A Development Stage Company)
CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY (DEFICIT)
For the Cumulative Period December 1, 1990 (Inception) Through March 31, 2004


                         Preferred Stock             Common Stock               Additional     Stock                      Total
                         Class A and B               No Par Value                 Paid in   Subscription  Accumulated Shareholders'
                            Shares          Value       Shares        Value       Capital    Receivable     Deficit  Equity(Deficit)

Shares issued in exchange for:
Cash, Feb. 1995                     0              0        1,160      232,000                                      0      232,000
Debt repayment, Feb. 1995           0              0        2,040      408,000                                      0      408,000
Debt repayment, Feb. 1995           0              0        4,778      477,810                                      0      477,810
Acquisition of assets, CIPI
 Feb. 1995                          0              0       28,750    1,950,000                                      0    1,950,000
Acquisition of assets,
 Apr. 1995                          0              0       15,000            0                                      0            0
Cash and services, Apr.
 and May 1995                       0              0       16,000      800,000                                      0      800,000
Cash, Jun. 1995                     0              0          500       30,000                                      0       30,000
Acquisition of assets and
 services, Sep. 1995                0              0        4,000      200,000                                      0      200,000
Cash, Sep. 1995                     0              0           41        3,000                                      0        3,000
Acquisition of assets,
 Sep. 1995                          0              0       35,000    1,750,000                                      0    1,750,000
Return of assets, CIPI
 Sep. 1995                          0              0      (27,700)  (1,950,000)                                     0   (1,950,000)
Net loss for the year               0              0            0            0                             (2,293,867)  (2,293,867)

Balance, Sep. 30, 1995         16,345         16,345      129,569    5,031,834                             (3,374,010)   1,674,169

Shares issued in exchange for:
Cash, Feb. 1996                     0              0        1,389      152,779                                      0      152,779
Debt repayment, Feb. 1996           0              0       10,000      612,000                                      0      612,000
Services, Feb. 1996                 0              0        3,160      205,892                                      0      205,892
Cash, Mar. 1996                     0              0          179       25,000                                      0       25,000
Shares returned and
 cnaceled Mar. 1996                 0              0      (15,000)           0                                      0            0
Services, Apr. 1996                 0              0           13        2,069                                      0        2,069
Services, Sep. 1996             4,155 A        4,155          586       36,317                                      0       40,472
Services, Oct. 1996                 0              0        6,540      327,000                                      0      327,000
Debt repayment, Nov. 1996           0              0        2,350       64,330                                      0       64,330
Net loss for the year               0              0            0            0                             (2,238,933)  (2,238,933)

Balance, Sep. 30, 1996         20,500         20,500      138,786    6,457,221                             (5,612,943)     864,778

The accompanying notes are an integral part of these financial statements.


CONECTISYS CORPORATION AND SUBSIDIARIES (A Development Stage Company)
CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY (DEFICIT)
For the Cumulative Period December 1, 1990 (Inception) Through March 31, 2004


                         Preferred Stock             Common Stock               Additional     Stock                      Total
                         Class A and B               No Par Value                 Paid in   Subscription  Accumulated Shareholders'
                            Shares          Value       Shares        Value       Capital    Receivable     Deficit Equity (Deficit)

Shares issued in exchange for:
Services, Mar. 1997                 0              0          228        6,879                                      0        6,879
Services, Apr. 1997                 0              0          800       13,120                                      0       13,120
Services, Jul. 1997                 0              0        1,500       16,200                                      0       16,200
Cash, Jul. 1997                     0              0       15,000      300,000                                      0      300,000
Services, Aug. 1997                 0              0        5,958       56,000                                      0       56,000
Adjustment for partial
 shares due to reverse
 stock split (1:20)                 0              0          113            0                                      0            0
Services, Oct. 1997                 0              0    1,469,666      587,865                                      0      587,865
Debt repayment, Oct 1997            0              0    1,540,267      620,507                                      0      620,507
Cash, Oct. 1997                     0              0    1,500,000      281,250                                      0      281,250
Services, Nov. 1997                 0              0        4,950       10,538                                      0       10,538
Net loss for the year               0              0            0            0                             (2,739,268)  (2,739,268)

Balance, Sep. 30, 1997         20,500         20,500    4,677,268    8,349,580                             (8,352,211)      17,869

Shares issued in exchange for:
Services, Dec. 1997
through Nov. 1998                   0              0    2,551,610    2,338,264                                      0    2,338,264
Debt repayment, Apr. 1998
through Sep. 1998                   0              0      250,000      129,960                                      0      129,960
Cash, Jan. 1998 through
 Jul. 1998                          0              0    4,833,334    1,139,218                                      0    1,139,218
Acquisition of assets,
 Jul. 1998                          0              0      300,000      421,478                                      0      421,478
Acquisition of 20% minority
 interest in subsidiary,
 Jul. 1998                          0              0       50,000       59,247                                      0       59,247
Services, Nov. 1998            60,000 A       60,000            0            0                                      0       60,000
Net loss for the year               0              0            0            0                             (4,928,682)  (4,928,682)

Balance, Sep. 30, 1998         80,500         80,500   12,662,212   12,437,747                            (13,280,893)    (762,646)

Shares issued in exchange for:
Shares returned and canceled
 Dec. 1998                          0              0   (1,350,000)    (814,536)                                           (814,536)
Services, Dec. 1998
 through Sep. 1999                  0              0      560,029      349,454      150,000                                499,454
Cash, Dec. 1998
 through Sep. 1999                  0              0    1,155,800      129,537                                             129,537
Debt repayment, Sep. 1999      39,520 A       39,520      960,321      197,500      100,000                                337,020
Net loss for the year               0              0            0            0                             (1,323,831)  (1,323,831)

Balance, Sep. 30, 1999        120,020        120,020   13,988,362   12,299,702      250,000               (14,604,724)  (1,935,002)

The accompanying notes are an integral part of these financial statements.


CONECTISYS CORPORATION AND SUBSIDIARIES (A Development Stage Company)
CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY (DEFICIT)
For the Cumulative Period December 1, 1990 (Inception) Through March 31, 2004


                         Preferred Stock             Common Stock               Additional     Stock                      Total
                         Class A and B               No Par Value                 Paid in   Subscription  Accumulated Shareholders'
                            Shares          Value       Shares        Value       Capital    Receivable     Deficit  Equity(Deficit)

Shares issued in exchange for:
Services, October 1999 through                            (17,500)     (12,000)                                            (12,000)
  September 2000, valued from
  $.025 to $0.80 per shar           0              0    2,405,469      990,949                                             990,949
Retainers, debt and accrued
  liabilities, October 1999
  through September 2000 valued
  from $0.25 to $1.57 sha           0              0    2,799,579    1,171,638                                           1,171,638
Cash, October 1999 through
 September 2000, with subscription
  prices ranging from $0.25 to
  $0.66 per share                   0              0    2,295,482      839,425                   (15,450)                  823,975
Issuance of $63,500 consultant
  stock options, March, 2000
  at an exercise price of $2.00
  per share                         0              0            0            0      214,130            0            0      214,130
Reduction of exercise prices
  on 2,600,000 officer and employee
  common stock options, March 2000
  to $0.38 and approx.$0.39
  per share                         0              0            0            0    1,113,610                              1,113,610
Exercise of 2,056,346 common and
  20,000 preferred officer stock
  options, May 2000, with
  common stock strike prices
  ranging from $0.15 to approx.
  $0.39 per share, in exchange for
  officer debt                 20,000         20,000    2,056,346      897,707     (407,735)                               509,972
Issuance of $500,000 consultant
  stock options, September 2000
  with floating exercise prices
  set at 15% below current          0              0            0            0       65,000                                 65,000
Net loss for the year               0              0            0            0            0            0   (3,812,140)  (3,812,140)

Balance, September 30, 2000   140,020        140,020   23,527,738   16,187,421    1,235,005      (15,450) (18,416,864)    (869,868)

The accompanying notes are an integral part of these financial statements.


CONECTISYS CORPORATION AND SUBSIDIARIES (A Development Stage Company)
CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY (DEFICIT)
For the Cumulative Period December 1, 1990 (Inception) Through March 31, 2004


                         Preferred Stock             Common Stock               Additional     Stock                      Total
                         Class A and B               No Par Value                 Paid in   Subscription  Accumulated Shareholders'
                            Shares          Value       Shares        Value       Capital    Receivable     Deficit  Equity(Deficit)

Shares issued in exchange for:
Services, October 2000 through
  September 2001 valued from
  $0.11 to $0.40 per share           0              0    3,471,007      572,790            0            0            0       73,790
Retainers, debt and accrued
  liabilities October 2000
  through September 2001, valued
  from $0.11 to $0.43 per           0              0    3,688,989      487,121            0            0            0      487,121
Cash, October 2000 through
  March 2001 with subscription
  prices ranging from $0.075 to
  $0.083 per share                  0              0    1,045,500       78,787            0            0            0       78,787
Collection of stock subscription
  receivable, October 2000
  on 61,800 shares                  0              0            0            0            0       15,450                    15,450
Exercise of 400,000 common
  stock options, January, 2001
  at a strike price of $0.085 per
  share, in exchange for            0              0      400,000       86,000      (52,000)                                34,000
Issuance of 1,000,000 common
  stock warrants, April 2001
  at an exercise price of $0.192
  per share, in conjunction with
  $300,000 principal value of
  8% convertible debt               0              0            0            0       77,228            0            0       77,228
Issuance of 2,000,000 consultant
  stock options, September 2001
  at a strike price of $0           0              0            0            0      115,000            0            0      115,000
Beneficial conversion options
  April 2001 through September
  2001, pertaining to $300,000
  principal value and accrued
  interest on 8% converti           0              0            0            0      155,027            0            0      155,027
Net loss for the year               0              0            0            0            0            0   (2,154,567)  (2,154,567)

Balance, September 30, 2001   140,020        140,020   32,133,234   17,412,119    1,530,260            0  (20,571,431)  (1,489,032)

The accompanying notes are an integral part of these financial statements.


CONECTISYS CORPORATION AND SUBSIDIARIES (A Development Stage Company)
CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY (DEFICIT)
For the Cumulative Period December 1, 1990 (Inception) Through March 31, 2004


                         Preferred Stock             Common Stock               Additional     Stock                      Total
                         Class A and B               No Par Value                 Paid in   Subscription  Accumulated Shareholders'
                            Shares          Value       Shares        Value       Capital    Receivable     Deficit Equity (Deficit)

Shares issued in exchange for:
Services, October 2001 through
  September 2002 valued from
  $0.02 to $0.25 per share          0              0    2,180,000      179,916            0            0            0      179,916
Debt and accrued liabilities
  October 2001 through September
  2002 with common shares
  valued from $0.01 to $0.15 per
  share and preferred A shares
  valued at $1.00 per share    60,000         60,000   10,948,077      428,563            0            0            0      488,563
Cash, October 2001 through
  September 2002 with prices
  ranging from $0.01 to $0.083
  per share                         0              0    5,833,334      200,000            0            0            0      200,000
Exercise of 550,000 common stock
  option by a consultant at a
  strike price of $0.13 per share
  in exchange for debt              0              0      550,000      103,125      (31,625)           0            0       71,500
Issuance of 3,750,000 warrants
  April 2002 through June 2002
  at an exercise price of $0.045
  per share, in conjunction with
  $750,000 principal value of 12%
  convertible debt                  0              0            0            0      100,087            0            0      100,087
Beneficial conversion option
  April 2002 through June 2002
  pertaining to $750,000 principal
  valued of 12% convertible         0              0            0            0      649,913            0            0      649,913
Conversion of $93,130 principal
  value of 12% convertible debt
  along with $6,916 accrued
  interest, net of $69,233
  convertible debt discount         0              0   12,667,178      111,515      (80,702)           0            0       30,813
Net loss for the year               0              0            0            0            0            0   (2,346,732)  (2,346,732)

Balance, September 30, 2002   200,020        200,020   64,311,823   18,435,238    2,167,933            0  (22,918,163)  (2,114,972)

The accompanying notes are an integral part of these financial statements.


CONECTISYS CORPORATION AND SUBSIDIARIES (A Development Stage Company)
CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY (DEFICIT)
For the Cumulative Period December 1, 1990 (Inception) Through March 31, 2004


                         Preferred Stock             Common Stock               Additional     Stock                      Total
                         Class A and B               No Par Value                 Paid in   Subscription  Accumulated Shareholders'
                            Shares          Value       Shares        Value       Capital    Receivable     Deficit  Equity(Deficit)

Shares issued in exchange for:
Services, October 2002 through
  September 2003 valued from
  $0.0012 to $0.01 per share        0              0   31,500,000      134,000            0            0            0      134,000
Debt and accrued liabilities
  October 2002 through September
  2003 with common shares
  valued from $0.001 to $0.0512
  per share                         0              0  162,134,748      704,774     (155,027)           0            0      549,747
Cash, October 2002 through
  September 2003 with prices
  ranging from $0.001 to $0.10
  per share                         0              0  128,500,000      180,000            0            0            0      180,000
Issuance of 2,500,000 warrants
 November 2002 through
 September 2003 at an exercise
 price of $0.005 per share, in
 conjunction with $500,000
 principle value of 12%
 convertible debt                   0              0            0            0        9,816            0            0        9,816
Beneficial conversion option
  October 2002 through June 2003
  pertaining to $350,000 principal
  valued of 12% convertible         0              0            0            0      490,184            0            0      490,184
Conversion of $193,665 principal
  value of 12% convertible debt
  along with $34,335 accrued
  interest, net of $52,340
  convertible debt discount         0              0  103,778,301      353,525     (177,845)           0            0      175,680
Net loss for the year               0              0            0            0            0            0   (2,386,875)  (2,386,875)

Balance, September 30, 2003   200,020        200,020  490,224,872   19,807,537    2,335,061            0  (25,305,038)  (2,962,420)

The accompanying notes are an integral part of these financial statements.


CONECTISYS CORPORATION AND SUBSIDIARIES (A Development Stage Company)
CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY (DEFICIT)
For the Cumulative Period December 1, 1990 (Inception) Through March 31, 2004


                         Preferred Stock             Common Stock               Additional     Stock                      Total
                         Class A and B               No Par Value                 Paid in   Subscription  Accumulated Shareholders'
                            Shares          Value       Shares        Value       Capital    Receivable     Deficit Equity (Deficit)

Shares issued in exchange for:
Services, October 2003 through
March 2004
  Common stock valued from
  $0.002 to $0.003 per share         0              0   27,300,000       53,400            0            0            0       53,400
  Class A Preferred Stock valued
  at $1.00 per share            15,845         15,845            0            0            0            0            0       15,845
Issuance of 1,000,000 warrants
 November 2003 through
 March 2004 at an exercise
 price of $0.005 per share, in
 conjunction with $200,000
 principal value of 12%
 Convertible debt                   0              0            0            0         2,362            0            0       2,362
 Debt reduction, October 2003 through
  March 2004 with common shares
  valued at $0.001 per share        0              0   65,100,000       65,100            0            0            0       65,100
 Cash, October 2003 through
  March 2004 with a price
  of $0.001 per share               0              0   50,000,000       50,000            0            0            0       50,000
Re-characterization of beneficial
  conversion option as derivative
  conversion option, October 2003
  pertaining to $881,550 of
  convertible debt at
  September 30, 2003                0              0            0            0     (881,550)           0            0     (881,550)
Conversion of $99,615 principal
  value of 12% convertible debt
  $149,423 of derivative
  conversion option along with
  $12,136 accrued interest,
  net of $28,571 convertible
  debt discount                     0              0   94,174,842      232,603            0            0            0      232,603
Net loss for the period             0              0            0            0            0            0   (1,842,034)  (1,842,034)

Balance, March 31, 2004       215,865        215,865  726,799,714   20,208,640    1,455,873            0  (27,147,072)  (5,266,694)

The accompanying notes are an integral part of these financial statements.

CONECTISYS CORPORATION AND SUBSUDIARIES ( A Development Stage Company)
              CONSOLIDATED STATEMENTS OF CASHFLOW
       For the Six Months Ended March 31, 2004 and 2003
                   And the Cumulative Period
   From December 31, 1990 (Inception) Through March 31, 2004

                                                                                                   Dec. 1, 1990
                                                                                                    (Inception)
                                                                                                      Through
                                                                     Mar.             Mar.             Mar.
                                                                     2004             2003             2004
                                                                   Unaudited        Unaudited        Unaudited

Operating activities
  Net income (loss)                                                  (1,842,034)      (1,449,568)     (26,069,330)
    Adjustments to reconcile net income (loss)
      to net cash provided by (used by)
      operating activities:
        Provision for bad debt                                                0                0        1,422,401
        Depreciation and amortization                                     7,131            7,131        1,701,285
        Derivative conversion option                                    815,620                0          815,620
        Stock issued for services                                        69,245          181,305        7,590,018
        Stock issued for interest                                             0           91,339          535,591
        Settlements                                                           0                0          (25,000)
        Minority interest                                                     0                0          (62,500)
        Intangibles                                                           0                0        1,299,861
        Amortization of debt issuance cost
          and note discounts                                            303,398          503,770        1,743,936
Changes in operating assets and liabilities

  (Increase) decrease in assets
    Accounts receivable                                                       0                0           (4,201)
    Prepaid expenses                                                    (90,000)               0          (90,000)
    Interest receivable                                                       0                0          (95,700)
    Deposits and prepaids                                                     0                0          182,346
  Increase (decrease) in liabilities
    Accounts payable                                                      6,934          148,904          924,335
    Accrued compensation                                                217,774           91,738        2,437,566
    Due to officers                                                     (18,225)        (111,053)         725,746
    Other current liabilities                                            80,182              728          629,339

Net cash (used by) operating activities                                (449,975)        (535,706)      (6,338,687)

The accompanying notes are an integral part of these financial statements.


CONECTISYS CORPORATION AND SUBSUDIARIES ( A Development Stage Company)
              CONSOLIDATED STATEMENTS OF CASHFLOW
       For the Six Months Ended March 31, 2004 and 2003
                   And the Cumulative Period
   From December 31, 1990 (Inception) Through March 31, 2004


                                                                                                   Dec. 1, 1990
                                                                                                    (Inception)
                                                                                                      Through
                                                                    Mar. 31          Mar. 31          Mar. 31
                                                                     2004             2003             2004
                                                                   Unaudited        Unaudited        Unaudited


Investing activities
  Increase in notes receivable                                                0                0       (1,322,500)
  Cost of license & technology                                                0                0          (94,057)
  Purchase of equipment                                                       0                0         (203,847)

Net cash provided by (used by) investing activities                           0                0       (1,620,404)


Financing activities
  Common stock issued for cash                                           50,000          140,000        3,462,172
  Stock warrants                                                          2,362                0          189,493
  Preferred stock issued for cash                                             0                0           16,345
  Proceeds from stock purchase                                                0                0          281,250
  Debt issuance cost                                                   (111,125)               0         (414,469)
  Proceeds from debts
    Related party                                                             0                0          206,544
    Other                                                               585,429          420,000        4,748,472
  Payments on debt
    Related party                                                                              0          (53,172)
    Other                                                               (35,704)         (12,500)        (470,240)
  Decrease in subscription receivable                                         0                0           35,450
  Contributed capital                                                                                         515

Net cash from financing activities                                      490,962          547,500        8,002,360

Net increase (decrease) in cash and cash equivalents                     40,987           11,794           43,269

Cash and cash equivalents at beginning of period                          2,282           55,101                0

Cash and cash equivalents at end of period                               43,269           66,895           43,269

The accompanying notes are an integral part of these financial statements.

CONECTISYS CORPORATION AND SUBSUDIARIES ( A Development Stage Company)
              CONSOLIDATED STATEMENTS OF CASHFLOW
       For the Six Months Ended March 31, 2004 and 2003
                   And the Cumulative Period
   From December 31, 1990 (Inception) Through March 31, 2004

                                                                                                   Dec. 1, 1990
                                                                                                    (Inception)
                                                                                                      Through
                                                                     Mar.             Mar.             Mar.
                                                                     2004             2003             2004
                                                                   Unaudited        Unaudited        Unaudited

Cash paid during the period for
  Interest                                                                    0                0          388,648
  Taxes                                                                       0                0            8,050

Non-cash activities
  Common stock issued for
    Prepaids                                                                  0                0          182,346
    PP&E                                                                      0                0          130,931
    License & technology                                                      0                0        2,191,478
    Minority interest                                                         0                0           59,247
    Repayment of debt                                                   285,567          309,803        5,857,234
    Service & interest                                                   12,136          272,644        4,961,328
  Preferred stock options issued for
    Services                                                                  0                0           60,000
    Repayment of debt                                                         0           60,000          119,520

The accompanying notes are an integral part of these financial statements.

CONECTISYS CORPORATION AND SUBSIDIARIES (A Development Stage Company) NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2004

Note 1.         SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization

Conectisys Corporation (formerly Coastal Financial Corp.)(the "Company") was incorporated under the laws of the State of Colorado on February 3, 1986, to analyze and invest in business opportunities as they may occur. The Company is a development-stage entity developing automatic meter reading technologies and products for remote reading of electronic energy meters located in residential structures.

On July 15, 1998, United Telemetry Company, Inc. was incorporated in the State of Nevada as a wholly-owned subsidiary of the Company.

On January 11, 2000, eEnergyServices.com, Inc. was incorporated in the State of Nevada as a wholly-owned subsidiary of the Company, which, as yet, has no net assets and has not commenced operations.

Basis of presentation

The accompanying financial statements have been prepared by the Company without audit, and reflect all adjustments that are, in the opinion of management, necessary for the fair statement of the results for the interim periods. The statements have been prepared in accordance with generally accepted accounting principles for the interim financial reporting and Securities and Exchange Commission regulations. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations. In the opinion of management, the financial statements reflect all adjustments (of a normal and recurring nature) that are necessary for the fair presentation of the financial position, results of operations and cash flows for the interim periods. The results of operations for both the three and six months ended March 31, 2004 are not necessarily indicative of the results to be expected for the entire year.

These financial statements should be read in conjunction with the financial statements and notes thereto included in the Company's annual report on Form 10-KSB for the fiscal year ended September 30, 2003.

The accompanying consolidated financial statements include the accounts and transactions of Conectisys Corporation, and its wholly-owned subsidiaries, eEnergyServices.com, Inc. and United Telemetry Company, Inc. All material intercompany transactions and balances have been eliminated in the accompanying consolidated financial statements. Certain prior period balances have been reclassified to conform to the current year's presentation.

The Company returned to the development stage in accordance with SFAS No. 7 on December 1, 1990 and during the fiscal year ended November 30, 1995. The Company has completed two mergers and is in the process of developing its technology and product lines.

CONECTISYS CORPORATION AND SUBSIDIARIES (A Development Stage Company) NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2004

Use of estimates

The preparation of the Company's consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Fair value of financial instruments

Statement of Financial Accounting Standards No. 107, "Disclosures about Fair Value of Financial Instruments", requires that the Company disclose estimated fair values for its financial instruments. The following summary presents a description of the methodologies and assumptions used to determine such amounts.

Fair value estimates are made at a specific point in time and are based on relevant market information and information about the financial instrument; they are subjective in nature and involve uncertainties, matters of judgment and, therefore, cannot be determined with precision. These estimates do not reflect any premium or discount that could result from offering for sale at one time the Company's entire holdings of a particular instrument. Changes in assumptions could significantly affect the estimates.

Since the fair value is estimated at March 31, 2004, the amounts that will actually be realized or paid at settlement of the instruments could be significantly different. The carrying amount of cash and cash equivalents is assumed to be the fair value because of the liquidity of these instruments. Accounts payable, accrued compensation, due to officer, accrued interest, other current liabilities, and notes payable approximate fair value because of the short maturity of these instruments. Also, market rates of interest apply on all officer advances and short-term promissory notes. Long-term debt is recorded at face value because the principal amount is convertible into common stock.

Fiscal year

Effective December 1, 1998, the Company changed its fiscal year-end from November 30 to September 30.

CONECTISYS CORPORATION AND SUBSIDIARIES (A Development Stage Company) NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2004

Research and development costs

The Company has been engaged in researching, engineering, and developing its H-Net(TM) system technologies since August 1995, and did not generate any revenue during the past fiscal year. The Company hopes to complete additional large- scale cost reduction runs for the production and subsequent sale of the H-Net(TM) system in 2004.


Cash and cash equivalents

Cash and cash equivalents include cash on hand and on deposit and highly liquid debt instruments with original maturities of three months or less. All funds on deposit are with one financial institution.

Property and equipment

Property and equipment are stated at cost. Depreciation is computed on property and equipment using the straight-line method over the expected useful lives of the assets, which are generally three years for computer software, five years for vehicles and office equipment, and seven years for furniture and fixtures.

Technology

Deferred technology costs include capitalized product development and product improvement costs incurred after achieving technological feasibility and are amortized over a period of five years. At March 31, 2004, no deferred technology costs were recognized.

CONECTISYS CORPORATION AND SUBSIDIARIES (A Development Stage Company) NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2004

Accounting for stock-based compensation

Statement of Financial Accounting Standards No. 123, "Accounting for Stock-based Compensation" (SFAS No. 123) establishes a fair value method of accounting for stock-based compensation plans and for transactions in which an
entity acquires goods or services   from non-employees in exchange for equity
instruments. The Company adopted this accounting standard on January 1, 1996. SFAS No. 123 also encourages, but does not require, companies to record compensation cost for stock-based employee compensation. The Company has chosen to account for stock-based compensation utilizing the intrinsic value method prescribed in Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees." Accordingly, compensation cost for stock options is measured as the excess, if any, of the fair market price of the Company's stock at the date of grant over the amount an employee must pay to acquire the stock. Also, in accordance with SFAS No. 123, the Company has provided footnote disclosures with respect to stock-based employee compensation. The cost of stock-based compensation is measured at the grant date on the value of the award, and this cost is then recognized as compensation expense over the service period. The value of the stock-based award is determined using a pricing model whereby compensation cost is the excess of the fair market value of the stock as determined by the model at the grant date or other measurement date over the amount an employee must pay to acquire the stock.

In December 2002, the FASB issued SFAS No. 148, "Accounting for Stock-Based Compensation - Transition and Disclosure - an amendment of FASB Statement No. 123," effective for fiscal years ending after December 15, 2002, which provides alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. The adoption of SFAS No. 148 did not have a material impact on the Company's consolidated financial statements, as the adoption of this standard did not require the Company to change, and the Company did not change, to the fair value based method of accounting for stock-based compensation.

CONECTISYS CORPORATION AND SUBSIDIARIES (A Development Stage Company) NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2004

Stock issued for non-cash consideration

Shares of the Company's no par value common stock issued in exchange for goods or services are valued at the cost of the goods or services received or at the market value of the shares issued, depending on the ability to estimate the value of the goods or services received.

Income taxes

The Company files a consolidated federal income tax return. The Company has adopted Statement of Financial Accounting Standards("SFAS") No. 109, which requires the Company to recognize deferred tax assets and liabilities for the expected future tax consequences of events that have been recognized in the Company's consolidated financial statements or tax returns. Under this method, deferred tax liabilities and assets are determined based on the difference between the financial statement carrying amounts and tax basis of assets using the enacted rates in effect in the years in which the differences are expected to reverse. The Company has recognized a valuation allowance covering 100% of the net deferred tax assets (primarily tax benefits from net operating loss carryforwards), because it is more likely than not that the tax benefits attributable to the deferred tax assets will not be realized in the future.

Net loss per common share - basic and diluted

Net loss per common share - diluted is based on the weighted average number of common and common equivalent shares outstanding for the periods presented. Common equivalent shares representing the common shares that would be issued on exercise of convertible securities and outstanding stock options and warrants reduced by the number of shares which could be purchased from the related exercise proceeds are not included since their effect would be anti-dilutive.

As of March 31, 2004, the Company had 726,799,714 shares of common stock outstanding. If all the Company's unexpired stock warrants and options (including contingent issuances) were exercised, and all the principal value and accrued interest on its outstanding convertible debentures were converted, the Company's incremental common shares (not included in the denominator of diluted earnings (loss) per share because of their anti-dilutive nature) would be as follows:

CONECTISYS CORPORATION AND SUBSIDIARIES (A Development Stage Company) NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2004

Net loss per common share - basic and diluted (continued)

Class B preferred stock options                   10,000,000
Convertible note holder common stock warrants      8,750,000
Common stock warrants - other                      3,215,705
Common stock options - officers                    4,043,654
Common stock options - other                       4,650,000
                                                    -----------
Subtotal                                          30,659,359

Accrued officer compensation ($480,000),
assumed converted into common stock at
prices ranging from $0.0215 to $0.2250
per share                                         36,419,353

Convertible note holder principal value
($1,363,590) and accrued interest ($172,250),
assumed converted into common stock at
$0.002 per share                                 767,920,000
                                                    -----------
Total potential common stock equivalents         834,998,712


If all currently outstanding potential common stock equivalents were exercised, the Company would receive proceeds of approximately $8,615,000.

Recently issued accounting pronouncements

In April 2002, the Financial Accounting Standards Board (the "FASB") issued SFAS No. 145, "Rescission of SFAS No. 4, 44, and 64, Amendment of FASB Statement No. 13, and Technical Corrections," effective for financial statements issued after May 25, 2002, which effectively amends SFAS No. 13, "Accounting for Leases," to eliminate an inconsistency involving sale-leaseback transactions and also gives clarity to other existing authoritative pronouncements. The adoption of SFAS No. 145 did not have a material effect on the company's consolidated financial statements.

In June 2002, the FASB issued SFAS No. 146, "Accounting for Costs Associated with Exit or Disposal Activities," effective for exit or disposal activities after December 15, 2002, which addresses financial accounting and reporting for costs associated with exit or disposal activities and nullifies Emerging Issue Task Force

CONECTISYS CORPORATION AND SUBSIDIARIES (A Development Stage Company) NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2004

Recently issued accounting pronouncements (continued)

(EITF) Issue No. 94-3, "Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (including Certain Costs Incurred in a Restructuring." The adoption of the provisions of this SFAS did not have a material impact on the Company's consolidated financial statements.

In October 2002, the FASB issued SFAS No. 147, "Acquisitions of Certain Financial Institutions - an amendment of FASB Statements No. 72 and 144 and FASB Interpretation No. 9," applicable for acquisitions on or after October 1, 2002, which generally removes acquisitions of financial institutions from the scope of both Statement 72 and Interpretation 9 and requires that those transactions be accounted for in accordance with FASB Statements No. 141, Business Combinations, and No. 142, "Goodwill and Other Intangible Assets," and amends FASB Statement No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets," to include in its scope certain long-term customer-relationship intangible assets of financial institutions. The adoption of SFAS No. 147 did not have a material impact on the Company's consolidated financial statements.

In January 2003, the FASB issued FASB Interpretation ("FIN") No. 46, "Consolidation of Variable Interest Entities." FIN No. 46 clarified the application of Accounting Research Bulletin No. 51, "Consolidated Financial Statements," and applies immediately to any variable interest entities created after January 31, 2003 and to variable interest entities in which an interest is obtained after that date. The Company holds no interest in variable interest entities.

In April 2003, the FASB issued SFAS No. 149, Amendment of Statement 133 on Derivative Instruments and Hedging Activities." SFAS No. 149 clarifies the accounting and reporting for derivative instruments, including certain derivative instruments imbedded in other contracts and for hedging activities under SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities." In particular, SFAS No. 149 clarifies under what circumstances a contract with an initial net investment met the characteristic of a derivative as described in SFAS No. 133. SFAS No. 149 also clarifies when a derivative contains a financing component. SFAS No. 149 is generally effective for derivative instruments entered

CONECTISYS CORPORATION AND SUBSIDIARIES (A Development Stage Company) NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2004

Recently issued accounting pronouncements (continued)

into or modified after June 30, 2003, and for hedging relationships designated after June 30, 2003. The Company holds no derivative instruments and does not engage in hedging activities.

In May 2003, the FASB issued SFAS No. 150, "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity." SFAS No. 150 requires certain financial instruments that have both equity and liability characteristics to be classified as a liability on the balance sheet. SFAS No. 150 is effective for the first interim period beginning after June 15, 2003. The adoption of SFAS No. 150 did not have a material impact on the Company's consolidated financial statements.


NOTE 2. GOING CONCERN UNCERTAINTY

As of March 31, 2004, the Company had a deficiency in working capital of approximately $5,300,000 and had incurred continual net losses since its return to the development stage in fiscal 1996 of approximately $24,000,000, which raise substantial doubt about the Company's ability to continue as a going concern.

Management's plans for correcting these deficiencies include the future sales and licensing of the Company's products and technologies, the raising of capital through the issuance of common stock and from continued officer advances, which will help provide the Company with the liquidity necessary to meet operating expenses. An investor group has previously advanced the Company an aggregate amount of $1,750,000 through March 2004. Over the longer term, the Company plans to achieve profitability through its operations from the sale and licensing of its H-Net(TM) automatic meter-reading system. The accompanying consolidated financial statements do not include any adjustments relating to the recoverability and classification of the recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue in existence.

CONECTISYS CORPORATION AND SUBSIDIARIES (A
Development Stage Company) NOTES TO CONSOLIDATED FINANCIAL STATEMENTS March 31, 2004

NOTE 3. RELATED PARTY TRANSACTIONS

The officers of the Company have often advanced funds to the Company. These advances have generally been in the form of short-term promissory notes at an annual interest rate of 18% (see Note 8 below).

NOTE 4.   PREPAID EXPENSES AND DEPOSITS

The Company has accrued a prepaid expense for $120,000 as a staying bonus for the Chief Executive Officer and the Secretary as per their employment contract (see note 8). The staying bonus will be amortized over the calendar year 2004. For the three months ended March 31, 2004, $30,000 was amortized as officer salaries with a balance of $90,000 at March 31, 2004.

NOTE 5.    PROPERTY AND EQUIPMENT

Property and equipment at March 31, 2004 consisted of the following:


Office equipment                             $   285,058
Furniture and fixtures                            16,609
Vehicles                                          35,362
                                             -----------
Total cost                                       337,029
Accumulated depreciation                        (311,684)
                                             -----------
Net book value                               $    25,345
                                             ===========

NOTE 6.    LICENSE RIGHTS AND TECHNOLOGY

License rights and technology at March 31, 2004 consisted of the following:

      License rights                            $   421,478
      Accumulated amortization                     (421,478)
                                                 -----------
        Net book value                          $       -
                                                 ===========

CONECTISYS CORPORATION AND SUBSIDIARIES (A Development Stage Company) NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2004

NOTE 7.   DEBT ISSUANCE COSTS

In April 2001, the Company received proceeds of $300,000 from an investor in return for a six-month 8% convertible note and 1,000,000 common stock warrants, exercisable at $0.192 per share over a four-year period. Debt issuance costs on this transaction amounted to $32,775, and consisted of $24,000 in finder's fees, $8,000 in legal fees, and $775 in other costs. These debt issuance costs were fully amortized at September 30, 2001.

In February 2002, the Company received $340,000 in short-term financing from an investment group through the issuance of a promissory note maturing on May 15, 2002 and accruing interest at an annual rate of 18%. Included in the loan was $40,000 in fees, consisting specifically of a $30,000 finder's fee and a $10,000 legal fee. These loan fees were fully amortized at September 30, 2002.

In March through June 2002, the Company received $750,000 from an accredited investor group in exchange for 12% convertible debentures, convertible at the lesser of $0.06 per share and 50% of the average of the lowest three intra-day trading prices of a share of common stock during the 20 trading days immediately preceding conversion. The convertible debentures were accompanied by 3,750,000 common stock warrants, exercisable over a three year period at the lesser of $0.045 per share and 50% of the average of the lowest three intra-day trading prices of a share of common stock during the 20 trading days immediately preceding conversion. Debt issuance costs associated with these loans amounted to $147,500, of which $90,000 represented finder's fees and $57,500 represented legal costs. These loan fees were fully amortized at September 30, 2003.

In November 2002 through May 2003, the Company received another $500,000 from the above accredited investor group in exchange for 12% convertible debentures, convertible at the lesser of $0.01 per share and 50% of the average of the lowest three intra-day trading prices of a share of common stock during the 20 trading days immediately preceding conversion. The convertible debentures were accompanied by 2,500,000 common stock warrants, exercisable over a seven-year period at $0.005 per share. Debt issuance costs associated with these loans amounted to $83,069, consisting of $66,069 in finder's fees and $17,000 in legal costs.

In October 2003, the variable conversion price of the 12% convertible debentures issued from March through June 2002 and from November 2002 through May 2003 was reduced from 50% to 40% of the average of the lowest three intra-day trading prices of a share of common stock during the 20 trading days immediately preceding conversion.

In November 2003 through March 2004, the Company received another $500,000 from the above accredited investor group in exchange for 12% convertible debentures, convertible at the lesser of $0.005 per share and 40% of the average of the lowest three intra-day trading prices of a share of common stock during the 20 trading days immediately preceding conversion. The convertible debentures were accompanied by 2,500,000 common stock warrants, exercisable over a seven-year period at $0.005 per share. Debt issuance costs associated with these loans amounted to $111,125, consisting of $54,125 in finder's fees and $57,000 in legal costs.

CONECTISYS CORPORATION AND SUBSIDIARIES (A Development Stage Company) NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2004

NOTE 7.   DEBT ISSUANCE COSTS (continued)

Amortization of the costs associated with these loans over the pro-rata portion of the one-year term of the loans amounted to $55,173 through September 30, 2003. Total amortization of all debt issuance costs during the year ended September 30, 2003 amounted to $144,276, including $89,103 attributable to the unamortized balance at September 30, 2002. The unamortized balance of the debt issuance costs at September 30, 2003 was $27,896. Total amortization of all debt issuance cost during the six months ended March 31, 2004 was $40,897, leaving an unamortized balance of $98,124.


NOTE 8.    DUE TO OFFICERS

At September 30, 2001, a revolving promissory note agreement for $56,880 was drawn up, due on demand, at an annual interest rate of 18%, for unpaid cumulative advances (plus interest) made by the Company's CEO. During the year ended September 30, 2002, cash advances of $31,500 were made. Additionally, the loan account was increased by $120,875, representing the value of 2,361,814 restricted shares of the Company's common stock held by the CEO, which were used as collateral and transferred to a note holder in June of 2002 to partially cover a $300,000 debt, and by $16,202, representing the value of 794,857 restricted shares of the Company's common stock held by the CEO, which were pledged to and sold by a convertible note holder on a Company obligation in default. Repayments of debt by the Company amounted to $144,806 and accrued interest amounted to $6,913 during the year ended September 30, 2002, resulting in a loan balance due the CEO at September 30, 2002 of $87,564. During the year ended September 30, 2003, additional cash advances totaling $37,869 were made, along with $37,423, representing another 1,835,885 restricted shares of the Company's common stock pledged and sold by the above note holder. Repayments of debt by the Company amounted to $136,009, including re-issuance of 2,361,814 restricted shares of the Company's common stock valued at $120,875 that had been transferred to a note holder during the previous fiscal year. Accrued interest during the year ended September 30, 2003 was $10,073, bringing the loan balance due the CEO at September 30, 2003
to $36,920.   During the six months ended March 31, 2004, the Company
repaid $21,151. Accrued interest of $2,165 during the period brought the loan balance due the
CEO at March 31, 2004 to $17,934. The loan balance at March 31, 2004 is currently due on demand and continues to accrue interest at the rate of 18% per year.

CONECTISYS CORPORATION AND SUBSIDIARIES (A Development Stage Company) NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2004

NOTE 8.    DUE TO OFFICERS (continued)

At September 30, 2001, a promissory note agreement for $25,874 was drawn up, due on demand, at an annual interest rate of 18 percent, for cumulative advances (plus interest) made by the Company's Secretary/Treasurer. The Secretary/Treasurer had also borrowed on a personal credit card for the Company's behalf in the amount of $18,455, bringing the total obligation due the Secretary/Treasurer at September 30, 2001 to $44,329. During the year ended September 30, 2002, the personal credit card balance was virtually paid-off. Additional loan advances were $19,500, loan repayments were $39,500, and accrued interest was $2,269 during the year ended September 30, 2002, bringing the aggregate loan balance due the Secretary/Treasurer at September 30, 2002 to $8,143. During the year ended September 30, 2003, additional cash advances of $37,500 were made, and accrued interest was $6,522, resulting in a loan balance due the secretary Treasurer at September 30, 2003 of $52,165. During the six months ended March 31, 2004, the Company repaid $4,218. Accrued interest amounted to $4,695 during the period bring the loan balance due the Secretary at March 31, 2004 to $52,642. The loan balance at March 31, 2004 is currently due on demand and continues to accrue interest at the rate of 18% per year.

During the period May through September 2002, the Company's Chief Technical Officer advanced the Company $32,946, corresponding to 684,407 restricted shares of the Company's common stock held by the officer, which were pledged to and sold by a convertible note holder on a Company obligation in default. Accrued interest at the annual rate of 18% was $1,831 through the end of the fiscal year, bringing the total loan amount to $34,777 at September 30, 2002. In November 2002, the Company re-issued the 684,407 restricted shares to the Chief Technical Officer (valued at $32,946) that had been pledged to and sold by the convertible note holder during the previous fiscal year. Accrued interest amounted to $1,205 during the year ended September 30, 2003, resulting in a loan balance of $3,036 as of that date. During the six months ended March 31, 2004, accrued interest amounted to $284 bringing the loan balance due the Chief Technical Officer at March 31, 2004 to $3,320.The loan balance at March 31, 2004 is currently due on demand and continues to accrue interest at the rate of 18% per year.

The aggregate amount due officers at March 31, 2004 and 2003 was $73,896 and $92,121, respectively, and interest expense on the officer loans amounted to $7,143 and $19,431 for the six months ended March 31, 2004 and 2003, respectively.

CONECTISYS CORPORATION AND SUBSIDIARIES (A Development Stage Company) NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2004

NOTE 8.    DUE TO OFFICERS (continued)

As of March 31, 2004, the Company owed its officers $1,331,394 in accrued compensation. Of this amount, $360,000 was attributable to aggregate staying bonuses payable to the President and Secretary/Treasurer of the Company as of September 30, 2003. An additional $120,000 was accrued on December 31, 2003
which will be amortized over the 2004 calendar year.   The staying bonuses are
to be compensated for with the Company's restricted stock, valued at the average bid and ask price for the stock for the 30 days prior to each respective year-end issuance date. The total common stock to be issued as staying bonuses amounted to 6,888,922 as of September 30, 2003 and 29,530,431 for the December 31, 2003 accrual bringing the total to be issued to 36,419,353 shares at March 31, 2004.


NOTE 9.    NOTES PAYABLE

Notes payable at March 31, 2004 consisted of the following:

Registered Convertible Debentures - secured by substantially all the assets of the Company

        Convertible Debenture #1

     Note payable to AJW Partners, LLC
      (Convertible Debenture) due on
      March 29, 2003 at an annual interest
      rate of 12%                                  $29,480

     Accrued interest of $7,114 and principal
      on Convertible Debenture convertible
      into approximately 18,297,000
      shares of common stock at the price
      of $0.002 at March 31, 2004                    7,114  $    36,594
                                                   -------
     Note payable to New Millennium Capital
      Partners II, LLC (Convertible Debenture)
      due on March 29, 2003 at an annual interest
      rate of 12%                                   29,480

     Accrued interest of $7,114 and principal
      on Convertible Debenture convertible
      into approximately 18,297,000
      shares of common stock at the price
      of $0.002 at March 31, 2004                    7,114       36,594
                                                   -------

CONECTISYS CORPORATION AND SUBSIDIARIES (A Development Stage Company) NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2004


NOTE 9.    NOTES PAYABLE (continued)

     Note payable to AJW/New Millennium
      Offshore, Ltd. (Convertible Debenture)
      due on March 29, 2003 at an annual
      interest rate of 12%                         $33,900

     Accrued interest of $8,181 and principal
      on Convertible Debenture convertible
      into approximately 21,040,500
      shares of common stock at the price
      of $0.002 at March 31, 2004                    8,181  $    42,081
                                                   -------
     Note payable to Pegasus Capital Partners,
      LLC (Convertible Debenture) due on
      March 29, 2003 at an annual interest
      rate of 12%                                   20,730

     Accrued interest of $5,002 and principal
      on Convertible Debenture convertible
      into approximately 12,866,000
      shares of common stock at the price
      of $0.002 at March 31, 2004                    5,002       25,732
                                                   -------
     Convertible Debenture #2

     Note payable to AJW Partners, LLC
      (Convertible Debenture) due on
      May 10, 2003 at an annual interest
      rate of 12%                                    40,000

     Accrued interest of $9,100 and principal
      on Convertible Debenture convertible
      into approximately 24,550,000
      shares of common stock at the price
      of $0.002 at March 31, 2004                     9,100       49,100
                                                   --------

CONECTISYS CORPORATION AND SUBSIDIARIES (A Development Stage Company) NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2004


NOTE 9.    NOTES PAYABLE (continued)

     Note payable to New Millennium Capital
      Partners II, LLC (Convertible Debenture)
      due on  May 10, 2003 at an annual
      interest rate of 12%                         $40,000

     Accrued interest of $9,100 and principal
      on Convertible Debenture convertible
      into approximately 24,550,000
      shares of common stock at the price
      of $0.002 at March 31, 2004                    9,100  $    49,100
                                                   -------
     Note payable to AJW/New Millennium
      Offshore, Ltd. (Convertible Debenture)
      due on May 10, 2003 at an annual
      interest rate of 12%                          45,000

     Accrued interest of $10,238 and principal
      on Convertible Debenture convertible
      into approximately 27,619,000
      shares of common stock at the price
      of $0.002 at March 31, 2004                    10,238      55,238
                                                    -------

     Note payable to Pegasus Capital Partners,
      LLC (Convertible Debenture) due on
      May 10, 2003 at an annual
      interest rate of 12%                           25,000

     Accrued interest of $5,688 and principal
      on Convertible Debenture convertible
      into approximately 15,344,000
      shares of common stock at the price
      of $0.002 at March 31, 2004                     5,688      30,688
                                                    -------
     Convertible Debenture #3

     Note payable to AJW Partners, LLC
      (Convertible Debenture) due on
      June 17, 2003 at an annual interest
      rate of 12%                                     80,000

CONECTISYS CORPORATION AND SUBSIDIARIES (A Development Stage Company) NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2004


NOTE 9.    NOTES PAYABLE (continued)

     Accrued interest of $17,201 and principal
      on Convertible Debenture convertible
      into approximately 48,600,500
      shares of common stock at the price
      of $0.002 at March 31, 2004                   $17,201 $    97,201
                                                    -------

     Note payable to New Millennium Capital
      Partners II, LLC (Convertible Debenture)
      due on  June 17, 2003 at an annual
      interest rate of 12%                           80,000

     Accrued interest of $17,201 and principal
      on Convertible Debenture convertible
      into approximately 48,600,500
      shares of common stock at the price
      of $0.002 at March 31, 2004                    17,201      97,201
                                                    -------

     Note payable to AJW/New Millennium
      Offshore, Ltd. (Convertible Debenture)
      due on June 17, 2003 at an annual
      interest rate of 12%                           90,000

     Accrued interest of $19,351 and principal
      on Convertible Debenture convertible
      into approximately 54,675,500
      shares of common stock at the price
      of $0.002 at March 31, 2004                    19,351     109,351
                                                   --------

     Note payable to Pegasus Capital Partners,
      LLC (Convertible Debenture) due on
      June 17, 2003 at an annual
      interest rate of 12%                           50,000

     Accrued interest of $10,751 and principal
      on Convertible Debenture convertible
      into approximately 30,375,500
      shares of common stock at the price
      of $0.002 at March 31, 2004                    10,751      60,751
                                                   --------

CONECTISYS CORPORATION AND SUBSIDIARIES (A Development Stage Company) NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2004


NOTE 9.    NOTES PAYABLE (continued)

     Convertible Debenture #5

     Note payable to AJW Partners, LLC
      (Convertible Debenture) due on
      March 3, 2004 at an annual interest
      rate of 12%                                   $50,000

     Accrued interest of $6,493 and principal
      on Convertible Debenture convertible
      into approximately 28,246,500
      shares of common stock at the price
      of $0.002 at March 31, 2004                     6,493  $   56,493
                                                    -------

     Note payable to AJW Offshore, Ltd.
      (Convertible Debenture) due on
      March 3, 2004 at an annual interest
      rate of 12%                                    50,000

     Accrued interest of $6,493 and principal
      on Convertible Debenture convertible
      into approximately 28,246,500
      shares of common stock at the price
      of $0.002 at March 31, 2004                     6,493  $   56,493
                                                    -------

     Note payable to AJW Qualified Partners,
      LLC (Convertible Debenture) due on
      March 3, 2004 at an annual interest
      rate of 12%                                    50,000

     Accrued interest of $6,493 and principal
      on Convertible Debenture convertible
      into approximately 28,246,500
      shares of common stock at the price
      of $0.002 at March 31, 2004                     6,493  $   56,493
                                                    -------

CONECTISYS CORPORATION AND SUBSIDIARIES (A Development Stage Company) NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2004


NOTE 9.    NOTES PAYABLE (continued)

     Convertible Debenture #6

     Note payable to AJW Partners, LLC
      (Convertible Debenture) due on
      May 12, 2004 at an annual interest
      rate of 12%                                   $50,000

     Accrued interest of $5,342 and principal
      on Convertible Debenture convertible
      into approximately 27,671,000
      shares of common stock at the price
      of $0.002 at March 31, 2004                     5,342 $    55,342
                                                    -------

     Note payable to AJW Offshore, Ltd.
      (Convertible Debenture) due on
      May 12, 2004 at an annual interest
      rate of 12%                                    50,000

     Accrued interest of $5,342 and principal
      on Convertible Debenture convertible
      into approximately 27,671,000
      shares of common stock at the price
      of $0.002 at March 31, 2004                     5,342 $    55,342
                                                    -------

     Note payable to AJW Qualified Partners,
      LLC (Convertible Debenture) due on
      May 12, 2004 at an annual interest
      rate of 12%                                    50,000

     Accrued interest of $5,342 and principal
      on Convertible Debenture convertible
      into approximately 27,671,000
      shares of common stock at the price
      of $0.002 at March 31, 2004                     5,342 $    55,342

CONECTISYS CORPORATION AND SUBSIDIARIES (A Development Stage Company) NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2004


NOTE 9.    NOTES PAYABLE (continued)

     Convertible Debenture #7

     Note payable to AJW Partners, LLC
      (Convertible Debenture) due on
      November 25, 2004 at an annual interest
      rate of 12%                                   $33,333

     Accrued interest of $1,403 and principal
      on Convertible Debenture convertible
      into approximately 17,368,000
      shares of common stock at the price
      of $0.002 at March 31, 2004                     1,403 $    34,736
                                                    -------

     Note payable to AJW Offshore, Ltd.
      (Convertible Debenture) due on
      November 25, 2004 at an annual interest
      rate of 12%                                    33,333

      Accrued interest of $1,403 and principal
      on Convertible Debenture convertible
      into approximately 17,368,000
      shares of common stock at the price
      of $0.002 at March 31, 2004                     1,403 $    34,736
                                                    -------
     Note payable to AJW Qualified Partners,
      LLC (Convertible Debenture) due on
      November 25, 2004 at an annual interest
      rate of 12%                                    33,334

     Accrued interest of $1,404 and principal
      on Convertible Debenture convertible
      into approximately 17,369,000
      shares of common stock at the price
      of $0.002 at March 31, 2004                     1,404 $    34,738
                                                    -------

CONECTISYS CORPORATION AND SUBSIDIARIES (A Development Stage Company) NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2004


NOTE 9.    NOTES PAYABLE (continued)

     Convertible Debenture #8

     Note payable to AJW Partners, LLC
      (Convertible Debenture) due on
      December 3, 2004 at an annual interest
      rate of 12%                                   $16,667

     Accrued interest of $658 and principal
      on Convertible Debenture convertible
      into approximately 8,662,500
      shares of common stock at the price
      of $0.002 at March 31, 2004                       658 $    17,325
                                                    -------

     Note payable to AJW Offshore, Ltd.
      (Convertible Debenture) due on
      December 3, 2004 at an annual interest
      rate of 12%                                   $16,667

     Accrued interest of $658 and principal
      on Convertible Debenture convertible
      into approximately 8,662,500
      shares of common stock at the price
      of $0.002 at March 31, 2004                       658 $    17,325
                                                    -------

     Note payable to AJW Qualified Partners,
      LLC (Convertible Debenture) due on
      December 3, 2004 at an annual interest
      rate of 12%                                   $16,667

     Accrued interest of $658 and principal
      on Convertible Debenture convertible
      into approximately 8,662,500
      shares of common stock at the price
      of $0.002 at March 31, 2004                       658 $    17,325
                                                    -------

CONECTISYS CORPORATION AND SUBSIDIARIES (A Development Stage Company) NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2004


NOTE 9.    NOTES PAYABLE (continued)

     Convertible Debenture #9

     Note payable to AJW Partners, LLC
      (Convertible Debenture) due on
      December 31, 2004 at an annual interest
      rate of 12%                                   $16,666

     Accrued interest of $504 and principal
      on Convertible Debenture convertible
      into approximately 8,585,000
      shares of common stock at the price
      of $0.002 at March 31, 2004                       504 $    17,170
                                                    -------

     Note payable to AJW Offshore, Ltd.
      (Convertible Debenture) due on
      December 31, 2004 at an annual interest
      rate of 12%                                   $16,667

     Accrued interest of $504 and principal
      on Convertible Debenture convertible
      into approximately 8,585,000
      shares of common stock at the price
      of $0.002 at March 31, 2004                       504      17,170
                                                    -------

     Note payable to AJW Qualified Partners,
      LLC (Convertible Debenture) due on
      December 31, 2004 at an annual interest
      rate of 12%                                   $16,666

     Accrued interest of $504 and principal
      on Convertible Debenture convertible
      into approximately 8,585,000
      shares of common stock at the price
      of $0.002 at March 31, 2004                       504     17,170
                                                    -------

CONECTISYS CORPORATION AND SUBSIDIARIES (A Development Stage Company) NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2004


NOTE 9.    NOTES PAYABLE (continued)

     Convertible Debenture #10

     Note payable to AJW Partners, LLC
      (Convertible Debenture) due on
      February 18, 2005 at an annual interest
      rate of 12%                                   $16,666

     Accrued interest of $236 and principal
      on Convertible Debenture convertible
      into approximately 8,451,000
      shares of common stock at the price
      of $0.002 at March 31, 2004                       236 $    16,902
                                                    -------

     Note payable to AJW Offshore, Ltd.
      (Convertible Debenture) due on
      February 18, 2005 at an annual interest
      rate of 12%                                   $16,667

     Accrued interest of $236 and principal
      on Convertible Debenture convertible
      into approximately 8,4,51,500
      shares of common stock at the price
      of $0.002 at March 31, 2004                       236      16,903
                                                    -------

     Note payable to AJW Qualified Partners,
      LLC (Convertible Debenture) due on
      February 18, 2005 at an annual interest
      rate of 12%                                   $16,666

     Accrued interest of $236 and principal
      on Convertible Debenture convertible
      into approximately 8,451,000
      shares of common stock at the price
      of $0.002 at March 31, 2004                       236     16,902
                                                   --------

CONECTISYS CORPORATION AND SUBSIDIARIES (A Development Stage Company) NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2004


NOTE 9.    NOTES PAYABLE (continued)

     Convertible Debenture #11

     Note payable to AJW Partners, LLC
      (Convertible Debenture) due on
      Mardch 4, 2005 at an annual interest
      rate of 12%                                   $83,334

     Accrued interest of $767 and principal
      on Convertible Debenture convertible
      into approximately 42,050,500
      shares of common stock at the price
      of $0.002 at March 31, 2004                       767 $    84,101
                                                    -------

     Note payable to AJW Offshore, Ltd.
      (Convertible Debenture) due on
      March 4, 2005 at an annual interest
      rate of 12%                                   $83,333

     Accrued interest of $767 and principal
      on Convertible Debenture convertible
      into approximately 42,050,000
      shares of common stock at the price
      of $0.002 at March 31, 2004                       767      84,100
                                                    -------

     Note payable to AJW Qualified Partners,
      LLC (Convertible Debenture) due on
      March 4, 2005 at an annual interest
      rate of 12%                                   $83,333

     Accrued interest of $767 and principal
      on Convertible Debenture convertible
      into approximately 42,050,000
      shares of common stock at the price
      of $0.002 at March 31, 2004                       767     84,100
                                                    ------- ----------
Subtotal of all Registered Convertible Debentures            1,535,840

CONECTISYS CORPORATION AND SUBSIDIARIES (A Development Stage Company) NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2004


NOTE 9.    NOTES PAYABLE (continued)

    Less reclassified accrued interest                    $   (172,250)
                                                          ------------
    Subtotal principal value                                 1,363,590
    Derivative conversion option 150 percent of principal    2,045,385
    Less unamortized note discount                            (404,520)
                                                           -----------
Net carrying value of
  Registered Convertible Debentures                       $  3,004,455

      Note payable to Devon Investment Advisors,
      unsecured, due on demand, interest payable
      at an annual rate of 10%.                                241,824

      Note payable to Black Dog Ranch LLC,
      unsecured, due on demand, including interest
      at an annual rate of 18%.                                160,621

      Convertible note payable to Laurus Master Fund, Ltd.,
      unsecured, with interest payable at an annual rate
      of 8%, conversion premium of 25% based on current
      market price of the Company's common stock (as defined), initially due October 12, 2001 and extended to
      December 1, 2001.  Currently in default.                   7,141
                                                           -----------
     Total notes payable                                   $ 3,414,041
        Current portion                                     (3,365,541)
                                                           -----------
        Long-term portion                                  $    48,500
                                                           ===========

CONECTISYS CORPORATION AND SUBSIDIARIES (A Development Stage Company) NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2004

NOTE 9.    NOTES PAYABLE (continued)

On April 12, 2001, the Company received $300,000 in proceeds from Laurus Master Fund, Ltd. ("Laurus") and issued a $300,000 principal value 8% convertible note due on October 12, 2001, along with 1,000,000 common stock warrants, exercisable at $0.192 per share over a four-year period. $77,228 of the proceeds was allocated to the cost of the warrants, with the remaining $222,772 allocated to the cost of the debt instrument, based on the relative fair market values of the note and the warrants at the date of issuance.

A convertible note discount of $77,228 was also recognized, which was effectively fully amortized at September 30, 2002 as interest expense.

The note is convertible (at the option of the holder) into common stock at the lesser of 80% of the average of the 3-lowest closing bid prices during the 30 trading days prior to the closing date (April 12, 2001) or 80% of the average of the 3-lowest closing bid prices during the 30 trading days prior to the conversion date (assumed to be September 30, 2002). At April 12, 2001, the note was convertible into approximately 2,181,500 common shares at an exercise price of approximately $0.1021 per share, and at September 30, 2002, the note was convertible into approximately 20,189,875 common shares at an exercise price of approximately $0.0064 per share. In either instance, the fair value of the debt instrument (due to the 80% pricing advantage) was $375,000 (a 25% premium on the principal value), resulting in a further convertible debt discount of $152,228, representing the difference between the note's fair value of $375,000 and the allocated proceeds at issuance of $222,772. This discount was also fully amortized at September 30, 2001.

A corresponding $152,228 credit was made to additional paid-in capital for the conversion benefit option, i.e., the intrinsic value of the matured debt instrument. Interest accrued at 8% on the $300,000 note principal through September 30, 2002 was $17,168; for presentation purposes, this interest was added to the principal value of the note at the year-end balance sheet date. The holder can also convert the accrued interest into common stock at a 25% premium ($4,292), bringing the total conversion benefit

CONECTISYS CORPORATION AND SUBSIDIARIES (A Development Stage Company) NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2004

NOTE 9.    NOTES PAYABLE (continued)

option to $155,027. Total amortization of interest on the discounted convertible note during the year ended September 30, 2001 (including $32,775 in debt issuance costs associated with the transaction) amounted to $265,030.

The maturity date on the $300,000 principal value 8% convertible note, initially October 12, 2001, was extended to December 1, 2001. Because of the inherent conversion benefit feature, the aggregate note with accrued interest, totaling $311,194 at September 30, 2001, was classified as a long-term liability.

The Company was unable to pay-off the note at maturity. However, after receiving bridge financing from another investment group in February 2002, the Company subsequently repaid $150,000 of the obligation, as the note holder elected to not convert the debt to shares. Consequently, the note holder sold 1,479,264 of the 4,773,208 shares of the Company's common stock that had been pledged by officers of the Company as collateral, resulting in net proceeds of $49,148. Adding accrued interest of $17,168 at an annual rate of 8%, brought the loan balance at September 30, 2002 to $129,214. During the year ended September 30, 2003, the note holder sold the remaining 3,293,944 pledged shares for net proceeds of $67,144. The note holder elected to convert essentially all the remaining debt for common stock of the Company, receiving 26,000,000 newly issued Company shares valued at $58,400, and bringing the tentative liability down to $3,670. Accrued interest amounted to $3,183, resulting in a total liability to the note holder at September 30, 2003 of $6,851. In connection with the pay-down of the debt, the $155,027 beneficial conversion option noted above was reduced to zero through transference to common stock.

In February 2002, the Company borrowed $340,000 from the Mercator Momentum Fund ("Mercator"). This loan from Mercator was a short-term loan due May 15, 2002 and accrues interest at an annual rate of 18%. The loan was secured by shares of the Company's common stock. In April and May of 2002, the Company paid Mercator an aggregate of $100,000. On June 14, 2002 Mercator transferred collateral in the form of 5,861,814 shares of common stock to their name because the Company was in default on the balance of the loan.

CONECTISYS CORPORATION AND SUBSIDIARIES (A Development Stage Company) NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2004

Thereafter, on June 21, 2002, Mercator filed an action against Conectisys Corporation, Robert A. Spigno and Patricia A. Spigno in the Superior Court of California, County of Los Angeles (Case No. BC276283) for breach of promissory note, foreclosure of security interests, fraud and deceit. Mr. Spigno is the Chairman of the Board and a director of the Company and is also the Company's Chief Executive Officer. Ms. Spigno is the Company's Secretary and Chief Financial Officer. On July 3, 2002, Mercator filed a first amended complaint in the Superior Court of California, County of Los Angeles (Case No. BC276283), adding a claim for common count for money lent. In March 2004, the Company settled its suit with Mercator for $150,000.

NOTE 10. SECURED CONVERTIBLE DEBENTURES

In order to provide working capital and financing for the Company's continued research and development efforts as of March 29, 2002, the Company entered into a securities purchase agreement and related agreements with four accredited investors (the "Purchasers") for the purchase of up to $750,000 of the Company's 12% Convertible Debentures due one year from their date of issuance. The Company granted the holders of the debentures a continuing security interest in all of the Company's assets to secure the Company's obligations under the debentures and related agreements. The debentures bear interest at a rate of 12% per annum, payable quarterly in common stock or cash at the option of the Purchasers.

CONECTISYS CORPORATION AND SUBSIDIARIES (A Development Stage Company) NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2004

NOTE 10. SECURED CONVERTIBLE DEBENTURES (continued)

On March 29, 2002 the Company issued an aggregate of $300,000 of 12% convertible debentures in a private offering to four accredited investors. The investors, if certain conversion limitations are disregarded, are beneficial owners of 5% or more of the company's outstanding shares of common stock. The debentures initially were convertible into shares of common stock at the lesser of $.06 per share and 50% of the average of the lowest three intra-day trading prices of a share of common stock during the 20 trading days immediately preceding conversion. In October 2003, the variable conversion price was reduced from 50% to 40% of the average of the lowest three intra-day trading prices of a share of common stock during the 20 trading days immediately preceding conversion. The debentures were accompanied by warrants to purchase up to an aggregate of 1,500,000 shares of common stock at a per share exercise price equal to the lesser of $.045 and the average of the lowest three intra-day trading prices during the 20 trading days immediately preceding an exercise.

On May 10, 2002 the Company issued an aggregate of $150,000 of 12% convertible debentures in a private offering to four accredited investors. The investors, if certain conversion limitations are disregarded, are beneficial owners of 5% or more of the Company's outstanding shares of common stock. The debentures initially were convertible into shares of common stock at the lesser of $.06 per share and 50% of the average of the lowest three intra-day trading prices of a share of common stock during the 20 trading days immediately preceding conversion. In October 2003, the variable conversion price was reduced from 50% to 40% of the average of the lowest three intra-day trading prices of a share of common stock during the 20 trading days immediately preceding conversion. The debentures were accompanied by warrants to purchase up to an aggregate of 750,000 shares of common stock at a per share exercise price equal to the lesser of $.045 and the average of the lowest three intra- day trading prices during the 20 trading days immediately preceding an exercise.

On June 17, 2002 the Company issued an aggregate of $300,000 of 12% convertible debentures in a private offering to four accredited investors. The investors, if certain conversion limitations are disregarded, are beneficial owners of 5% or more of the company's outstanding shares of common stock. The debentures initially were convertible into shares of common stock at the lesser of $.06 per share and 50% of the average of the lowest three intra-day trading prices of a share of common stock during the 20 trading days immediately preceding conversion. In October 2003, the variable conversion price was reduced from 50% to 40% of the average of the lowest three intra-day trading prices of a share of common stock during the 20 trading days immediately preceding conversion. The debentures were accompanied by warrants to purchase up to an aggregate of 1,500,000 shares of common stock at a per share exercise price equal to the lesser of $.045 and the average of the

CONECTISYS CORPORATION AND SUBSIDIARIES (A Development Stage Company) NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2004

NOTE 10. SECURED CONVERTIBLE DEBENTURES (continued)

lowest three intra-day trading prices during the 20 trading days immediately preceding an exercise.

The Company entered into another securities purchase agreement plus related agreements with three accredited investors on November 27, 2002 (essentially the same re-organized investor group delineated above) for the purchase of up to $500,000 of the Company's 12% Convertible Debentures due one year from their date of issuance. The Company granted the holders of the debentures a continuing security interest in all of the Company's assets to secure the Company's obligations under the debentures and related agreements. The debentures bear interest at a rate of 12% per annum, payable quarterly in common stock or cash at the option of the Purchasers.

On November 27, 2002 the Company issued an aggregate of $200,000 of 12% convertible debentures in a private offering to three accredited investors who, if certain conversion limitations are disregarded, would be deemed beneficial owners of 5% or more of the Company's outstanding shares of common stock. The debentures initially were convertible into shares of common stock at the lesser of $.01 per share and 50% of the average of the lowest three intra-day trading prices of a share of common stock during the 20 trading days immediately preceding conversion. In October 2003, the variable conversion price was reduced from 50% to 40% of the average of the lowest three intra-day trading prices of a share of common stock during the 20 trading days immediately preceding conversion. The debentures were accompanied by warrants to purchase up to an aggregate of 1,000,000 shares of common stock at a per share exercise price equal to the lesser of $.005 and the average of the lowest three intra-day trading prices during the 20 trading days immediately preceding an exercise.

On March 3, 2003 the Company issued an aggregate of $150,000 of 12% convertible debentures in a private offering to these same three accredited investors. The debentures initially were convertible into shares of common stock at the lesser of $.01 per share and 50% of the average of the lowest three intra-day trading prices of a share of common stock during the 20 trading days immediately preceding conversion. In October 2003, the variable conversion price was reduced from 50% to 40% of the average of the lowest three intra-day trading prices of a share of common stock during the 20 trading days immediately preceding conversion. The debentures were accompanied by warrants to purchase up to an aggregate of 750,000 shares of common stock at a per share exercise price equal to the lesser of $.005 and the average of the lowest three intra-day trading prices during the 20 trading days immediately preceding an exercise.

CONECTISYS CORPORATION AND SUBSIDIARIES (A Development Stage Company) NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2004


NOTE 10. SECURED CONVERTIBLE DEBENTURES (continued)

On May 12, 2003 the Company issued an aggregate of $150,000 of 12% convertible debentures in a private offering to the three accredited investors. The debentures initially were convertible into shares of common stock at the lesser of $.01 per share and 50% of the average of the lowest three intra-day trading prices of a share of common stock during the 20 trading days immediately preceding conversion. In October 2003, the variable conversion price was reduced from 50% to 40% of the average of the lowest three intra-day trading prices of a share of common stock during the 20 trading days immediately preceding conversion. The debentures were accompanied by warrants to purchase up to an aggregate of 750,000 shares of common stock at a per share exercise price equal to the lesser of $.005 and the average of the lowest three intra-day trading prices during the 20 trading days immediately preceding an exercise.

On November 18, 2003 the Company issued an aggregate of $100,000 of 12% convertible debentures in a private offering to the three accredited investors. The debentures were convertible into shares of common stock at the lesser of $.01 per share and 40% of the average of the lowest three intra-day trading prices of a share of common stock during the 20 trading days immediately
preceding conversion.   The debentures were accompanied by warrants to purchase
up to an aggregate of 500,000 shares of common stock at a per share exercise price equal to the lesser of $.005 and the average of the lowest three intra-day trading prices during the 20 trading days immediately preceding an exercise.

On December 3, 2003 the Company issued an aggregate of $50,000 of 12% convertible debentures in a private offering to the three accredited investors. The debentures were convertible into shares of common stock at the lesser of $.01 per share and 40% of the average of the lowest three intra-day trading prices of a share of common stock during the 20 trading days immediately preceding conversion. The debentures were accompanied by warrants to purchase up to an aggregate of 250,000 shares of common stock at a per share exercise price equal to the lesser of $.005 and the average of the lowest three intra-day trading prices during the 20 trading days immediately preceding an exercise.

On December 31, 2003 the Company issued an aggregate of $50,000 of 12% convertible debentures in a private offering to the three accredited investors. The debentures were convertible into shares of common stock at the lesser of $.01 per share and 40% of the average of the lowest three intra-day trading prices of a share of common stock during the 20 trading days immediately preceding conversion. The debentures were accompanied by warrants to purchase up to an aggregate of 250,000 shares of common stock at a per share exercise price equal to the lesser of $.005 and the average of the lowest three intra-day trading prices during the 20 trading days immediately preceding an exercise.

On February 18, 2004 the Company issued an aggregate of $50,000 of 12% convertible debentures in a private offering to the three accredited investors. The debentures were convertible into shares of common stock at the lesser of $.01 per share and 40% of the average of the lowest three intra-day trading prices of a share of common stock during the 20 trading days immediately preceding conversion. The debentures were accompanied by warrants to purchase up to an aggregate of 250,000 shares of common stock at a per share exercise price equal to the lesser of $.005 and the average of the lowest three intra-day trading prices during the 20 trading days immediately preceding an exercise.

On March 4, 2004 the Company issued an aggregate of $250,000 of 12% convertible debentures in a private offering to the three accredited investors. The debentures were convertible into shares of common stock at the lesser of $.01 per share and 40% of the average of the lowest three intra-day trading prices of a share of common stock during the 20 trading days immediately preceding conversion. The debentures were accompanied by warrants to purchase up to an aggregate of 1,250,000 shares of common stock at a per share exercise price equal to the lesser of $.005 and the average of the lowest three intra-day trading prices during the 20 trading days immediately preceding an exercise.

CONECTISYS CORPORATION AND SUBSIDIARIES (A Development Stage Company) NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2004

NOTE 10. SECURED CONVERTIBLE DEBENTURES (continued)

The Company's convertible debentures and related warrants contain anti-dilution provisions whereby, if the Company issues common stock or securities convertible into or exercisable for common stock at a price less than the conversion or exercise prices of the debentures or warrants, the conversion and exercise prices of the debentures or shall be adjusted as stipulated in the agreements governing such debentures and warrants.

As part of the recording of the convertible debt transactions, a beneficial conversion option was recognized, along with a corresponding convertible debt discount. The fair value of the thirty three debt instruments issued totaling $1,750,000 in principal value was $3,500,000 in aggregate, representing a 100% premium on the principal value (due to the 100% pricing advantage) and making the beneficial conversion option $1,637,735 at the inception of the loans ($1,750,000 proceeds less $112,265 allocated to the issuance of the 8,750,000 related warrants). In October 2003, the variable conversion price was reduced from 50% to 40% of the average of the lowest three intra-day trading prices of a share of common stock during the 20 trading days immediately preceding conversion. Accordingly, in October 2003, the beneficial conversion option was increased from 100% to 150% which resulted in an increase of $563,258 in the conversion interest and a corresponding expense in the current period. Due to the nature of the debt instrument and its repayment terms, the beneficial conversion option has been re-characterized as derivative conversion option and reclassified as additional debt. In connection with the issuance of an additional $500,000 of convertible debt during the six months ended March 31, 2004, the derivative conversion option was increased by $750,000.

During the fiscal year ended September 30, 2002, the Company issued 12,667,178 shares of common stock in connection with interest payments and upon conversion of an aggregate $93,130 of principal and $6,916 of related interest on the Company's convertible debentures. A corresponding pro-rata reduction of $80,702 to the beneficial conversion option was made. During the fiscal year ended September 30, 2003, the Company issued another 103,778,301 shares of common stock in connection with the conversion of another $193,665 of principal and $34,355 of accrued interest on the Company's convertible debentures,

CONECTISYS CORPORATION AND SUBSIDIARIES (A Development Stage Company) NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2004

NOTE 10. SECURED CONVERTIBLE DEBENTURES (continued)

resulting in a convertible debt principal balance at September 30, 2003 of $963,205 (net of an aggregate of $286,795 in debt conversions through that date). A corresponding pro-rata reduction of $177,845 was made to the beneficial conversion option during the fiscal year ended September 30, 2003 (an aggregate of $258,547 since the inception of the loans), bringing the beneficial conversion option balance at September 30, 2003 to $881,550. In October 2003, the variable conversion price was reduced from 50% to 40% of the average of the lowest three intra-day trading prices of a share of common stock during the 20 trading days immediately preceding conversion. Accordingly in October 2003, the beneficial conversion option was increased from 100% to 150% resulting in an increase of $563,258 and a re-characterization of the conversion option as additional debt.

During the six months ended December 31, 2003, the Company issued an additional $500,000 of 12% convertible debentures. Also, the Company issued 94,174,842 shares of common stock in connection with the conversion of another $99,615 of principal and $12,136 of accrued interest on the Company's convertible debentures, resulting in a convertible debt principal balance at March 31, 2004 of $1,363,590 (net of an aggregate of $386,410 in debt conversions through that date). In connection with the issuance of the additional $500,000 convertible debt, the Company recorded a corresponding derivative conversion option of $750,000. A corresponding pro-rata reduction of $149,423 was made to the derivative conversion option during the six months ended March 31, 2004 (an aggregate of $407,970 since the inception of the loans), bringing the derivative conversion option balance at March 31, 2004 to $2,045,385.

The aggregate note discount of $1,750,000 is being amortized over the one-year lives of the respective debt instruments. Of this amount, $279,115 was amortized during the fiscal year ended September 30, 2002, another $653,720 during the year ended September 30, 2003 and $262,501 during the six months ended March 31, 2004, while $69,233 in convertible bond discount was transferred to equity upon conversion of $93,130 in debt principal during the fiscal year ended September 30, 2002, $52,340 upon conversion of $193,665 of debt principal during the fiscal year ended September 30, 2003 and $28,571 upon conversion of $99,616 of debt principal during the six months ended March 31, 2004, resulting in an unamortized convertible debt discount balance of $404,520 at March 31, 2004.

As of March 31, 2004, the Company was indebted for an aggregate of $1,535,840, including $1,363,590 of principal and $172,250 of accrued interest on these convertible debentures. To the extent debentures issued by the Company are converted into shares of common stock, the Company will not be obligated to repay the converted amounts.

CONECTISYS CORPORATION AND SUBSIDIARIES (A Development Stage Company) NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2004

NOTE 11.        SHAREHOLDERS' EQUITY (DEFICIT)

The Company's authorized capital stock consists of 1,000,000,000 shares of common stock, no par value per share, and 50,000,000 shares of preferred stock, $1.00 par value per share. Of the 50,000,000 authorized shares of preferred stock, 1,000,000 shares have been designated as Class A Preferred Stock and 1,000,000 shares have been designated as Class B Preferred Stock, and the remaining 48,000,000 shares are undesignated. As of December 31, 2003, there were 680,013,310 shares of the Company's common stock outstanding held by approximately 750 holders of record and 215,865 shares of the Company's Class A Preferred Stock outstanding held by one holder of record and no shares of Class B Preferred Stock outstanding.

Each share of Class A Preferred Stock is entitled to 100 votes per share on all matters presented to the Company's shareholders for action. The Class A Preferred Stock does not have any liquidation preference, additional voting rights, conversion rights, anti-dilution rights or any other preferential rights.

Each share of Class B Preferred Stock is convertible into 10 shares of the Company's common stock. The Class B Preferred Stock does not have any liquidation preference, voting rights, other conversion rights, anti-dilution rights or any other preferential rights.

CONECTISYS CORPORATION AND SUBSIDIARIES (A Development Stage Company) NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2004

NOTE 11.        SHAREHOLDERS' EQUITY (DEFICIT) (continued)

During the months October 2002 through July 2003, the Company issued 15,000,000 shares of its restricted common stock to a consultant in exchange for promotional services valued at $65,000.

During the months October 2002 through September 2003, the Company issued 119,630,468 shares of its restricted common stock to a consultant for debt reduction of $162,500 and accrued fees of $91,305.

During the months October 2002 through September 2003, the Company issued 103,778,301 of its common shares to an investor group in exchange for $193,665 principal value of convertible debt and $34,355 in accrued interest. In conjunction with these transactions, $177,845 of the Company's beneficial conversion

CONECTISYS CORPORATION AND SUBSIDIARIES (A Development Stage Company) NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2004

NOTE 11.        SHAREHOLDERS' EQUITY (DEFICIT) (continued)

option was also transferred to common stock, and $52,340 in convertible note discounts was applied against common stock as a result of debt conversion.

During the months November 2002 through May 2003, the Company issued 14,500,000 shares of its restricted common stock to consultants in exchange for media services rendered valued of $49,000.

During the months November 2002 through September 2003, the Company issued 128,500,000 shares of its restricted common stock for cash of $180,000 in private placements.

During the months November 2002 through May 2003, the Company issued 2,500,000 in seven-year common stock warrants as part of a $500,000 12% convertible debt issuance, exercisable at the lower of $0.01 and 50% of the market price of the common stock (as defined) through the date of exercise. The warrants were recorded at $9,816 and the debt at $490,184, based upon the relative fair values of each, and a beneficial conversion option for an additional $490,184 was also recognized.

During the months November 2002 through January 2003, the Company issued 4,504,280 shares of its restricted common stock to its corporate officers in exchange for a net reduction of debt of $183,542.

During the months December 2002 through September 2003, the Company issued 26,000,000 shares of its common stock to a convertible note holder in exchange for $58,400 in debt reduction. In conjunction with these transactions, the Company transferred a beneficial conversion option valued at $155,027 to common stock.

In December 2002 and January 2003, the Company issued its advisory board members 1,250,000 shares of its restricted common stock in exchange for $12,500 in services.

In December 2002, the Company issued 750,000 shares of its restricted common stock to certain consultants as a $7,500 bonus.

CONECTISYS CORPORATION AND SUBSIDIARIES (A Development Stage Company) NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2004

NOTE 11.        SHAREHOLDERS' EQUITY (DEFICIT) (continued

In January 2003, the Company received back 1,000,000 restricted common shares held by a former director as collateral on a $75,000 loan and re-issued the shares as interest (valued at $9,000). The $75,000 loan (previously recorded as an addition to capital) was paid-off by and recorded as a new loan to the Company's CEO and Secretary/Treasurer.

In May 2003, the Company issued 12,000,000 shares of its restricted common stock to an outside accountant in exchange for $120,000 in accrued services rendered.

During the months October 2003 through March 31, 2004, the Company issued 94,174,842 shares of common stock to a convertible note holder in exchange for $99,615 in debt reduction and $12,136 in accrued interest. In conjunction with these transactions, the Company transferred $149,423 in derivative conversion option, net of $28,571 convertible debt discount to common stock.

During the months October 2003 through December 2003, the Company issued 65,100,000 shares of its restricted common stock to a consultant for debt reduction of $65,100.

During the months October 2003 through March 2004, the Company issued 27,300,000 shares of its restricted common stock to three consultants for services rendered of $53,400.

During the months October 2003 through December 2003, the Company issued 50,000,000 shares of its common stock for $50,000 in cash.

In December 2003, the Company issued 15,845 convertible preferred A shares to its President for a reduction $15,845 in accrued compensation.

NOTE 12.  INCOME TAXES

Deferred income taxes consisted of the following at March 31, 2004:

      Deferred tax asset, benefit
      of net operating loss
      carryforward                                $ 8,300,000
        Valuation allowance                        (8,300,000)
                                                  -----------
        Net deferred taxes                       $       -
                                                  ===========

The valuation allowance offsets the net deferred tax asset, since it is more likely than not that it would not be recovered. During the year ended
March 31, 2004, the deferred tax asset and valuation allowance were both increased by $500,000.

The Company has approximately $19,400,000 in both federal and California net operating loss carryforwards. The federal net operating loss carryforwards expire as follows: $2,700,000 in the year 2012, $5,300,000 in 2018, $1,200,000 in 2019, $3,500,000 in 2020, $2,400,000 in 2021, $2,300,000 in 2022, and
$2,000,000 in 2023. The California net operating loss carryforwards expire as follows: $2,700,000 in the year 2002, $5,300,000 in 2003, $1,200,000 in 2004,
$3,500,000 in 2005, $2,400,000 in 2006,  $2,300,000 in 2007, and $2,000,000 in
2008. The latest federal and California corporate income tax returns filed by the Company were for the tax year ended November 30, 2000.

CONECTISYS CORPORATION AND SUBSIDIARIES (A Development Stage Company) NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2004

NOTE 13.        COMMITMENTS AND CONTINGENCIES

Employment agreements

The Company has entered into three employment agreements with key individuals, the terms of the agreements are as follows:

1) The CEO (and President) of the Company entered into an agreement dated October 2, 1995 (which was subsequently amended September 1, 1997, September 1, 1999, and March 27, 2000) for a period of five years (to April 1, 2005), and he is entitled to receive a base salary of $160,000 per year. The employee shall further receive a bonus, paid at year-end, equal to 50% of the employee's salary, for continued employment. The staying bonus will be compensated for with the Company's restricted common stock. He is also granted an option to purchase up to 2,000,000 shares of the Company's restricted common stock at a price equal to 50% of the average market value for the prior 30 trading days before exercise. On March 27, 2000, the exercise price was adjusted to a flat $0.3864 per share, with an expiration date of December 2, 2003, which, in turn, has subsequently been extended to December 2, 2005.

2) The Secretary and Treasurer of the Company entered into an Agreement dated October 2, 1995 (which was subsequently amended September 1, 1997, September 1, 1999, and March 27, 2000), for a period of five years (extended through April 1, 2005), and she is entitled to receive a base salary of $80,000 per year. The employee shall further receive a bonus, paid at year-end, equal to 50% of the employee's salary, for continued employment. The staying bonus shall be compensated for with the Company's restricted common stock. She is also granted an option to purchase up to 500,000 shares of the Company's restricted common stock at a price equal to 60% of the average market value for the prior 180 trading days before exercise. On March 27, 2000, the exercise price was adjusted to a flat $0.38 per share, with an expiration date of December 31, 2004.

CONECTISYS CORPORATION AND SUBSIDIARIES (A Development Stage Company) NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2004

NOTE 13.        COMMITMENTS AND CONTINGENCIES (continued)

Employment agreements (continued)

3) The Chief Technical Officer of the Company entered into an agreement dated August 1, 1998 for an initial term of three years (extended through August 1, 2003 and again through January 19, 2009), and he is entitled to receive a base salary of $150,000 per year, with a minimum of $90,000 to be paid annually in cash and the balance paid (at the option of the Company) in cash or restricted common stock under rule 144. The employee shall receive a hire-on bonus of $75,000 worth of the Company's restricted common stock under rule 144, at one-half market price. The employee shall further receive performance bonuses (paid in restricted common stock, as above) upon successful completion of specific milestones pertaining to the implementation and deployment of certain software (up to $862,500). If substantially all performance milestones are met, he is also granted an option to purchase up to 500,000 shares of the Company's restricted common stock at a price equal to 60% of the average market value at the date of purchase. As of September 30, 2003, none of the aforementioned milestones had been successfully completed.

Litigation

There has been one recent legal proceeding in which the Company has been a party:

In February 2002, the Company borrowed $340,000 from the Mercator Momentum Fund ("Mercator") in order to make an initial $100,000 payment to Laurus Master Fund, Ltd. and to fund continuing development of the Company's H-Net(TM) system. This loan from Mercator was a short-term loan due May 15, 2002 and accrues interest at an annual rate of 18%. The loan was secured by shares of the Company's common stock. As of June 13, 2002, the Company owed Mercator approximately $243,000 of principal and accrued and unpaid interest under this loan and was in default in the repayment of this debt.

CONECTISYS CORPORATION AND SUBSIDIARIES (A Development Stage Company) NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2004

NOTE 13.        COMMITMENTS AND CONTINGENCIES (continued)

Litigation (continued)

On June 14, 2002, Mercator transferred collateral in the form of 5,861,814 shares of the Company's common stock into its name as a result of the Company's default on Mercator's loan. Of the 5,861,814 shares of common stock transferred into the name of Mercator 3,500,000 shares of the Company's common stock were issued and pledged as collateral by the Company in February 2002, and 2,361,814 shares of the Company's common stock were issued and pledged as collateral by Robert Spigno, the Company's Chief Executive Officer, in February 2002.

On June 21, 2002 Mercator filed an action against Conectisys Corporation, Robert A. Spigno and Patricia A. Spigno in the Superior Court of California, County of Los Angeles (Case No. BC276283) for breach of promissory note, foreclosure of security interests and fraud and deceit. Mr. Spigno is the Chairman of the Board and a director of the Company and is also the Company's Chief Executive Officer. Ms. Spigno is the Company's Secretary and Chief Financial Officer. On July 3, 2002, Mercator filed a first amended complaint in the Superior Court of California, County of Los Angeles (Case No. BC276283) adding a claim for common count for money lent. In March 2004, the Company settled its suit with Mercator for $150,000.

CONECTISYS CORPORATION AND SUBSIDIARIES (A Development Stage Company) NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2004

NOTE 13.        COMMITMENTS AND CONTINGENCIES (continued)

Litigation (continued)

The Company, during its normal course of business, may be subject from time to time to disputes and to legal proceedings against it. Both counsel and management do not expect that the ultimate outcome of any current claims will have a material adverse effect on the Company's financial statements.


NOTE 14.        FORM S-8 FILINGS

In November 2003, the Company filed a registration statement on Form S-8 covering 12,000,000 share issued to an independent consultant to the Company, which authorized the re-sale of the 12,000,000 shares of common stock valued at $46,800. In March 2004, the Company filed another registration statement on Form S-8 covering an additional 14,000,000 share issued to the same independent consultant valued at $36,400.


NOTE 15.        STOCK OPTIONS AND WARRANTS

During the fiscal year ended September 30, 1999, the Company issued to a note
holder options to purchase 500,000 shares of the   Company's Class B preferred
stock at an exercise price of $5.00 per share. As consideration, the Company reduced its debt to the note holder by $50,000 and received an extension of time to pay-off its promissory note. The Company also issued to its CEO options to purchase another 500,000 shares of the Company's Class B preferred stock at an exercise price of $5.00 per share in exchange for a reduction in debt of $50,000. Total consideration received on the above issued options, as evidenced by debt reduction, was $100,000. These options can be exercised through November 1, 2002 and can also be converted into common stock at the rate of 10 common shares for each Class B preferred share. In September 2001, the exercise price on the Class B preferred stock options was adjusted to $2.50 per share and the exercise period extended to November 1, 2005. In January 2004, the exercise price on the Class B preferred stock options was adjusted to $0.05 per share.

The Company's CEO currently own 215,865 shares of the Company's Class A preferred stock, of which 60,000 shares were purchased during the year ended September 30, 2002, and has options to purchase another 234,155 shares for $1.00 per share through November 1, 2005.

CONECTISYS CORPORATION AND SUBSIDIARIES (A Development Stage Company) NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2004

NOTE 15.        STOCK OPTIONS AND WARRANTS (continued)

The Company has granted various common stock options and warrants to employees and consultants. Generally, the options and warrants were granted at approximately the fair market value of the Company's common stock at the date of grant and vested immediately, except that when restricted rule 144 common stock is to be issued, the options and warrants were granted at an average market discount of 50% (ranging from between 20% to 75%).

The Company accounts for stock-based compensation under the intrinsic value method prescribed by Accounting Principles Board Opinion No. 25. Accordingly, compensation expense for common stock options and warrants issued to employees for services have been recorded as the difference between the intrinsic value of those services as measured by the (discounted) market value of the common stock at the date of grant and the exercise price, with pro forma disclosure of the excess market value as required by FASB No. 123. No common stock options or warrants were granted to employees (including officers) and directors of the Company during the six months ended March 31, 2004 and the year ended
September 30, 2003.

All common stock options and warrants issued to consultants and other non-employees have been recorded at the fair value of the services rendered and equivalent to the market value (as discounted, if applicable) of the equity
instruments received as per FASB No. 123.   The market value was determined by
utilizing an averaging convention of between 5 to 30 days of the closing price of the Company's common shares as traded on the over-the-counter bulletin board (stock symbol CNES) through the grant date and applying certain mathematical assumptions as required under the Black-Scholes model. Such assumptions, pertaining to the risk-free annual rate of return and stock volatility, were generally the same as those mentioned above when making fair value disclosures for the issuance of officer and employee stock options, except that the risk-free annual rate of return during the latter half of fiscal 2001 and subsequent was assumed to be 5% (rather than 6%) due to the general decline of interest rates occurring throughout the economy and the world.

At September 30, 2002, the Company had an aggregate of 8,807,154 common stock options and a total of 1,000,000 Class B preferred stock options recorded as additional paid-in capital at a value of $1,443,695. Of the common stock options and warrants, 2,043,654

CONECTISYS CORPORATION AND SUBSIDIARIES (A Development Stage Company) NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2004

NOTE 15.        STOCK OPTIONS (continued)

had been issued to officers and employees and the remaining 6,763,500 had been issued to consultants and investors.

In December 2001 and January 2002, a consultant exercised 550,000 common stock options, applying the $71,500 cost of exercise against an outstanding note payable. Stock options exercisable were also reduced and transferred to common stock in the amount of $31,625.

In March 2002 trough June 2002, 3,750,000 three-year common stock warrants were issued to an accredited investor group in connection with a $750,000 12% convertible debenture financing arrangement (see Note 10 above). The allocated cost of these warrants amounted to $100,087, so that the total stock options and warrants exercisable at September 30, 2002 became $1,443,695.

In November 2002 trough May 2003, 2,500,000 seven-year common stock warrants were issued to an accredited investor group in connection with a $500,000 12% convertible debenture financing arrangement (see Note 10 above). The allocated cost of these warrants amounted to $9,816, resulting in a recorded balance of stock options and warrants exercisable at September 30, 2003 of $1,453,511 (including $100,000 attributable to 1,000,000 Class B preferred stock options noted above).

As of September 30, 2003, the Company had an additional 4,852,205 common stock options that had been granted to consultants and investors at exercise prices ranging from $0.50 to $2.00 per share, expiring from November 1, 2003 through January 16, 2005. Because these strike prices were substantially above the market price of the Company's common stock, no value was attributed to these options at the time of grant. The Company also granted a contingent issuance to its Chief Technical Officer of 2,000,000 common stock options exercisable at $0.50 per share and expiring December 31, 2004, which will not vest until certain milestones have been attained. These respective common stock options and contingent issuances have been excluded from the summarized table below.

In November 2003 through December 2003, 1,000,000 seven-year common stock warrants were issued to an accredited investor group in connection with a $200,000 12% convertible debenture financing arrangement (see Note 10 above). The allocated cost of these warrants amounted to $945, resulting in a recorded balance of stock options and warrants exercisable at December 31, 2003 of $1,454,456 (including $100,000 attributable to 1,000,000 Class B preferred stock options noted above).

In February through March 2004, 1,500,000 seven-year common stock warrants were issued to an accredited investor group in connection with a $300,000 12% convertible debenture financing arrangement (see Note 10 above). The allocated cost of these warrants amounted to $1,417, resulting in a recorded balance of stock options and warrants exercisable at March 31, 2004 of $1,455,873 (including $100,000 attributable to 1,000,000 Class B preferred stock options noted above).

CONECTISYS CORPORATION AND SUBSIDIARIES (A Development Stage Company) NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2004

NOTE 15.        STOCK OPTIONS AND WARRANTS (continued)

The common stock option activity during the six months ended March 31, 2004 and the fiscal year ended September 30, 2003 is summarized as follows:

                                         Common Stock   Weighted
                                            Options      Average
                                              and       Exercise
                                            Warrants      Price
                                          ----------    --------
Balance outstanding, October 1, 2002       8,807,154        .280

 Granted                                   2,500,000        .010
                                          ----------
Balance outstanding, September 30, 2003   11,307,154       $.204

  Granted                                  2,500,000        .002
                                          ----------
Balance outstanding, March 31, 2004       13,807,154       $.167
                                          ==========       =====

The following table summarizes information about common stock options at March 31, 2004:

                                 Outstanding             Exercisable
                            Weighted    Weighted               Weighted
   Range of       Common    Average      Average      Common    Average
   Exercise        Stock      Life      Exercise       Stock   Exercise
    Prices       Options    (Months)      Price       Options    Price
---------------  ---------  -------     --------    ----------  -------
$2.000 - $2.000    563,500        5     $  2.000       563,500  $ 2.000
$ .380 - $ .380    100,000        9     $   .380       100,000  $  .380
$ .192 - $ .192  1,000,000       12     $   .192     1,000,000  $  .192
$ .050 - $ .050  3,750,000       13     $   .002     3,750,000  $  .050
$ .130 - $ .130  1,450,000       17     $   .130     1,450,000  $  .130
$ .386 - $ .386  1,443,654       20     $   .386     1,443,654  $  .386
$ .380 - $ .380    500,000       20     $   .380       500,000  $  .380
& .002 - $ .002  2,500,000       70     $   .002     2,500,000  $  .002
& .002 - $ .002  1,000,000       80     $   .002     1,000,000  $  .002
& .002 - $ .002  1,500,000       83     $   .002     1,000,000  $  .002

$ .002 - $2.000 13,807,154       37     $   .167    13,807,154  $  .167
=============== ==========       ==     ========    ==========  =======


NOTE 16.       SUBSEQUENT EVENTS

(a) Subsequent to March 31, 2004, the Company issued 84,412,161 shares of common stock in exchange for reduction of $48,500 in convertible debt and payment of related accrued interested.

(b) In April 2004, the Company received $250,000 from an accredited investor group in exchange for 12% convertible debentures, convertible at the lesser of $0.005 per share and 40% of the average of the lowest three intra-day trading prices of a share of common stock during the 20 trading days immediately preceding conversion. The convertible debentures were accompanied by 1,250,000 common stock warrants, exercisable over a three year period at $0.002 per share. Debt issuance costs associated with these loans amounted to $84,624, of which $21,624 represented finder's fees and $33,000 represented legal costs and $30,000 represented pre-paid interest on these loans.

                                PART II

                   INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

        The Colorado Business Corporation Act, or CBCA, requires that each director discharge his duties to ConectiSys in good faith, with the care an ordinarily prudent person in a like position would exercise under similar circumstances, and in a manner that he reasonably believes to be in the best interests of ConectiSys. Generally, a director will not be liable to ConectiSys or its shareholders, for any action he takes or omits to take as a director if, in connection with such action or omission, he performed the duties of his position in compliance with the standards described above.

        Our Articles of Incorporation provide that ConectiSys may indemnify any director or officer of ConectiSys to the full extent permitted by Colorado law. Under the CBCA, except for the situation described below, a corporation may indemnify a person made a party to a proceeding because the person is or was a director against liability incurred in the proceeding if:

        o       the person conducted himself in good faith;

        o the person reasonably believed, in the case of conduct in an official capacity with ConectiSys, that his conduct was in the best interests of ConectiSys and, in all other cases, that his conduct was at least not opposed to the best interests of ConectiSys; and

        o in the case of any criminal proceeding, the person had no reasonable cause to believe his conduct was unlawful.

        Under the CBCA, ConectiSys may not indemnify a director as described above:

        o in connection with a proceeding by or in the right of ConectiSys, in which the director was adjudged liable to ConectiSys; or

        o in connection with any other proceeding charging that the director derived an improper personal benefit, whether or not involving action in an official capacity, in which proceeding the director was adjudged liable on the basis that he derived an improper personal benefit.

        Under the CBCA, ConectiSys is required to indemnify any director who is wholly successful on the merits or otherwise, in the defense of any proceeding to which the director was a party because the person is or was a director, against reasonable expenses incurred by him in connection with the proceeding.

        Section 2115 of the California General Corporation Law, or the California Corporations Code, provides that corporations such as ConectiSys that are incorporated in jurisdictions other than California and that meet various tests are subject to several provisions of the California Corporations Code, to the exclusion of the law of the jurisdiction in which the corporation is incorporated. We believe that as of September 30, 2003, we met the tests contained in Section 2115. Consequently, we are subject to, among other provisions of the California Corporations Code, Section 317 which governs indemnification of directors, officers and others. Section 317 generally eliminates the personal liability of a director for monetary damages in an action brought by or in the right of ConectiSys for breach of a director's duties to ConectiSys or our shareholders except for liability:

        o for acts or omissions that involve intentional misconduct or a knowing and culpable violation of law;

        o for acts or omissions that a director believes to be contrary to the best interests of ConectiSys or our shareholders or that involve the absence of good faith on the part of the director;

        o for any transaction for which a director derived an improper personal benefit;

        o for acts or omissions that show a reckless disregard for the director's duty to ConectiSys or our shareholders in circumstances in which the director was aware, or should have been aware, in the ordinary course of performing a director's duties, of a risk of serious injury to ConectiSys or our shareholders;

        o for acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director's duty to ConectiSys or our shareholders; and

        o for engaging in transactions described in the California Corporations Code or California case law which result in liability, or approving the same kinds of transactions.

        To the extent indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant under the above provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

        The following table sets forth the estimated expenses in connection with the offering described in this Registration Statement:

        SEC Registration        $684.18
        NASD Fees                    --
        Accounting Fees and
        Expenses                      *
        Legal Fees and Expenses       *
        Blue Sky Fees and
         Expenses                300.00
        Placement Agent
        Fees and Expenses             -
        Printing Costs                -
        Miscellaneous Expenses        -

        TOTAL                  $      *
                               ========

        All of the above estimated expenses have been or will be paid by the Registrant.
__________________________

        *       To be provided by amendment.

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES.

        In June 2001 and through September 2001, we issued an aggregate of 591,419 shares of common stock valued at $157,683 to a consultant as compensation for consulting services rendered.

        In September 2001, we issued 364,940 shares of common stock valued at $88,300 to a consultant as compensation for consulting services rendered.

        In September 2001, we issued an 18% revolving promissory note due September 1, 2002 to an officer and director in the amount of $56,880 as replacement for a note of the same amount that was cancelled.

        In September 2001, we issued an 18% revolving promissory note due September 1, 2002 to an officer in the amount of $25,874 as replacement for a note of the same amount that was cancelled.

        In September 2001, we granted a fully-vested option to an officer and director to purchase up to 500,000 shares of Class B Preferred Stock at an exercise price of $2.50 per share, as incentive compensation. This equates to $.25 per share of common stock if the Class B Preferred Stock were converted, which was the price of the common stock on that date.

        In September 2001 we granted an option to purchase 465,000 shares of common stock at an exercise price of $2.00 per share to an accredited investor in connection with a private placement transaction.

        In September 2001 we granted options to purchase an aggregate of 2,000,000 shares of common stock at an exercise price of $.13 per share to two consultants in exchange for consulting services rendered.

        In September 2001, we issued 1,000,000 shares of common stock valued at $100,000 to a consultant for services rendered.

        In October 2001 we granted a fully-vested option to an officer and director to purchase up to 310,000 shares of Class A Preferred Stock at an exercise price of $1.00 per share, which was the estimated value on that date.

        In October 2001, we issued 1,200,000 shares of common stock valued at $120,000 to a consultant for services rendered.

        In November 2001 we granted options to purchase an aggregate of 200,000 shares of common stock at an exercise price of $1.00 per share to two accredited investors in connection with private placement transactions.

        In December 2001, we issued 60,000 shares of Class A Preferred Stock to an officer upon partial exercise of an option and in exchange for the cancellation of $60,000 of debt.

        In December 2001, we issued 300,000 shares of common stock valued at $39,000 to a consultant for services rendered.

        In January 2002 we granted an option to purchase 192,100 shares of common stock at an exercise price of $2.00 per share to an accredited investor in connection with a private placement transaction.

        In January 2002, we granted an option to purchase 500,000 shares of common stock at an exercise price of $1.00 per share to an accredited investor in connection with a private placement transaction.

        In January 2002, we issued an aggregate of 500,000 shares of common stock valued at $57,500 to two consultants for services rendered.

        In February 2002, we issued 2,613,334 shares of common stock to five note holders in exchange for the cancellation of $209,000 of debt.

        In February 2002 we issued to one entity an 8% promissory note due May 15, 2002 in the principal amount of $340,000 in exchange for $300,000 in cash. In February 2002, we also issued 3,500,000 shares of common stock valued at $402,500 to that entity as security for its loan of $340,000.

        In February and April 2002, we reached a settlement arrangement with respect to our 8% convertible promissory note issued in April 2001 under which we agreed to immediately repay certain portions of the note and to make certain payments in the future. Under this arrangement, the interest rate on the note increases to 14%. Of the warrants that were initially issued in connection with this note, 500,000 were cancelled and the exercise price of the remaining 500,000 was re-priced.

        In March 2002, we issued 50,000 shares of common stock valued at $5,000 to a consultant as compensation for services rendered.

        On March 29, 2002 we issued an aggregate of $300,000 of 12% convertible debentures in a private offering to four accredited investors. Three of the investors, if certain conversion limitations are disregarded, are beneficial owners of 5% or more of our outstanding shares of common stock. The debentures initially were convertible into shares of common stock at the lesser of $.06 per share and 50% of the average of the lowest three intraday trading prices of a share of common stock during the 20 trading days immediately preceding conversion. The debentures were accompanied by warrants to purchase up to an aggregate of 1,500,000 shares of common stock at a per share exercise price equal to the lesser of $.045 and the average of the lowest three intraday trading prices during the 20 trading days immediately preceding an exercise.

        In April 2002, we granted an option to purchase 500,000 shares of common stock to an investor, having an exercise price of $.10 per share with respect to 250,000 shares of common stock and $.15 per share with respect to the other 250,000 shares of common stock.

        In April 2002, we issued 630,000 shares of common stock valued at $63,000 to a consultant as compensation for consulting services rendered.

        In May 2002, we issued 100,000 shares of common stock valued at $5,000 to a consultant as compensation for consulting services rendered.

        On May 10, 2002, we issued $150,000 of 12% convertible debentures in a private offering to four accredited investors. Three of the investors, if certain conversion limitations are disregarded, are beneficial owners of 5% or more of our outstanding shares of common stock. The debentures initially were convertible into shares of common stock at the lesser of $.06 per share and 50% of the average of the lowest three intraday trading prices of a share of common stock during the 20 trading days immediately preceding conversion. The debentures were accompanied by warrants to purchase up to an aggregate of 750,000 shares of common stock at a per share exercise price equal to the lesser of $.045 and the average of the lowest three intraday trading prices during the 20 trading days immediately preceding an exercise.

        In May 2002, we issued 200,000 shares of common stock and an option to purchase 200,000 shares of common stock at an exercise price of $.50 per share in a private placement transaction to one accredited investor in exchange for $20,000 in cash.

        In June 2002, we issued an aggregate of 300,000 shares of common stock and an option to purchase 300,000 shares of common stock at an exercise price of $.50 per share in a private placement transaction to two accredited investors in exchange for $30,000 in cash.

        In June 2002, we issued an aggregate of 2,903,661 shares of common stock to four accredited investors upon conversion of an aggregate of $53,250 in principal plus related interest on our convertible debentures.

        In June 2002, we issued an aggregate of 1,098,707 shares of common stock valued at $42,789 to three consultants for services rendered.

        On June 17, 2002 we issued an aggregate of $300,000 of 12% convertible debentures in a private offering to four accredited investors. Three of the investors, if certain conversion limitations are disregarded, are beneficial owners of 5% or more of our outstanding shares of common stock. The debentures initially were convertible into shares of common stock at the lesser of $.06 per share and 50% of the average of the lowest three intraday trading prices of a share of common stock during the 20 trading days immediately preceding conversion. The debentures were accompanied by warrants to purchase up to an aggregate of 1,500,000 shares of common stock at a per share exercise price equal to the lesser of $.045 and the average of the lowest three intraday trading prices during the 20 trading days immediately preceding an exercise.

        In June 2002, we issued an aggregate of 2,903,661 shares of common stock to four accredited investors upon conversion of an aggregate of $53,250 in principal and related interest on our convertible debentures.

        On June 28, 2002, we repriced a fully-vested option issued to an officer and director to purchase up to 500,000 shares of Class B Preferred Stock from an exercise price of $2.50 per share to an exercise price of $.50 per share. The exercise price of $.50 per share equates to $.05 per share of common stock if the Class B Preferred Stock were converted, which was in excess of the price of our common stock on that date.

        In August 2002, we issued an aggregate of 3,745,142 shares of common stock to four accredited investors upon conversion of an aggregate of $20,871 in principal and related interest on our convertible debentures.

        In August 2002, we issued an aggregate of 1,000,000 shares of common stock valued at $20,000 to a consultant for services rendered.

        In September 2002, we issued an aggregate of 6,018,325 shares of common stock to four accredited investors upon conversion of an aggregate of $21,064 in principal and related interest on our convertible debentures.

        In September 2002, we issued 4,000,000 shares of common stock valued at $40,000 to a consultant for services rendered.

        In September 2002, we issued 4,000,000 shares of common stock in a private offering to one accredited investor in exchange for $40,000 in cash.

        In October 2002, we issued 1,000,000 shares of common stock valued at $20,000 to a consultant for services rendered.

        In October 2002, we issued 2,325,000 shares of common stock valued at $23,250 to a consultant for services rendered.

        In October 2002, we issued an aggregate of 2,669,503 shares of common stock to four accredited investors upon conversion of an aggregate of $10,678 in principal plus related interest on our convertible debentures.

        In November 2002, we issued an aggregate of 4,500,000 shares of common stock valued at $45,000 to four consultants for services rendered.

        In November 2002, we issued an aggregate of 2,685,892 shares of common stock to four accredited investors upon conversion of an aggregate of $10,744 in principal and related interest on our convertible debentures.

        In November 2002, we issued 3,000,000 shares of common stock in a private offering to one accredited investor in exchange for $30,000 in cash.

        In November 2002, we issued 636,886 shares of common stock to a director and officer to reimburse him for 636,886 shares pledged by him as security for a loan made by Laurus Master Fund to us in April 2001 in the original principal amount of $300,000, which pledged shares were transferred by Laurus into its name in connection with a default on that loan.

        In November 2002, we issued 2,630,742 shares of common stock to a director and officer to reimburse him for 2,630,742 shares pledged by him as security for a loan made by Laurus Master Fund to us in April 2001 in the original principal amount of $300,000, which pledged shares were transferred by Laurus into its name in connection with a default on that loan.

        In November 2002, we issued 1,458,059 shares of common stock to an officer to reimburse her for 1,458,059 shares pledged by her as security for a loan made by Laurus Master Fund to us in April 2001 in the original principal amount of $300,000, which pledged shares were transferred by Laurus into its name in connection with a default on that loan.

        On November 27, 2002 we issued an aggregate of $200,000 of 12% convertible debentures in a private offering to three accredited investors. The investors, if certain conversion limitations are disregarded, are beneficial owners of 5% or more of our outstanding shares of common stock. The debentures initially were convertible into shares of common stock at the lesser of $.01 per share and 50% of the average of the lowest three intraday trading prices of a share of common stock during the 20 trading days immediately preceding conversion. The debentures were accompanied by warrants to purchase up to an aggregate of 1,000,000 shares of common stock at a per share exercise price equal to $.005.

        In December 2002, we issued an aggregate of 1,250,000 shares of common stock valued at $31,250 to the five members of our advisory board for consulting services rendered.

        In December 2002, we issued 500,000 shares of common stock to an accredited investor upon conversion of $3,200 in principal and related interest on a convertible promissory note.

        In December 2002, we issued 4,000,000 shares of common stock in a private offering to one accredited investor in exchange for $20,000 in cash.

        In December 2002, we issued 500,000 shares of common stock valued at $5,000 to a consultant for services rendered.

        In December 2002, we issued 250,000 shares of common stock to one of our directors and employees as a bonus valued at $1,250.

        On January 6, 2003, we extended to December 31, 2004, the expiration date of an option granted to one of our officers and directors on November 22, 1999 that initially expired December 31, 2002, to purchase up to 2,000,000 shares of common stock at an exercise price of $.50 per share, which was the closing price of a share of our common stock on the date of grant. This option vests upon the achievement of certain specified performance criteria.

        On January 6, 2003, we extended to December 31, 2004, the expiration date of an option granted to one of our officers and directors on November 22, 1999 that initially expired December 31, 2002, to purchase up to 500,000 shares of common stock at an exercise price of $.15 per share, which was 50% of the closing price of a share of our common stock on the date of grant. This option vested immediately.

        On January 6, 2003, we extended to December 31, 2004, the expiration date of an option granted to one of our directors on September 1, 1999 that initially expired December 31, 2002, to purchase up to 100,000 shares of common stock at an exercise price of $.38 per share, which was 50% of the closing price of a share of our common stock on the date of grant. This option vested immediately.

        In January 2003, we issued 2,361,814 shares of common stock to a director and officer to reimburse him for 2,361,814 shares pledged by him as security for a loan made by Mercator Momentum Fund to us in February 2002 in the original principal amount of $340,000, which pledged shares were transferred by Mercator into its name in connection with a default on that loan.

        In January 2003, we issued 47,521 shares of common stock to a director and officer to reimburse him for 47,521 shares pledged by him as security for a loan made by Laurus Master Fund to us in April 2001 in the original principal amount of $300,000, which pledged shares were transferred by Laurus into its name in connection with a default on that loan.

        In January 2003, we issued an aggregate of 6,981,501 shares of common stock to four accredited investors upon conversion of an aggregate of $32,752 in principal and related interest on our convertible debentures.

        In January 2003, we issued 3,305,468 shares of common stock valued at $20,554 to a consultant for services rendered.

        In January 2003, we issued 4,000,000 shares of common stock in a private offering to one accredited investor in exchange for $20,000 in cash.

        In January 2003, we issued 2,500,000 shares of common stock to a creditor in exchange for the cancellation of $20,000 of debt.

        In January 2003, we issued 2,500,000 shares of common stock valued at $12,500 to a consultant for services rendered.

        In January 2003, we issued 2,500,000 shares of common stock in exchange for the cancellation of $12,500 in debt.

        In February 2003, we issued an aggregate of 12,958,103 shares of common stock to four accredited investors upon conversion of an aggregate of $29,910 in principal and related interest on our convertible debentures.

        In February 2003, we issued 2,000,000 shares of common stock valued at $10,000 to a consultant for services rendered.

        In February 2003, we issued 20,000,000 shares of common stock in a private offering to one accredited investor in exchange for $30,000 in cash.

        In March 2003, we issued an aggregate of 6,960,565 shares of common stock to four accredited investors upon conversion of an aggregate of $9,970 in principal and related interest on our convertible debentures.

        In March 2003, we issued 60,000,000 shares of common stock in a private offering to four accredited investors in exchange for $60,000 in cash.

        In March 2003, we issued 4,000,000 shares of common stock valued at $20,000 to a consultant for services rendered.

        In March 2003, we issued 50,000,000 shares of common stock in a private offering to one accredited investor in exchange for $50,000 in cash.

        On March 3, 2003, we issued $150,000 of 12% convertible debentures in a private offering to three accredited investors. The investors, if certain conversion limitations are disregarded, are beneficial owners of 5% or more of our outstanding shares of common stock. The debentures initially were convertible into shares of common stock at the lesser of $.01 per share and 50% of the average of the lowest three intraday trading prices of a share of common stock during the 20 trading days immediately preceding conversion. The debentures were accompanied by warrants to purchase up to an aggregate of 750,000 shares of common stock at a per share exercise price equal to the lesser of $.005 and the average of the lowest three intraday trading prices during the 20 trading days immediately preceding an exercise.

        In April 2003, we issued an aggregate of 3,075,523 shares of common stock to four accredited investors upon conversion of an aggregate of $7,500 in principal and related interest on our convertible debentures.

        In April 2003, we issued 25,000,000 shares of common stock in a private offering to one accredited investor in exchange for $25,000 in cash.

        In May 2003, we issued an aggregate of 10,747,705 shares of common stock to four accredited investors upon conversion of an aggregate of $15,000 in principal and related interest on our convertible debentures.

        In May 2003, we issued 50,000,000 shares of common stock in a private offering to an accredited investor in exchange for $50,000 in cash.

        In May 2003, we issued 6,000,000 shares of common stock in exchange for the cancellation of $12,000 in debt.

        In May 2003, we issued 24,000,000 shares of common stock valued at $156,000 to three consultants for services rendered.

        On May 12, 2003, we issued $150,000 of 12% convertible debentures in a private offering to three accredited investors. The investors, if certain conversion limitations are disregarded, are beneficial owners of 5% or more of our outstanding shares of common stock. The debentures initially were convertible into shares of common stock at the lesser of $.01 per share and 50% of the average of the lowest three intraday trading prices of a share of common stock during the 20 trading days immediately preceding conversion. The debentures were accompanied by warrants to purchase up to an aggregate of 750,000 shares of common stock at a per share exercise price equal to $.005.

        In June 2003, we issued an aggregate of 15,615,666 shares of common stock to four accredited investors upon conversion of an aggregate of $22,500 in principal and related interest on our convertible debentures.

        In June 2003, we issued 5,000,000 shares of common stock in exchange for the cancellation of $13,500 in debt.

        In July 2003, we issued 35,000,000 shares of common stock in a private offering to one accredited investor in exchange for $50,000 in cash and $20,000 in debt reduction.

        In September 2003, we issued 10,000,000 shares of common stock in a private offering to two accredited investors in exchange for $20,000 in cash.

        In September 2003, we issued 14,500,000 shares of common stock in exchange for the cancellation of $39,700 in debt.

        In October 2003, we issued an aggregate of 17,565,279 shares of common stock to three accredited investors upon conversion of an aggregate of $28,061 in principal and related interest on our convertible debentures.

        In November 2003, we issued 12,000,000 shares of common stock valued at $25,000 to a consultant in a S-8 offering for services rendered.

        In November 2003, we issued 1,300,000 shares of common stock valued at $3,400 to two consultants for services rendered.

        In November 2003, we issued 23,500,000 shares of common stock in exchange for the cancellation of $23,500 in debt.

        In November 2003, we issued an aggregate of 20,695,062 shares of common stock to three accredited investors upon conversion of an aggregate of $25,650 in principal and related interest on our convertible debentures.

        On November 25, 2003, we issued $100,000 of 12% convertible debentures in a private offering to three accredited investors. The investors, if certain conversion limitations are disregarded, are beneficial owners of 5% or more of our outstanding shares of common stock. The debentures initially were convertible into shares of common stock at the lesser of $.005 per share and 40% of the average of the lowest three intraday trading prices of a share of common stock during the 20 trading days immediately preceding conversion. The debentures were accompanied by warrants to purchase up to an aggregate of 500,000 shares of common stock at a per share exercise price equal to $.005.

        In December 2003, we issued 41,600,000 shares of common stock in exchange for the cancellation of $41,600 in debt.

        In December 2003, we issued an aggregate of 27,499,788 shares of common stock to three accredited investors upon conversion of an aggregate of $23,550 in principal and related interest on our convertible debentures.

        In December 2003, we issued an aggregate of 15,845 shares of Class A Preferred stock to our CEO, Robert A. Spigno valued at $15,845 for reduction in debt.

        On December 3, 2003, we issued $50,000 of 12% convertible debentures in a private offering to three accredited investors. The investors, if certain conversion limitations are disregarded, are beneficial owners of 5% or more of our outstanding shares of common stock. The debentures initially were convertible into shares of common stock at the lesser of $.005 per share and 40% of the average of the lowest three intraday trading prices of a share of common stock during the 20 trading days immediately preceding conversion. The debentures were accompanied by warrants to purchase up to an aggregate of 250,000 shares of common stock at a per share exercise price equal to $.005.

        On December 31, 2003, we issued $50,000 of 12% convertible debentures in a private offering to three accredited investors. The investors, if certain conversion limitations are disregarded, are beneficial owners of 5% or more of our outstanding shares of common stock. The debentures initially were convertible into shares of common stock at the lesser of $.005 per share and 40% of the average of the lowest three intraday trading prices of a share of common stock during the 20 trading days immediately preceding conversion. The debentures were accompanied by warrants to purchase up to an aggregate of 250,000 shares of common stock at a per share exercise price equal to $.005.

        In January 2004, we issued an aggregate of 18,891,327 shares of common stock to three accredited investors upon conversion of an aggregate of $15,000 in principal and related interest on our convertible debentures.

        On February 18, 2004, we issued $50,000 of 12% convertible debentures in a private offering to three accredited investors. The investors, if certain conversion limitations are disregarded, are beneficial owners of 5% or more of our outstanding shares of common stock. The debentures initially were convertible into shares of common stock at the lesser of $.005 per share and 40% of the average of the lowest three intraday trading prices of a share of common stock during the 20 trading days immediately preceding conversion. The debentures were accompanied by warrants to purchase up to an aggregate of 250,000 shares of common stock at a per share exercise price equal to $.005.

        In February 2004, we issued an aggregate 24,670,000 shares of restricted common stock to six accredited investors for cash in the aggregate amount of $25,000.

        On March 4, 2004, we issued $250,000 of 12% convertible debentures in a private offering to three accredited investors. The investors, if certain conversion limitations are disregarded, are beneficial owners of 5% or more of our outstanding shares of common stock. The debentures initially were convertible into shares of common stock at the lesser of $.005 per share and 40% of the average of the lowest three intraday trading prices of a share of common stock during the 20 trading days immediately preceding conversion. The debentures were accompanied by warrants to purchase up to an aggregate of 1,250,000 shares of common stock at a per share exercise price equal to $.005.

        In March 2004, we issued an aggregate of 9,465,852 shares of common stock to three accredited investors upon conversion of an aggregate of $7,500 in principal and related interest on our convertible debentures.

        In March 2004, the Company issued 14,000,000 shares of common stock valued at $25,000 to a consultant for services rendered.

        In April 2004, we issued 10,000,000 shares of common stock in exchange for the cancellation of $10,000 in debt.

        In May 2004, we issued 81,525,000 shares of common stock in exchange for the cancellation of $83,475,000 in debt.

        On April 19, 2004, we issued $250,000 of 12% convertible debentures in a private offering to four accredited investors. The investors, if certain conversion limitations are disregarded, are beneficial owners of 5% or more of our outstanding shares of common stock. The debentures initially were convertible into shares of common stock at the lesser of $.005 per share and 40% of the average of the lowest three intraday trading prices of a share of common stock during the 20 trading days immediately preceding conversion. The debentures were accompanied by warrants to purchase up to an aggregate of 1,250,000 shares of common stock at a per share exercise price equal to $.005.

        In April 2004, we issued an aggregate of 52,123,755 shares of common stock to three accredited investors upon conversion of an aggregate of $30,000 in principal and related interest on our convertible debentures.

        In May 2004, we issued an aggregate of 32,288,406 shares of common stock to four accredited investors upon conversion of an aggregate of $18,500 in principal and related interest on our convertible debentures.

        In June 2004, we issued an aggregate of 34,138,815 shares of common stock to four accredited investors upon conversion of an aggregate of $28,333 in principal and related interest on our convertible debentures.

        Exemption from the registration provisions of the Securities Act of 1933 for the transactions described above is claimed under Section 4(2) of the Securities Act of 1933, among others, on the basis that such transactions did not involve any public offering and the purchasers were sophisticated with access to the kind of information registration would provide.

ITEM 27.        EXHIBITS.

(a)     Exhibits.

        Exhibit
        Number  Description
        ------  -----------
        3.1     Articles of Incorporation of the Registrant (4)

        3.2 Articles of Amendment to the Articles of Incorporation of the Registrant filed November 7, 1994 (4)

        3.3 Articles of Amendment to the Articles of Incorporation of the Registrant filed December 5, 1994 (6)

        3.4 Articles of Amendment to the Articles of Incorporation of the Registrant filed October 16, 1995 (4)

        3.5 Articles of Amendment to the Articles of Incorporation of the Registrant filed April 18, 2003 (9)

        3.6     Bylaws of the Registrant (4)

        4.1     Specimen Common Stock Certificate (6)

        4.2     Form of Common Stock Purchase Warrant dated as of March 29,
                2002 (4)

        4.3     Form of Common Stock Purchase Warrant dated as of May 10, 2002
                (5)

        4.4     Form of Common Stock Purchase Warrant dated as of June 17,
                2002 (7)

        4.5 Form of Common Stock Purchase Warrant dated as of November 27, 2002 (8)

        4.6     Form of Common Stock Purchase Warrant dated as of March 3,
                2003 (9)

        4.7     Form of Common Stock Purchase Warrant dated as of May 12, 2003
                (10)

        4.8 Securities Purchase Agreement dated as of April 19, 2004 by and between the Registrant and the purchasers named therein

        4.9     Form of Secured Convertible Debenture due April 19, 2006

        4.10    Form of Common Stock Purchase Warrant dated as of April 19,
                2004

        4.11 Registration Rights Agreement dated as of April 19, 2004 by and between the Registrant and the investors named therein

        4.12 Security Agreement dated as of April 19, 2004 between the Registrant and the secured parties named therein

        4.13 Intellectual Property Security Agreement dated as of April 19, 2004 between the Registrant and the secured parties named therein

        5.1     Opinion of Rutan & Tucker, LLP (*)

        10.1 Employment Agreement dated October 2, 1995 between the Registrant and Robert Spigno (#) (4)

        10.2 Amendment to Employment Agreement dated July 24, 1996 between the Registrant and Robert Spigno (#) (4)

        10.3 Amendment to Employment Agreement dated August 11, 1997 between the Registrant and Robert Spigno (#) (4)

        10.4 Amendment to Employment Agreement dated September 1, 1999 between the Registrant and Robert Spigno (#) (4)

        10.5 Amendment to Employment Agreement dated March 27, 2000 between the Registrant and Robert Spigno (#) (4)

        10.6 Employment Agreement dated August 1, 1998 between the Registrant and Lawrence Muirhead (#) (2)

        10.7 Employment Agreement dated October 2, 1995 between the Registrant and Patricia Spigno (#) (4)

        10.8 Amendment to Employment Agreement dated July 24, 1996 between the Registrant and Patricia Spigno (#) (4)

        10.9 Amendment to Employment Agreement dated September 1, 1999 between the Registrant and Patricia Spigno (#) (4)

        10.10 Amendment to Employment Agreement dated March 27, 2000 between the Registrant and Patricia Spigno (#) (4)

        10.11 Convertible Note dated April 12, 2001 made by the Registrant in favor of Laurus Master Fund, Ltd. (4)

        10.12 Promissory Note Subscription Agreement dated April 12, 2001 between the Registrant and Laurus Master Fund, Ltd. (4)

        10.13 Security Agreement dated April 12, 2001 between the Registrant and Laurus Master Fund, Ltd. (4)

        10.14 Letter Agreement dated September 26, 2001 between the Registrant and Laurus Master Fund, Ltd. (4)

        10.15 Letter Agreement dated April 2, 2002 between the Registrant and Laurus Master Fund, Ltd. (4)

        10.16 ConectiSys Corporation Non-Qualified Stock Option and Stock Bonus Plan effective November 22, 1999(2)

        10.17 Amended Non-Qualified Stock Option and Stock Bonus Plan effective September 11, 2000 (3)

        10.18 Amended Non-Qualified Stock Option and Stock Bonus Plan effective September 11, 2001 (1)

        10.19 Securities Purchase Agreement dated as of March 29, 2002 by and between the Registrant and the purchasers named therein
                (4)

        10.20   Form of Secured Convertible Debenture due March 29, 2003 (4)

        10.21 Registration Rights Agreement dated as of March 29, 2002 by and between the Registrant and the investors named therein (4)

        10.22 Security Agreement dated as of March 29, 2002 between the Registrant and the secured parties named therein (4)

        10.23   Form of Secured Convertible Debenture due May 10, 2003 (5)

        10.24   Form of Secured Convertible Debenture due June 17, 2003 (7)

        10.25 Securities Purchase Agreement dated as of November 27, 2002 by and between the Registrant and the purchasers named therein (8)

        10.26   Form of Secured Convertible Debenture due November 27, 2003
                (8)

        10.27 Registration Rights Agreement dated as of November 27, 2002 by and between the Registrant and the investors named therein (8)

        10.28 Security Agreement dated as of November 27, 2002 between the Registrant and the secured parties named therein (8)

        10.29 Intellectual Property Security Agreement dated as of November 27, 2002 between the Registrant and the secured parties named therein (8)

        10.30   Form of Secured Convertible Debenture due March 3, 2004 (9)

        10.31   Form of Secured Convertible Debenture due May 12, 2004 (10)

        10.32 Promissory Note dated September 1, 2003 made by the Registrant in favor of Robert Spigno (#)

        10.33 Promissory Note dated September 1, 2003 made by the Registrant in favor of Patricia Spigno (#)

        10.34 Promissory Note dated September 1, 2003 made by the Registrant in favor of Black Dog Ranch, LLC

        10.35 Letter Agreement dated October 3, 2003 between the Registrant and the parties named therein (11)

        10.36 Securities Purchase Agreement dated as of November 25, 2003 by and between the Registrant and the purchasers named therein (11)

        10.37   Form of Secured Convertible Debenture due November 25, 2004
                (11)

        10.38 Form of Common Stock Purchase Warrant dated as of November 25, 2003 (11)

        10.39 Registration Rights Agreement dated as of November 25, 2003 by and between the Registrant and the investors named therein
                (11)

        10.40 Security Agreement dated as of November 25, 2003 between the Registrant and the secured parties named therein (11)

        10.41 Intellectual Property Security Agreement dated as of November 25, 2003 between the Registrant and the secured parties named therein (11)

        10.42   Form of Secured Convertible Debenture due December 3, 2004
                (11)

        10.43 Form of Common Stock Purchase Warrant dated as of December 3, 2003 (11)

        10.44   Form of Secured Convertible Debenture due December 31, 2004
                (11)

        10.45 Form of Common Stock Purchase Warrant dated as of December 31, 2003 (11)

        10.46   Form of Secured Convertible Debenture due February 18, 2005
                (12)

        10.47 Form of Common Stock Purchase Warrant dated as of February 18, 2004 (12)

        10.48 Amendment No. 1 to Securities Purchase Agreement dated as of March 4, 2004 by and between the Registrant and the persons named therein

        10.49   Form of Secured Convertible Debenture due March 4, 2005 (12)

        10.50   Form of Common Stock Purchase Warrant dated as of March 4,
                2004 (12)

        21.1    Subsidiaries of the Registrant (4)

        23.1    Consent of Independent Certified Public Accountants

        23.2    Consent of Rutan & Tucker, LLP (contained in Exhibit 5.1) (*)

        24.1 Power of Attorney (contained on the signature pages to this registration statement)
_________________

        (*)     To be filed by amendment.

        (#) Management contract or compensatory plan, contract or arrangement required to be filed as an exhibit.

        (1) Filed as an exhibit to the Registrant's Form S-8 filed with the Securities and Exchange Commission on September 21, 2001 (Registration No. 333-69832) and incorporated herein by reference.

        (2) Filed as an exhibit to the Registrant's Form S-8 filed with the Securities and Exchange Commission on December 6, 1999 (Registration No. 333-92181) and incorporated herein by reference.

        (3) Filed as an exhibit to the Registrant's Form S-8 filed with the Securities and Exchange Commission on September 22, 2000 (Registration No. 333-46456) and incorporated herein by reference.

        (4) Filed as an exhibit to the Registrant's Form SB-2 filed with the Securities and Exchange Commission on April 26, 2002 (Registration No. 333-87062) and incorporated herein by reference.

        (5) Filed as an exhibit to the Registrant's Form 10-QSB for the quarter ended March 31, 2002 and incorporated herein by reference.

        (6) Filed as an exhibit to the Registrant's Form SB-2/A No. 1 filed with the Securities and Exchange Commission on June 6, 2002 (Registration No. 333-87062) and incorporated herein by reference.

        (7) Filed as an exhibit to the Registrant's Form 10-QSB for the quarter ended June 30, 2002 and incorporated herein by reference.

        (8) Filed as an exhibit to the Registrant's Form 10-KSB for the year ended September 30, 2002 and incorporated herein by reference.

        (9) Filed as an exhibit to the Registrant's Form SB-2/A No. 1 filed with the Securities and Exchange Commission on May 2, 2003 (Registration No. 333-102781) and incorporated herein by reference.

        (10) Filed as an exhibit to the Registrant's Form 10-QSB for the quarter ended June 30, 2003 and incorporated herein by reference.

        (11) Filed as an exhibit to the Registrant's Form 10-KSB for the year ended September 30, 2003 and incorporated herein by reference.

        (12) Filed as an exhibit to the Registrant's Form 10-QSB for the quarter ended December 31, 2003 and incorporated herein by reference.

ITEM 28.  UNDERTAKINGS

The undersigned Registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to:

                (i) include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Securities Act");

                (ii) reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the Registration Statement; and

                (iii) include any additional or changed material information on the plan of distribution.

        (2) That, for determining liability under the Securities Act, each such post-effective amendment shall be treated as a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To file a post-effective amendment to remove from registration any of the securities being registered that remain unsold at the end of the offering.

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

        In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                SIGNATURES

        In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the city of Valencia, State of California, on June 25, 2004.

                                             CONECTISYS CORPORATION

                                             By:/S/ ROBERT A. SPIGNO
                                             ----------------------------
                                             Robert A. Spigno, Chief Executive
                                             Officer and Chairman of the Board

                             POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that the undersigned officers and directors of ConectiSys Corporation, a Colorado corporation, which is filing a registration statement on Form SB-2 with the Securities and Exchange Commission under the provisions of the Securities Act of 1933, as amended, hereby constitute and appoints Robert A. Spigno, their true and lawful attorney-in-fact and agent; with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign such registration statement and any or all amendments to the registration statement, including a prospectus or an amended prospectus therein, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, granting unto said attorney-in- fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all interests and purposes as they might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name                         Title                       Date
---------------------   ----------------------------    -------------------

/S/ ROBERT A. SPIGNO    Chairman of the Board,           June 25, 2004
ROBERT A. SPIGNO        Chief Executive Officer
                        (principal executive officer)
                        and Director


/S/PATRICIA A. SPIGNO   Chief Financial Officer,         June 25, 2004
PATRICIA A. SPIGNO      Treasurer and Secretary
                        (Principal Financial and
                         Accounting Officer)

/S/LAWRENCE MUIRHEAD    Chief Technology Officer and     June 25, 2004
LAWRENCE MUIRHEAD       Director


/S/MELISSA McGOUGH      Corporate Administrator and      June 25, 2004
MELISSA McGOUGH         Director

                    EXHIBITS FILED WITH THIS REGISTRATION STATEMENT



        Exhibit
        Number  Description
        ------  -----------
        4.8 Securities Purchase Agreement dated as of April 19, 2004 by and between the Registrant and the purchasers named therein

        4.9     Form of Secured Convertible Debenture due April 19, 2006

        4.10    Form of Common Stock Purchase Warrant dated as of April 19,
                2004

        4.11 Registration Rights Agreement dated as of April 19, 2004 by and between the Registrant and the investors named therein

        4.12 Security Agreement dated as of April 19, 2004 between the Registrant and the secured parties named therein

        4.13 Intellectual Property Security Agreement dated as of April 19, 2004 between the Registrant and the secured parties named therein

        10.32 Promissory Note dated September 1, 2003 made by the Registrant in favor of Robert Spigno (#)

        10.33 Promissory Note dated September 1, 2003 made by the Registrant in favor of Patricia Spigno (#)

        10.34 Promissory Note dated September 1, 2003 made by the Registrant in favor of Black Dog Ranch, LLC

        10.48 Amendment No. 1 to Securities Purchase Agreement dated as of March 4, 2004 by and between the Registrant and the persons named therein

        23.1    Consent of Independent Certified Public Accountants

        24.1 Power of Attorney (contained on the signature pages to this registration statement)